Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Execution Version

CREDIT AGREEMENT

dated as of January 9, 2020

among

HARMONY BIOSCIENCES, LLC,

as the Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP,

as the Administrative Agent

THE LOANS ARE DEEMED TO BE MADE WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. REQUESTS FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY ON THE LOANS MAY BE DIRECTED TO THE BORROWER CARE OF CHIEF FINANCIAL OFFICER OF HARMONY BIOSCIENCES, LLC AT 630 W GERMANTOWN PIKE, PLYMOUTH MEETING, PA 19462.

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SCHEDULES:

Schedule 1	LatAm Transaction

Schedule 2.1	Commitments and Applicable Percentages

Schedule 6.7(a)	Litigation

Schedule 6.8	Existing Subsidiaries

Schedule 6.15(a)	Intellectual Property

Schedule 6.15(j)	Infringement Notices

Schedule 6.16	Material Agreements and Key Contracts

Schedule 6.19	Transactions with Affiliates

Schedule 6.22	Deposit and Disbursement Accounts

Schedule 8.2(b)	Indebtedness to be Paid

Schedule 8.2(c)	Existing Indebtedness

Schedule 8.3(c)	Existing Liens

Schedule 8.5(a)	Investments

Schedule 8.10	Existing Affiliate Transactions

Schedule 10.2	Notice Information

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EXHIBITS:

Exhibit A	-	Form of Promissory Note
Exhibit B	-	Form of Loan Request
Exhibit C	-	Form of Compliance Certificate
Exhibit D	-	Form of Guarantee
Exhibit E	-	Form of Security Agreement
Exhibit F	-	Form of Assignment and Assumption
Exhibit G	-	Form of Warrant

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of January 9, 2020 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is among HARMONY BIOSCIENCES, LLC, a Delaware limited liability company (the “Borrower”), the Lenders (defined herein) and ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees), as Administrative Agent. The Borrower, the Administrative Agent and each Lender are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders provide a senior term loan facility to the Borrower in an aggregate principal amount of $200,000,000 available at the Closing, subject to the terms and conditions set forth herein); and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitment and make the Loans to the Borrower;

NOW, THEREFORE, the parties hereto agree as follows.

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Acquisition” is defined in the definition of “Permitted Acquisition”.

“Administrative Agent” means OrbiMed Royalty & Credit Opportunities III, LP, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.2 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administration Fee” is defined in Section 3.11.

“Affiliate” of any Person means any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. “Control” (and its correlatives) by any Person means (i) the power of such Person, directly or indirectly, (x) to vote 15% or more of the Voting Securities (determined on a fully diluted basis) of another Person, or (y) to direct or cause the direction of the management and policies of such other Person (whether by contract or otherwise), and/or (ii) the ownership by such Person of 15% or more of the Capital Securities of another Person.

“Agreement” is defined in the preamble.

“Applicable Margin” means 11.00%.

“Applicable Percentage” means, with respect to any Lender at any time, with respect to such Lender’s portion of the outstanding Loans at any time, the percentage of the outstanding principal amount of the Loans held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.10(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F hereto or any other form approved by the Administrative Agent.

“Assignment Effective Date” is defined in Section 10.10(a).

“Authorized Officer” means, relative to Holdings, the Borrower or any of the Subsidiaries, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.2.

“Benefit Plan” means any employee benefit plan, as defined in section 3(3) of ERISA, that either: (i) is a “multiemployer plan,” as defined in section 3(37) of ERISA, (ii) is subject to section 412 of the Code, section 302 of ERISA or Title IV of ERISA, (iii) provides welfare benefits to terminated employees, other than to the extent required by section 4980B(f) of the Code and the corresponding provisions of ERISA, or (iv) provides medical, dental, vision, or long-term disability benefits and is not fully insured by a third-party insurance company.

“Bioprojet” means Bioprojet Société Civile de Recherche, an independent (privately owned) research company organized under the laws of France, together with its Affiliates, including Bioprojet Pharma SARL and Bioprojet Europe Ltd.

“Bona Fide Debt Fund” means any bona fide debt fund, investment vehicle, regulated banking entity or non-regulated lending entity that is primarily engaged in, or advises funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans or bonds and/or similar extensions of credit in the ordinary course of business.

“Borrower” is defined in the preamble.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Capital Securities” means, with respect to any Person, all shares of, interests or participations in, or other equivalents in respect of (in each case however designated, whether voting or non-voting), of such Person’s capital stock, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such capital stock, in each case, whether now outstanding or issued after the Closing Date.

“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty; provided, that for all purposes of this Agreement (other than with respect to the preparation of audited or unaudited financial statements), all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP but for the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Liabilities in the financial statements.

“Cash Equivalent Investment” means, at any time:

(a) any direct obligation of (or unconditionally guaranteed by) the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States) maturing not more than one year after such time;

(b) commercial paper maturing not more than one year from the date of issue, which is issued by a corporation (other than an Affiliate of Holdings, the Borrower or any of its Subsidiaries) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s;

(c) any certificate of deposit, demand or time deposit, overnight bank deposit or bankers’ acceptance, maturing not more than one year after its date of issuance, which is issued by or placed with any bank or trust company organized under the laws of the United States (or any state thereof) and which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000;

(d) investments in money market mutual funds at least 95% of the assets of which are comprised of securities of the types described in clauses (a) through (c) of this definition; or

(e) in the case of Foreign Subsidiaries only, instruments equivalent to those referred to in clauses (a) through (d) above, in each case, denominated in any foreign currency comparable in credit quality and tenor to those referred to in such clauses above and customarily used by Persons for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

“cGCP” means the then current Good Clinical Practices that establish the national and international ethical and scientific quality standards for designing, conducting, recording and reporting clinical trials that are promulgated or endorsed for the United States by the FDA (including through ICH E6 and 21 CFR Parts 50, 54, 56 and 312 and applicable guidance documents) and for outside the United States by comparable Governmental Authorities.

“cGMP” means the then current good manufacturing practices and regulatory requirements for or concerning manufacturing practices for pharmaceutical and biological products (and components thereof) that are promulgated or endorsed for the United States by the FDA (including through 21 CFR Parts 210 and 211) and for outside the United States by comparable Governmental Authorities.

“Change in Control” means and shall be deemed to have occurred if (i) (A) Holdings shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Capital Securities of the Borrower, (B) prior to the occurrence of a Qualified IPO, any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act) other than the Valor Investors or the Paragon Investors, shall own, directly or indirectly, beneficially or of record, determined on a fully diluted basis, more than 35% of the Voting Securities of Holdings, (C) either the Valor Investors or the Paragon Investors, shall own, directly or indirectly, beneficially or of record, determined on a fully diluted basis, more than 45% of the Voting Securities of Holdings or (D) after the occurrence of a Qualified IPO, any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act) other than the Valor Investors or the Paragon Investors shall own, directly or indirectly, beneficially or of record, determined on a fully diluted basis, more than 45% of the Voting Securities of Holdings; (ii) a majority of the seats (other than vacant seats) on the board of directors (or equivalent) of Holdings shall at any time be occupied by persons who were not directors on the Closing Date and who were neither (x) nominated by the board of directors of Holdings nor (y) appointed pursuant to and in accordance with the terms of the Voting Agreement, or (iii) any Subsidiary shall cease to be a wholly owned Subsidiary of the Borrower (except pursuant to a Disposition of all of the Capital Securities of a Subsidiary otherwise permitted hereunder); provided that the occurrence of a Qualified IPO shall not be deemed a Change in Control.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date of the making of the Loans hereunder, which in no event shall be later than January 9, 2020.

“Closing Date Certificate” means a closing date certificate executed and delivered by an Authorized Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent.

“CMS” means the U.S. Center for Medicare and Medicaid Services.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” is defined in the Security Agreement.

“Commitment” means, as to each Lender, such Lender’s obligation (if any) to make Loans hereunder.

“Commitment Amount” as to each Lender, means its obligation to make a portion of the Loans to the Borrower pursuant to Section 2.1, in the principal amount set forth opposite such Lender’s name on Schedule 2.1. The aggregate principal amount of the Commitment Amount of all of the Lenders as in effect on the Closing Date is $200,000,000.

“Competitor” means any Person that is an operating company engaged in substantially similar business operations as Holdings, Borrower or any of their Subsidiaries.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower’s compliance with the financial covenant contained herein.

“Confidential Information” means any and all information or material (whether written or oral, or in electronic or other form) that, at any time before, on or after the Closing Date, has been or is provided or communicated to the Receiving Party by or on behalf of the Disclosing Party pursuant to this Agreement or in connection with the transactions contemplated hereby, and shall include the existence and terms of this Agreement.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding amount of the debt, obligation or other liability guaranteed thereby.

“Control” is defined within the definition of “Affiliate”.

“Controlled Account” is defined in Section 7.13.

“Controlled Investment Affiliate” shall mean, with respect to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, and (b) is organized primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Capital Securities, by contract, or otherwise.

“Copyrights” means all copyrights, whether statutory or common law, and all exclusive licenses from third parties or rights to use copyrights owned by such third parties, along with any and all (i) renewals, revisions, extensions, derivative works, enhancements, modifications, updates and new releases thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) rights to sue for past, present and future infringements thereof, and (iv) foreign copyrights and any other rights corresponding thereto throughout the world.

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered to the Administrative Agent by Holdings, the Borrower or any of the Subsidiaries in substantially the form of Exhibit C to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Designated Key Contracts” means those Key Contracts defined in clauses (a) through (h) of the definition thereof, including any replacements of such Key Contracts.

“Disclosing Party” means the Party disclosing Confidential Information.

“Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease, license, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of Holdings, the Borrower’s or the Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person (other than by Holdings, the Borrower or any of its Subsidiaries to Holdings, the Borrower or any of its Subsidiaries) in a single transaction or series of transactions. For the avoidance of doubt, (i) the granting or incurrence of a Lien by Holdings, the Borrower or any Subsidiary on any of its property permitted under Section 8.3 or (ii) the making of any Restricted Payment in cash, Capital Securities of Holdings or any combination thereof permitted under Section 8.6, the making of any Restricted Payment by the Borrower or Subsidiaries to Holdings, the Borrower or any Subsidiaries permitted under Section 8.6 or the making of any Restricted Payment by Holdings under Section 8.6(b) shall not constitute a “Disposition” for any purpose under this Agreement or under any other Loan Document.

“Disqualified Capital Securities” shall mean any Capital Securities that, by their terms (or by the terms of any security or other Capital Securities into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Capital Securities), pursuant to a sinking fund obligation or otherwise (except as a result of a Change in Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change in Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitment), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Capital Securities) (except as a result of a Change in Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change in Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitment), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Capital Securities that would constitute Disqualified Capital Securities, in each case, prior to the date that is one hundred and eighty-one (181) days after the Maturity Date; provided that if such Capital Securities are issued pursuant to a plan for the benefit of employees of Holdings, the Borrower or any of its Subsidiaries, or by any such plan to such employees, such Capital Securities shall not constitute Disqualified Capital Securities solely because they may be required to be repurchased by Holdings, the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institutions” means any Person that is (a) designated by Borrower, by written notice delivered to Administrative Agent on or prior to the date hereof, as a (i) disqualified institution or (ii) Competitor or (b) clearly identifiable, solely on the basis of such Person’s name, as an Affiliate of any Person referred to in clause (a)(i) or (a)(ii) above; provided, however, Disqualified Institutions shall (A) exclude any Person that Borrower has designated as no longer being a Disqualified Institution by written notice delivered to Administrative Agent from time to time and (B) include (I) any Person that is added as a Competitor and (II) any Person that is clearly identifiable, solely on the basis of such Person’s name, as an Affiliate of any Person referred to in clause (B)(I), pursuant to a written supplement to the list of Competitors that are Disqualified Institutions, that is delivered by Borrower after the date hereof to Administrative Agent, such supplement shall become effective five (5) Business Days after the date that such written supplement is delivered to Administrative Agent, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans and/or Commitments as permitted herein. In no event shall a Bona Fide Debt Fund be a Disqualified Institution unless such Bona Fide Debt Fund is identified under clause (a)(i) above.

“Division/ Series Transaction” means, with respect to any Person that is a limited liability company organized under the Laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the Laws of the State of Delaware.

“EBITDA” shall mean, for any period, with respect Holdings, the Borrower and the Subsidiaries, calculated on a consolidated basis, (a) net income for such period plus (b) without duplication and to the extent deducted in computing such net income for such period (other than in the case of clause (x) below), the sum of (i) interest expense for such period, (ii) the amount of federal, state, local and foreign taxes accrued or paid in cash during such period, (iii) depreciation and amortization expense for such period, (iv) fees and expenses incurred in connection with the negotiation, execution and delivery on the Closing Date of the Investment Documents and the consummation of the transactions contemplated thereby, (v) fees, costs and expenses incurred in connection with any amendments, restatements, supplements, modifications, extensions, consents, waivers, joinders or other changes to this Agreement or any other Investment Documents (in each case, whether or not consummated), (vi) fees, costs and expenses incurred in connection with the consummation of any transaction, or any transaction proposed and not consummated, in each case, that is a financing transaction (including, without limitation, an initial public offering of the Capital Securities of Holdings or the issuances of Capital Securities for financing purposes), acquisition, Disposition or Investment outside the ordinary course of business that is permitted under the Loan Documents (including any amendments, restatements, supplements, modifications, extensions, consents, waivers, joinders of other changes of any documents, agreements or instruments, in each case relating to the foregoing and that are permitted under the Loan Documents), (vii) extraordinary, unusual or non-recurring losses or expenses or legal settlements outside the ordinary course of business (including all fees and expenses relating thereto) in an aggregate amount not to exceed 20% of EBITDA with respect to such period (after giving effect to the addbacks pursuant to this clause (b)(vii)) or as otherwise approved by the Administrative Agent, in its sole discretion, (viii) all non-cash items, expenses or charges reducing net income for such period and (ix) losses, expenses and payments that are covered by insurance, indemnification, reimbursement, guaranty or purchase price adjustment provisions in any document, agreement or instrument entered into by such Persons to the extent such losses, expenses and payments have been (or are reasonably anticipated to be) reimbursed pursuant to the applicable third party insurance, indemnity, guaranty or acquisition agreement in (A) such period, (B) an earlier period if not previously added back to EBITDA in such earlier period or (C) within one year of the date such losses, expenses or payments are incurred; provided that, with respect to this clause (b)(ix), any amounts added back to EBITDA pursuant to clause (b)(ix)(C) in a prior period that was not actually reimbursed or paid to such Persons during such one-year period may not be added back pursuant to this clause (b)(ix) during any later period after such one-year period if such amount is actually reimbursed or paid to such Persons in such later period, minus (c) without duplication and to the extent included in computing such net income for such period, (i) all non-cash income or gains increasing net income for such period and (ii) extraordinary, unusual or non-recurring income or gains or legal settlements outside the ordinary course of business increasing net income for such period, in each case of clauses (a) through (c) for such Persons on a consolidated basis as determined in accordance with GAAP.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.10(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.10(b)(iii)).

“EMA” means the European Medicines Agency or any successor entity.

“Environmental Laws” means all federal, state, local or international laws, statutes, rules, regulations, codes, directives, treaties, requirements, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, natural resources, Hazardous Material or health and safety matters.

“Environmental Liability” means any liability, loss, claim, suit, action, investigation, proceeding, damage, commitment or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or affecting Holdings, the Borrower or any Subsidiary directly or indirectly arising from, in connection with or based upon (i) any Environmental Law or Environmental Permit, (ii) the generation, use, handling, transportation, storage, treatment, recycling, presence, disposal, Release or threatened Release of, or exposure to, any Hazardous Materials, or (iii) any contract, agreement, penalty, order, decree, settlement, injunction or other arrangement (including operation of law) pursuant to which liability is assumed, entered into, inherited or imposed with respect to any of the foregoing.

“Environmental Permit” is defined in Section 6.7.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of section 414(b) of the Code of which that Person is a member, (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of section 414(c) of the Code of which that Person is a member, or (iii) any member of an affiliated service group within the meaning of section 414(m) or 414(o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“Event of Default” is defined in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” is defined in Section 7.13.

“Existing Debt Refinancing” is defined in Section 5.4.

“Exit Fee” is defined in Section 3.8.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements with respect to the implementation of Sections 1471 through 1474 of the Code, and any fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any such intergovernmental agreement, or treaty or convention among Governmental Authorities, and implementing such Sections of the Code.

“FDA” means the U.S. Food and Drug Administration and any successor entity.

“FD&C Act” means the U.S. Federal Food, Drug, and Cosmetic Act (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2019 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Foreign Lender” means a Lender that is not organized under the laws of the United States (excluding territories and possessions), any state thereof, or the District of Columbia.

“Foreign Subsidiary” means a Subsidiary of Borrower that is not organized under the laws of the United States, any state thereof, or the District of Columbia.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“FTC Act” means the Federal Trade Commission Act.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any Regulatory Agency), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Guarantee” means the guarantee executed and delivered by an Authorized Officer of each Subsidiary, substantially in the form of Exhibit D hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Guarantors” means, collectively, Holdings and the Subsidiaries.

“Hazardous Material” means any material, substance, chemical, mixture or waste which is capable of damaging or causing harm to any living organism, the environment or natural resources, including all explosive, special, hazardous, polluting, toxic, industrial, dangerous, biohazardous, medical, infectious or radioactive substances, materials or wastes, noise, odor, electricity or heat, and including petroleum or petroleum products, byproducts or distillates, asbestos or asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls, radon gas, ozone-depleting substances, greenhouse gases, and all other substances or wastes of any nature regulated pursuant to any Environmental Law or as to which any Governmental Authority requires investigation, reporting or remedial action.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

“Holdings” means Harmony Biosciences II, Inc., a Delaware corporation.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of Holdings, the Borrower or any Subsidiary (i) which is of a “going concern” or similar nature (except as may be required as a result of the impending maturity of any Indebtedness, including the Loans and Obligations under the Loan Documents) (ii) which relates to the limited scope of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.

“including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Indebtedness” of any Person means:

(a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all Capitalized Lease Liabilities of such Person and all obligations of such Person arising under Synthetic Leases;

(d) net Hedging Obligations of such Person; provided that the amount of any net Hedging Obligation on any date shall be deemed to be the Swap Termination Value thereof as of such date;

(e) all obligations of such Person in respect of Disqualified Capital Securities;

(f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding (i) trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, (ii) accruals for payroll and other similar employee liabilities accrued in the ordinary course of business and (iii) royalty or milestone payments not yet due and payable (and not paid when due)), in the case of earnouts or any other similar contingent obligations, to the extent due and payable but not yet paid if the same would be required to be shown as a liability on the balance sheet prepared in accordance with GAAP;

(g) Indebtedness secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; provided that the amount of any non-recourse Indebtedness shall be limited to the fair market value of any property securing such Indebtedness if less than the aggregate outstanding amount of such Indebtedness; and

(h) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary contained herein, Indebtedness shall not include obligations in respect of customary retention or stay bonuses and severance arrangements.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Infringement” and “Infringes” mean the misappropriation or other violation of any Intellectual Property.

“Intellectual Property” means all (i) Patents and all patent applications of any type, registrations and renewals, reissues, reexaminations and patent rights in any lawful form thereof; (ii) Trademarks and all applications, registrations and renewals thereof; (iii) Copyrights and other works of authorship (registered or unregistered), and all applications, registrations and renewals therefor; (iv) computer software, databases, data and documentation; (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, inventions, manufacturing processes and techniques, research and development information, data and other information, including any such information included in or supporting Key Permits; (vi) proprietary financial, marketing and business data, pricing and cost information, business, finance and marketing plans, customer and prospective customer lists and information, and supplier and prospective supplier lists and information; (vii) other intellectual property or similar proprietary rights; (viii) copies and tangible embodiments of any of the foregoing (in whatever form or medium); and (ix) any and all improvements, developments, refinements, additions or subtractions to any of the foregoing.

“Interest Period” means, (a) initially, the period beginning on (and including) the date on which the Loans are made hereunder pursuant to Section 2.3 and ending on (and including) the last day of the month in which the Loans were made, and (b) thereafter, the period beginning on (and including) the first day of each succeeding month and ending on the earlier of (and including) (x) the last day of such month and (y) the Maturity Date.

“Investment” means, relative to any Person, (i) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, (ii) Contingent Liabilities in favor of any other Person, and (iii) any Capital Securities held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment. For the avoidance of doubt, the granting or incurrence of a Lien by any Person in favor of any other Person shall not constitute an “Investment” for any purpose hereunder or under any other Loan Document.

“Investment Documents” means, collectively, the Loan Documents and the Lender Warrants.

“Key Contracts” means (a) the License Agreement, (b) that certain Trademark License Agreement, dated as of August 2018, among Bioprojet Europe, Ltd., Bioprojet Société Civile de Recherche and the Borrower, (c) that certain Contract Manufacturing Agreement, dated as of December 19, 2019, by and between the Borrower and Corden Pharma Chenove SAS (as may be terminated and, in connection with such termination, replaced from time to time by Borrower or its Subsidiaries in their reasonable business judgment), (d) that certain Packaging Agreement, dated as of December 3, 2018, by and between the Borrower and Carton Service, Inc. (d.b.a Pharma Packaging Solutions) (as may be terminated and, in connection with such termination, replaced from time to time by Borrower or its Subsidiaries in their reasonable business judgment), (e) that certain Commercial Outsourcing Services Agreement, dated as of February 8, 2019, by and between the Borrower and Integrated Commercialization Solutions, LLC (as may be terminated and, in connection with such termination, replaced from time to time by Borrower or its Subsidiaries in their reasonable business judgment), (f) that certain Contract Manufacturing Agreement, dated as of April 5, 2019, by and between the Borrower and Interor SA (as may be terminated and, in connection with such termination, replaced from time to time by Borrower or its Subsidiaries in their reasonable business judgment), (g) that certain Manufacturing Services Agreement, dated as of March 13, 2018, by and between Patheon UK Limited and Bioprojet Pharma SAS (as may be terminated and, in connection with such termination, replaced from time to time by Borrower or its Subsidiaries in their reasonable business judgment), (h) that certain Deed of Novation, dated as of January 31, 2019, by and among Patheon UK Limited, Bioprojet Pharma SAS and the Borrower (as may be terminated and, in connection with such termination, replaced from time to time by Borrower or its Subsidiaries in their reasonable business judgment) and (i) any other agreement between Bioprojet Société Civile de Recherche, Bioprojet Pharma SAS or Bioprojet Europe, Ltd. or any of their Affiliates, on the one hand, and Holdings, the Borrower or any Subsidiary, on the other hand, the absence of, or breach or default under, which would reasonably be expected to result in a material adverse consequence under any Designated Key Contract (excluding any agreements (including investment agreements) to which Bioprojet Société Civile de Recherche, Bioprojet Pharma SAS or Bioprojet Europe, Ltd. or any of their Affiliates is a party with Holdings, the Borrower and/or one or more of its direct or indirect shareholders, solely in their respective capacities as holders of the Capital Securities of Holdings, including, without limitation, agreements with respect to the issuances thereof), in each case as amended, supplemented or otherwise modified from time to time. For the avoidance of doubt, any replacement of a Designated Key Contract listed in this definition shall be a Key Contract.

“Key Permits” means all Permits relating to the Products, including all Regulatory Authorizations.

“knowledge” of the Borrower means the knowledge of, so long as he or she is employed by Borrower, the Chief Executive Officer, the Chief Financial Officer, the Chief Commercial Officer, the Chief Business Officer, Chief Medical Officer or General Counsel of Borrower.

“LatAm Transaction” means the transactions described on Schedule 1; provided that the total cash and non-cash consideration paid or payable by or on behalf of Holdings, the Borrower and its Subsidiaries (including any milestone payments not yet due and payable, but excluding any royalty payments to the extent based on net sales of products) for such transaction shall not exceed an aggregate cumulative amount of $5,000,000.

“LatAm Transaction Documents” means any license, agreement, instrument or other document entered into by Holdings, the Borrower or any Subsidiary in connection with the LatAm Transaction.

“Laws” means all applicable U.S. federal, state, local or foreign laws, statutes, ordinances, rules, regulations, guidances, judgments, orders, injunctions, decrees, arbitration awards and Key Permits issued by any Governmental Authority, including Privacy Laws.

“Lender” means each Person identified as a “Lender” on the signature pages hereto and its successors and permitted assigns.

“Lender Warrants” means those certain warrants to purchase Shares issued to the Lenders on the Closing Date and substantially in the form of Exhibit G.

“LIBO Rate” means the one-month London Interbank Offered Rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London, England time), quoted by the Administrative Agent from the appropriate Bloomberg or Telerate page selected by the Administrative Agent (or any successor thereto or similar source determined by the Administrative Agent from time to time), which shall be that one-month London Interbank Offered Rate for deposits in U.S. Dollars in effect two Business Days prior to the first Business Day of the relevant calendar month, adjusted for any reserve requirement and any subsequent costs arising from a change in governmental regulation, such rate to be rounded up to the nearest 1/16 of 1% and such rate to be reset monthly as of the first Business Day of each calendar month; provided that if the LIBO Rate shall be less than 2.00%, such rate shall be deemed to be 2.00% for the purposes of this Agreement. If the Loans are advanced other than on the first Business Day of a calendar month, the initial LIBO Rate shall be that one-month London Interbank Offered Rate for deposits in U.S. Dollars in effect two Business Days prior to the date of the Loans, which rate shall be in effect until (and including) the last Business Day of the calendar month next ending. The Administrative Agent’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

“License Agreement” means that certain License and Commercialization Agreement, dated as of July 27, 2018, between Bioprojet and the Borrower, (a) as amended by that certain Amendment No. 1 to License and Commercialization Agreement, dated as of August 27, 2018, (b) as modified by that certain Limited Waiver of License and Commercialization Agreement, dated as of March 27, 2019 (as amended by (i) that certain Amendment to Limited Waiver of License and Commercialization Agreement, dated as of April 5, 2019 and (ii) that Second Amendment to Limited Waiver of License and Commercialization Agreement, dated as of April 9, 2019) and (c) as may be further amended, supplemented, amended and restated or otherwise modified from time to time after the date hereof in accordance with the terms thereof and hereof.

“Licensed Intellectual Property” means all Intellectual Property that is not Owned Intellectual Property, which is licensed to, or otherwise used or held for use, by Holdings, the Borrower or any Subsidiary.

“Lien” means any security interest, mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

“Liquidity” means, at any time, an amount determined for Holdings, the Borrower and the Subsidiaries equal to the sum of unrestricted cash-on-hand and Cash Equivalent Investments of Holdings, the Borrower and such Subsidiaries, to the extent held in a Controlled Account located in the United States.

“Loans” is defined in Section 2.1.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Agreement, each other agreement pursuant to which the Secured Parties are granted a Lien to secure the Obligations (including any mortgages entered into pursuant to Section 7.8), the Guarantee, and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

“Loan Request” means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B hereto.

“Material Adverse Effect” means a material adverse effect on (i) the business, financial condition, operations, performance or properties of the Borrower or of Holdings, the Borrower and the Subsidiaries taken as a whole, (ii) the rights and remedies (taken as a whole) of any Secured Party under any Loan Document or (iii) the ability of Holdings, the Borrower and the Subsidiaries, taken as a whole, to perform their Obligations under any Loan Document.

“Material Agreements” means (i) each contract or agreement to which Holdings, the Borrower or any Subsidiary is a party involving aggregate payments of more than $1,000,000 per Fiscal Year, whether such payments are being made by Holdings, the Borrower or any Subsidiary to a non-Affiliated Person, or by a non-Affiliated Person to Holdings, the Borrower or any Subsidiary (excluding, in all cases, any contract or agreement solely among one or more of Holdings and its Subsidiaries); and (ii) all other contracts or agreements entered into by Holdings, the Borrower or any Subsidiary, the absence or termination of which would reasonably be expected to have a Material Adverse Effect, including, for the avoidance of doubt, the LatAm Transaction Documents; provided, however, that “Material Agreements” excludes all (i) licenses implied by the sale of a product and (ii) paid-up licenses for commonly available software programs under which Holdings, the Borrower or a Subsidiary is the licensee.

“Maturity Date” means January 9, 2026.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Asset Sales Proceeds” means, with respect to a Disposition (other than Dispositions permitted by Sections 8.8(a) – (k) and (m) – (n) after the Closing Date by Holdings, the Borrower or any Subsidiary to any Person of any assets of Holdings, the Borrower or any Subsidiary, the excess of gross cash proceeds received by Holdings, the Borrower or any Subsidiary from such Disposition, other than proceeds that are, or will be, (a) reinvested within 180 days of receipt of such proceeds in similar assets of a kind that are then used or useful in the conduct of the business of Holdings or any of its Subsidiaries (or, to the extent that Holdings,

Borrower or any Subsidiary enters into a binding commitment thereof within said one hundred eighty (180) day period and subsequently makes such reinvestment within an additional one hundred eighty (180) days thereafter, such proceeds that are, or will be, so reinvested) or (b) required to be paid to a creditor (other than to the Lenders) which holds a first priority Lien securing Indebtedness permitted by Section 8.2(e) or (j) on the property which is the subject of such Disposition, over all reasonable and customary costs and expenses, and including Taxes paid or payable or required to be paid or payable by the recipient of such proceeds, incurred in connection with such Disposition which have not been paid to Affiliates of the Borrower in connection therewith, in excess of $500,000 in the aggregate.

“Net Casualty Proceeds” means, with respect to any Casualty Event, any insurance proceeds or condemnation awards received by Holdings, the Borrower, or any Subsidiary in connection with such Casualty Event, other than proceeds that are, or will be, (a) reinvested within 180 days of receipt of such proceeds in similar assets of a kind that are then used or useful in the conduct of the business of Holdings or any of its Subsidiaries (or, to the extent that Holdings, the Borrower or any Subsidiary enters into a binding commitment thereof within said one hundred eighty (180) day period and subsequently makes such reinvestment within an additional one hundred eighty (180) days thereafter, such proceeds that are, or will be, so reinvested) or (b) required to be paid to a creditor (other than to the Lenders) which holds a first priority Lien securing Indebtedness permitted by Section 8.2(e) or (j) on the property which is the subject of such Casualty Event, over all reasonable and customary costs and expenses, and including Taxes paid or payable or required to be paid or payable by the recipient of such proceeds, incurred in connection with the receipt of such proceeds which have not been paid to Affiliates of the Borrower in connection therewith, in excess of $500,000 in the aggregate.

“Net Revenue” means, with respect to any period and any Product, net revenue of Holdings, the Borrower, and its Subsidiaries on account of sales of such Product for such period in the United States, as determined in accordance with GAAP. Net Revenue shall not include any royalty payments, milestone payments, distribution income, service payments, license income, and other similar forms of consideration received by Holdings, the Borrower, and its Subsidiaries. Net Revenue shall be determined in a manner consistent with the methodologies, practices and procedures used in developing Holdings and the Borrower’s audited financial statements.

“Non-Excluded Taxes” means any Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, other than (a) Taxes imposed on or measured by a Person’s net income, and franchise Taxes, in both cases with respect to any Lender or the Administrative Agent and that are (x) imposed by any Governmental Authority under the laws of which such Lender or the Administrative Agent is organized or in which it maintains its applicable lending office, or (y) imposed as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such Tax (other than connections solely arising from such Lender or Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in paragraph (a) above, and (c) (i) any withholding tax that is imposed by the United States on amounts payable to a Lender at the time such Lender first becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 4.3(a), (ii) Taxes attributable to such Lender’s or Administrative Agent’s failure to comply with Section 2.19(g), or (iii) any withholding Taxes or other amounts imposed or payable under FATCA.

“Note” means a promissory note of the Borrower payable to a Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the outstanding amount of the Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of Holdings, the Borrower and each Subsidiary arising under or in connection with a Loan Document and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 9.1(h), whether or not allowed in such proceeding) on the Loans.

“Observer” is defined in Section 7.14.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organic Document” means, relative to Holdings, the Borrower or any Subsidiary, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to Holdings’, the Borrower’s or any Subsidiary’s Capital Securities.

“Other Administrative Proceeding” means any administrative proceeding relating to a dispute involving a patent office or other relevant intellectual property registry which relates to validity, opposition, revocation, ownership or enforceability of the relevant Intellectual Property.

“Other Taxes” means any and all stamp, court or documentary, intangible, recording, filing or similar Taxes that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document (excluding, for the avoidance of doubt, Taxes described in clauses (a), (b) or (c) of the definition of Non-Excluded Taxes, and any such Taxes imposed with respect to an assignment (other than an assignment at the request of the Borrower).

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned (solely or jointly with others) by Holdings, the Borrower or any Subsidiary.

“Paragon” means Paragon Biosciences, LLC, a Delaware limited liability company.

“Paragon Investors” means (a) Marshman Fund Trust I U/A/D 5/1/08, (b) Marshman Fund Trust II U/A/D 5/1/08 or (c) any Controlled Investment Affiliate of any of the foregoing.

“Paragon Management Agreements” means that certain (a) Management Services Agreement, dated as of September 22, 2017, by and among Paragon, Borrower and, solely with respect to Section 6 therein, Jeffrey S. Aronin and (b) Right of Use Agreement, dated as of November 1, 2019, by and between Paragon and Borrower, in each case, as amended, supplemented, amended and restated or otherwise modified from time to time after the date hereof in accordance with the terms thereof and hereof.

“Party” and “Parties” have the meanings set forth in the preamble hereto.

“Patent” means any patent, any type of patent application or invention disclosure, including all divisions, continuations, continuations in-part, provisionals, continued prosecution applications, substitutions, reissues, reexaminations, inter partes review, post-grant review by any Governmental Authority, renewals, extensions, adjustments, restorations, supplemental protection certificates and patent rights in any form and other additions in connection therewith, whether in or related to the United States or any foreign country or other jurisdiction.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered to the Administrative Agent by Holdings, the Borrower or any of the Subsidiaries in substantially the form of Exhibit A to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Permits” means all permits, licenses, registrations, certificates, orders, approvals, authorizations, consents, clearances, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority or any other Person, including, without limitation, those relating to Environmental Laws and Regulatory Authorizations.

“Permitted Acquisition” means the purchase or other acquisition of all of the Capital Securities (other than qualifying directors’ shares) in, or all or substantially all of the property of any Person (or any division, business unit or line of business thereof, including any geographic subset thereof, other than any joint venture owned by another Person that is purchased or acquired), including through an exclusive lease or license (such purchase or acquisition, an “Acquisition”), that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each Permitted Acquisition:

(a) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 7.8 and the Secured Parties shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest, subject only to Liens permitted under Section 8.3, in the property (including, without limitation, Capital Securities) acquired with respect to the entity acquired;

(b) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be permitted pursuant to Section 8.1;

(c) in the case of a purchase or other acquisition of the Capital Securities of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such purchase or other acquisition;

(d) the total cash and non-cash consideration paid by or on behalf of Holdings, the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the consideration paid by or on behalf of Holdings, the Borrower and its Subsidiaries for all other Permitted Acquisitions after the Closing Date shall not exceed the aggregate amount of $3,000,000 in any Fiscal Year and an aggregate cumulative amount of $5,000,000; provided that, such calculation of total cash and non-cash consideration for any Permitted Acquisition shall exclude any consideration (x) to the extent financed with the issuance of Qualified Capital Securities issued on or up to sixty (60) days prior to the date of consummation of such transaction and not used to consummate Investments permitted under Section 8.5(l) so long as EBITDA, calculated both before, and on a pro forma basis after, giving effect to such purchase or other acquisition, is no less than $10,000,000 or (y) paid in connection with the LatAm Transaction.

(e) immediately before and after giving effect to any such purchase or other acquisition, no Default or Event of Default, shall exist or result therefrom; and

(f) the Borrower shall have delivered to the Administrative Agent and the Lenders, at least seven (7) Business Days prior to the date on which any such purchase or other acquisition is to be consummated (or such later date as may be agreed to by the Administrative Agent), a written notice describing such transaction, and thereafter, if requested by any Lender for any such transaction involving consideration in excess of $500,000, (i) to the extent available, historical financial statements of or related to the Person or assets to be acquired, (ii) twelve month projections for such Person or assets to be acquired and for the Borrower after giving effect to such transaction, and (iii) material documentation and other information relating to such transaction and reasonably requested by any Lender.

“Permitted Refinancing” means, with respect to any Indebtedness, any extensions, renewals, refinancings and replacements of such Indebtedness; provided that such extension, renewal, refinancing or replacement (a) shall not increase the outstanding principal amount of such Indebtedness, except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon plus other reasonable amounts paid (including original issue discount and upfront fees), and fees and expenses reasonably incurred, in connection with such renewals, refinancing or replacement and by an amount equal to any existing commitments unutilized thereunder, (b) contains terms relating to outstanding principal amount, amortization, maturity, collateral (if any) and subordination (if any) taken as a whole no less favorable in any material respect to Holdings and its Subsidiaries or the Secured Parties than such terms of any agreement or instrument governing such existing Indebtedness, (c) shall have an applicable interest rate which does not exceed a market rate of interest at the time such Indebtedness is replaced and (d) shall not contain any new requirement to grant any lien or security or to give any guarantee that was not an existing requirement of such Indebtedness, except with respect to any new Subsidiary or assets acquired on or after the date such Indebtedness is incurred that is also Collateral under the Loan Documents.

“Permitted Subordinated Indebtedness” means Indebtedness incurred after the Closing Date by Holdings, the Borrower or the Subsidiaries that is (i) subordinated to the Obligations and all other Indebtedness owing from Holdings, the Borrower or the Subsidiaries to the Secured Parties pursuant to a written subordination agreement satisfactory to the Administrative Agent in its sole discretion and (ii) in an amount and on terms approved by the Administrative Agent in its sole discretion.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“PHSA” means the Public Health Service Act (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Prime Rate” means (a) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), minus (b) 1.00%; provided that if the Prime Rate shall be less than 2.00%, such rate shall be deemed to be 2.00% for the purposes of this Agreement.

“Privacy Laws” means all applicable security and privacy standards regarding protected health information under (i) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, including the regulations promulgated thereunder (collectively “HIPAA”) and (ii) any applicable state privacy Laws.

“Product” means (i) Wakix and (ii) any current or future service or product researched, designed, developed, manufactured, licensed, marketed, sold, performed, distributed or otherwise commercialized by the Borrower or any of its Affiliates, including any such product in development or which may be developed.

“Product Agreement” means each agreement, license, document, instrument, interest (equity or otherwise) or the like under which one or more parties grants or receives any right, title or interest with respect to any Product Development and Commercialization Activities in respect of one or more Products specified therein or to exclude third parties from engaging in, or otherwise restricting any right, title or interest as to any Product Development and Commercialization Activities with respect thereto, including each contract or agreement with suppliers (including human tissue supply agreements), manufacturers, pharmaceutical companies, distributors, clinical research organizations, hospitals, group purchasing organizations, wholesalers, pharmacies or any other Person related to any such entity.

“Product Authorizations” means any and all approvals, licenses, notifications, registrations, clearances or authorizations or other Permits of any Governmental Authority necessary for the testing, manufacture, development, distribution, use, storage, import, export, transport, promotion, marketing, sale or other commercialization of a Product in any country or jurisdiction, including without limitation registration and listing, INDs, New Drug Applications (including the Wakix NDA or any other New Drug Application directed to pitolisant hydrochloride and any moeity thereof), any related orphan drug exclusivity designation and approval (including the Wakix ODE), any related new chemical entity designation and approval (including the Wakix NCE), and similar applications.

“Product Development and Commercialization Activities” means, with respect to any Product, any combination of research, development, manufacture, import, use, sale, importation, storage, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing, or like activities the purpose of which is to commercially exploit such Product.

“Purchase Money Indebtedness” means Indebtedness (1) consisting of the deferred purchase price for equipment incurred in connection with the acquisition of such equipment, where the amount of such Indebtedness does not exceed the greater of (a) the cost of the equipment being financed and (b) the fair market value of such equipment; and (2) incurred to finance such acquisition by Holdings, the Borrower or a Subsidiary of such equipment.

“Qualified Capital Securities” shall mean any Capital Securities that are not Disqualified Capital Securities.

“Qualified IPO” means an underwritten initial public offering of the Capital Securities of Holdings which generates cash proceeds of at least $75,000,000 and results in a listing of such entity’s Capital Securities on a public securities exchange.

“Receiving Party” means the Party receiving Confidential Information.

“Recipient” is defined in Section 10.14.

“Regulatory Agencies” means any Governmental Authority that is concerned with the use, control, safety, efficacy, reliability, manufacturing, testing, marketing, distribution, sale or other Product Development and Commercialization Activities relating to any Product of Holdings, the Borrower or any of the Subsidiaries, including CMS, FDA, and all similar agencies in other jurisdictions, and includes Standard Bodies.

“Regulatory Authorizations” means all approvals, clearances, notifications, authorizations, orders, exemptions, registrations, listings, certifications, licenses and Permits granted by, submitted to or filed with any Regulatory Agencies, including all Product Authorizations.

“Related Parties” means the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Holdings, the Borrower and the Subsidiaries.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, pouring, dumping, depositing, emitting, escaping, emptying, seeping, dispersal, migrating or placing, including movement through, into or upon the environment or any natural or man-made structure.

“Repayment Premium” means a premium of

(a) eight percent (8.0%) of the principal amount of any prepayment or repayment of the Borrower on the Loans, if such prepayment or repayment is made or required to be made on or prior to the 12-month anniversary of the Closing Date;

(b) four percent (4.0%) of the principal amount of any prepayment or repayment of the Borrower on the Loans, if such prepayment or repayment is not made or required to be made prior to, and is made or required to be made after, the 12-month anniversary of the Closing Date, but on or prior to the 24-month anniversary of the Closing Date;

(c) two percent (2.0%) of the principal amount of any prepayment or repayment of the Borrower on the Loans, if such prepayment or repayment is not made or required to be made prior to, and is made or required to be made after, the 24-month anniversary of the Closing Date, but on or prior to the 36-month anniversary of the Closing Date; or

(d) zero percent (0%) of the principal amount of any prepayment or repayment of the Borrower on the Loans, if such prepayment or repayment is not made or required to be made on or prior to, and is made or required to be made after, the 36- month anniversary of the Closing Date.

“Required Lenders” means Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.

“Restricted Payment” means (i) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of Holdings, the Borrower or any Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, (ii) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of Holdings, the Borrower or any Subsidiary or otherwise or (iii) the payment of any management fees, transaction fees, expense reimbursement or other indemnities to any holder of the Capital Securities of Holdings, the Borrower or any Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities in respect of such Capital Securities or in respect of management, sponsoring, structuring, arranging or other services, other than any customary compensation and indemnification of, and other employment arrangement with, directors, officers and employees of Holdings or any of its Subsidiaries in the ordinary course of business.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” means the Lenders and the Administrative Agent.

“Security Agreement” means the Pledge and Security Agreement executed and delivered by each of the parties thereto, substantially in the form of Exhibit E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the property of such Person would constitute an unreasonably small capital and (v) such Person has not executed this Agreement or any other Loan Document, or made any transfer or incurred any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

“Standard Bodies” means any of the organizations that create, sponsor or maintain safety, quality or other standards for any Product, including ISO, ANSI, CEN and SCC and the like.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of Borrower.

“Swap Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreement has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements.

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

“Termination Date” means the date on which all Obligations (other than contingent indemnification obligations and expenses reimbursement obligations for which no claim has been made) have been paid in full in cash and the Commitment shall have terminated.

“Third Party” means any Person other than Holdings, the Borrower or any of its Subsidiaries.

“Total Credit Exposure” means, as to any Lender on any date, the aggregate outstanding principal amount of the Loans of such Lender after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date.

“Trademark” means any trademark, service mark, trade name, logo, symbol, trade dress, domain name, corporate name or other indicator of source or origin, and all applications and registrations therefor, together with all of the goodwill associated therewith.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered to the Administrative Agent by Holdings, the Borrower or any of the Subsidiaries substantially in the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to any Secured Party pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Valor Investors” means (a) Valor IV Pharma Holdings, LLC or (b) any Controlled Investment Affiliate of any of the foregoing.

“Voting Agreement” means the Second Amended and Restated Voting Agreement, dated as of August 9, 2019, by and among the Company and certain of its stockholders, as amended,

supplemented, amended and restated or otherwise modified from time to time prior to the date hereof and as may be further amended, supplemented, amended and restated or otherwise modified from time to time after the date hereof in accordance with the terms thereof and hereof.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wakix” means the product known as of the date hereof as Wakix® that contains the active pharmaceutical ingredient pitolisant hydrochloride as its sole active ingredient.

“Wakix NCE” means the designation and approval by the FDA of Wakix as a new chemical entity in connection with the Wakix NDA.

“Wakix NDA” means New Drug Application Number N211150.

“Wakix Net Revenue” means, for any period, Net Revenue in respect of Wakix for such period.

“Wakix ODE” means the designation and approval by the FDA of Wakix as an orphan drug indicated for the treatment of excessive daytime sleepiness in adult patients with narcolepsy in connection with the Wakix NDA.

“wholly owned Subsidiary” means any direct or indirect Subsidiaries of Borrower, all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by Borrower.

SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the schedules attached hereto.

SECTION 1.3 Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 8.4 and the definitions used in such calculations) shall be made, in accordance with GAAP, as in effect from time to time; provided that, if either the Borrower or the Required Lenders request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or the application thereof, then such provision shall be interpreted on the basis of GAAP in effect and applied immediately before such change shall have become effective until such request shall have been withdrawn or such provision amended in accordance herewith (it being understood and agreed that the provisions of this proviso shall not apply to any requirement regarding the preparation or delivery of audited or unaudited financial statements under Sections 7.1(b) and 7.1(c)). Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for Holdings, the Borrower and the Subsidiaries, in each case without duplication.

ARTICLE II

COMMITMENT AND BORROWING PROCEDURES

SECTION 2.1 Commitment. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “Loans”) on the Closing Date in an amount equal to (but not less than) such Lender’s Commitment Amount. No amounts paid or prepaid with respect to the Loans may be reborrowed.

SECTION 2.2 Borrowing Procedure. The Borrower may irrevocably request that the Loans be made by delivering to the Administrative Agent a Loan Request on or before 10:00 a.m. on a Business Day at least three Business Days prior to the proposed Closing Date.

SECTION 2.3 Funding. After receipt of the Loan Request for the Loans, the Administrative Agent shall promptly notify each Lender of the amount of such Lender’s portion of the Loans. Each Lender shall, on the Closing Date and subject to the terms and conditions hereof, make the requested proceeds of such Lender’s portion of the Loans available to or as instructed by the Administrative Agent. Upon satisfaction of the applicable conditions set forth in Article V, the Administrative Agent shall make all funds so received available to the Borrower by wire transfer to the account the Borrower shall have specified in its Loan Request in an amount equal to (but not less than) the Lenders’ Commitment Amount.

SECTION 2.4 Reduction of the Commitment Amounts. The Commitment Amount shall automatically and permanently be reduced to zero upon the Lenders funding of the Loans to Borrower on the Closing Date.

SECTION 2.5 Incremental Commitments. The Borrower, the Administrative Agent and the Lenders may agree, in their sole discretion, that one or more Lenders shall make, obtain or increase the amount of, its loans and commitments hereunder, in one or more series or tranches, on mutually agreed terms, pursuant to an amendment hereto agreed by the Borrower, the Administrative Agent and the Lenders.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1 Repayments and Prepayments; Application. The Borrower agrees that the Loans, and any fees or interest accrued or accruing thereon, shall be repaid and prepaid solely in U.S. dollars pursuant to the terms of this Article III.

SECTION 3.2 Repayments and Prepayments. The Borrower shall pay to the Administrative Agent for the benefit of the Lenders a portion of the then aggregate unpaid principal balance of the Loans as follows within 45 days of the end of each Fiscal Quarter; provided that, with respect to each repayment shown below, no such repayment shall be required to the extent one or both of the conditions (unless such condition is labelled as N/A) set forth in the corresponding columns are met as of such date:

Fiscal Quarter Ending	Amount of Loan Payment (as a percentage of the original principal amount thereof)	Wakix Net Revenue for such Fiscal Quarter as of the end of such Fiscal Quarter equals or exceeds	Wakix Net Revenue for the twelve- month period ending as of the end of such Fiscal Quarter equals or exceeds
March 31, 2020	15%	$1,380,257	$1,380,257
June 30, 2020	15%	$4,701,758	$6,082,015
September 30, 2020	15%	$9,528,646	$15,610,661
December 31, 2020	15%	$15,195,337	$30,805,998
March 31, 2021	15%	$20,433,421	$49,859,162
June 30, 2021	15%	$30,748,185	$75,905,590
September 30, 2021	15%	$40,216,550	$106,593,494
December 31, 2021	15%	$50,871,677	$142,269,834
For each Fiscal Quarter thereafter	15%	$50,871,677	N/A

The Borrower shall also repay in full the unpaid principal amount of the Loans on the Maturity Date; provided that, at any time prior to the Maturity Date, payments and prepayments of the Loans shall or may (with respect to clause (a) below) also be made as set forth below:

(a) The Borrower shall have the right, with at least three Business Days’ notice to the Administrative Agent, at any time and from time to time to prepay any unpaid principal amount of the Loans, in whole or in part.

(b) Within three Business Days of receipt by Holdings, the Borrower or any Subsidiary of any (i) Net Casualty Proceeds or (ii) Net Asset Sales Proceeds, the Borrower shall notify the Administrative Agent and the Lenders thereof. If requested by the Required Lenders, the Borrower shall within three Business Days of such request make a mandatory prepayment of the Loans, in an amount equal to 100% of such proceeds (or such lesser amount as the Required Lenders may specify on the date of such request).

(c) The Borrower shall repay the Loans in full immediately upon any acceleration of the Maturity Date thereof pursuant to Section 9.2 or Section 9.3, unless, pursuant to Section 9.3, only a portion of the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

SECTION 3.3 [Reserved].

SECTION 3.4 Interest Rate.

(a) During any applicable Interest Period, Interest payable in cash by the Borrower shall accrue on the Loans during such Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period, plus the Applicable Margin.

(b) The interest rate shall be recalculated and, if necessary, adjusted for each Interest Period, in each case pursuant to the terms hereof.

SECTION 3.5 Default Rate. At all times commencing upon the date any Event of Default occurs, and continuing until such Event of Default is no longer continuing, the Applicable Margin shall be increased by 3.00% per annum.

SECTION 3.6 Payment Dates. Interest accrued on the Loans shall be payable in cash, without duplication:

(a) on the Maturity Date therefor;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

(c) on the last day of each month; provided that if such day is not a Business Day, then such payment shall be made on the next succeeding Business Day; and

(d) on that portion of the Loans that is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on the Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.7 Repayment Premium. Any repayment or prepayment of principal pursuant to this Article III (other than any repayments of principal made on the Maturity Date), shall be accompanied by the Repayment Premium.

SECTION 3.8 Exit Fee. Upon the prepayment or repayment of all or any portion of the principal of any Loans (or upon the date any such prepayment or repayment is required to be paid), whether on the Maturity Date, or pursuant to Section 3.2, Section 9.2, Section 9.3 or otherwise, the Borrower shall pay to the Administrative Agent for the ratable account of each Lender, in cash, on the date on which such prepayment or repayment is paid or required to be paid, as the case may be, a fee (the “Exit Fee”) in an amount equal to seven percent (7.00%) of the principal amount of the Loans prepaid, repaid, or required to be prepaid or repaid, as the case may be, on such date.

SECTION 3.9 [Reserved].

SECTION 3.10 [Reserved].

SECTION 3.11 Administration Fee. The Borrower will pay to the Administrative Agent, for the account of each Lender, a quarterly loan administration fee of $10,000 (the “Administration Fee”) payable in advance, with the first payment due and payable upon the Closing Date prorated with respect to the Fiscal Quarter in which the Closing Date occurs and successive payments payable on the last day of each Fiscal Quarter; provided that if such day is not a Business Day, then such payment shall be made on the next succeeding Business Day.

ARTICLE IV

LIBO RATE AND OTHER PROVISIONS

SECTION 4.1 Increased Costs, Etc. The Borrower agrees to reimburse the Lenders for any increase in the cost to the Lenders of, or any reduction in the amount of any sum receivable by the Lenders in respect of, the Lenders’ Commitments and the making, continuation or maintaining of the Loans hereunder that may arise in connection with any Change in Law, except for such changes with respect to increased capital costs and Taxes which are governed by Section 4.2 and Section 4.3, respectively. The Administrative Agent shall notify the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate the Lenders for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to the Administrative Agent for the accounts of the Lenders within thirty (30) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower; provided that the Borrower shall not be required to compensate any Lender pursuant to this Section 4.1 for any such increased cost or reduced amount incurred by any Lender more than 180 days prior to the date the Borrower receives such notice from the Administrative Agent.

SECTION 4.2 Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Loans made by it hereunder is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Lender to the Borrower, the Borrower shall within thirty (30) days following receipt of such notice pay directly to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender or any such controlling Person for such reduction in rate of return; provided that the Borrower shall not be required to compensate any Lender or such controlling Person pursuant to this Section 4.2 for any such reduction in rate of return incurred by any Lender or any such controlling Person more than 180 days prior to the date the Borrower receives such notice from the Administrative Agent. A statement of such Lender as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

SECTION 4.3 Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

(a) Except as required by applicable Laws, any and all payments by the Borrower under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are imposed and required to be deducted or withheld from any payment required to be made by Holdings, the Borrower or any of the Subsidiaries to or on behalf of the Lenders under any Loan Document, then:

(i) if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Non-Excluded Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

(ii) the Borrower or other applicable withholding agent shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable Laws.

(b) In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable Laws.

(c) As promptly as practicable after the payment of any Taxes or Other Taxes required to be paid by the Borrower under Section 4.3(a) or (b), and in any event within 45 days of any such payment being made, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof), a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent evidencing the payment of such Taxes or Other Taxes.

(d) Without duplication for amounts paid under Section 4.3(a), the Borrower shall indemnify each Lender for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Lender whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. In addition, the Borrower shall indemnify each Lender for any incremental Taxes that may become payable by such Lender as a result of any failure of the Borrower to pay any Taxes required to be withheld or paid by the Borrower pursuant to clauses (a) and (b) when due to the appropriate Governmental Authority or to deliver to such Lender, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by each Lender or the indemnification provided under this Section 4.3(d), such indemnification shall be made within 30 days after the date such Lender makes written demand therefor. The Borrower acknowledges that any payment made to any Lender or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause (d) shall constitute a payment in respect of which the provisions of clause (a) and this clause (d) shall apply.

(e) Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(f) The Lenders and the Borrower agree that the Loans are part of investment units issued within the meaning of Section 1273(c)(2) of the Code, which also includes the Lender Warrants. For all applicable income Tax purposes, the issue price of the investment units and the fair market value of the Lender Warrants in connection with the Loans of the Lenders shall be determined collectively by the Borrower and the Lenders, acting in good faith, at the time such Loans are issued to the Borrower. The “issue price” for the interest in the Loan of each Lender issued pursuant to this Agreement (and any Note issued in connection therewith) shall equal (i) the issue price of the investment units, minus (ii) the fair market value of the Lender Warrants issued in connection with such Lender’s Loans. The Lenders and the Borrower agree that the allocation determined pursuant to this Section 4.3(f) will be used for purposes of Section 1273(c)(2) of the Code. The Borrower and the Lenders agree to make any determinations under Treasury Regulations §1.1273-2(h)(2) consistent with the foregoing and to file all required tax returns consistently with the foregoing, as applicable, except as otherwise required by applicable Laws.

(g) Original Issue Discount. The Loans are deemed to be made with original issue discount for U.S. federal income tax purposes. Requests for information regarding the issue price, amount of original issue discount, issue date, and yield to maturity on the Loans shall be directed to the Borrower care of the Chief Financial Officer of the Borrower at 630 W Germantown Pike, Plymouth Meeting, PA 19462.

(h) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative

Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (h)(ii)(1), (ii)(2) and (ii)(4) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(1) any Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is not subject to U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(a) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(b) executed copies of IRS Form W-8ECI;

(c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(d) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(i) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

SECTION 4.4 Payments, Computations; Proceeds of Collateral, Etc.

(a) Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made without setoff, deduction or counterclaim not later than 2:00 p.m. on the date due in same day or immediately available funds, marked for attention as indicated, or in such other manner or to such other account in any United States bank as the Administrative Agent may from time to time direct in writing. Funds received after 2:00 p.m. on any day shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All interest and fees shall be computed on the basis of the actual number of days occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Payments due on other than a Business Day shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

(b) All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds of collateral securing the Obligations) or under applicable law shall be applied upon receipt to the Obligations in accordance with Section 9.4.

(c) The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.4(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.4(c).

(d) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(e) If any Lender shall, by exercising any right of setoff or otherwise, obtain payment in respect of any principal of or interest on its portion of any of the Loans or any Repayment Premium in connection therewith resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loans and accrued interest thereon and any Repayment Premium in connection therewith greater than its Applicable Percentage thereof as provided herein, then such Lender shall (x) notify the Administrative Agent of such fact and (y) purchase (for cash at face value) participations in the portions of the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, accrued interest on and any Repayment Premium in connection with their respective portions of the Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 4.4(e) shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loans to any assignee or participant, other than an assignment to a Borrower or any Guarantor (as to which the provisions of this Section shall apply).

The Borrower, on behalf of itself and the Guarantors, hereby consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower or such Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or such Guarantor in the amount of such participation. Each participant agrees to provide the documentation required by Section 4.3 to the Borrower and the Administrative Agent as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

SECTION 4.5 Setoff. Each Lender shall, upon the occurrence and during the continuance of any Default described in clauses (i) through (iv) of Section 9.1(h) or, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or on behalf of such Lender. Each Lender agrees promptly to notify the Borrower after any such appropriation and application made by such Lender; provided that, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.5 are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

SECTION 4.6 LIBO Rate Not Determinable.

(a) If prior to the commencement of any Interest Period for a Loan, the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower as promptly as practicable and, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such notice no longer exist, (i) the Loans shall bear interest calculated pursuant to Section 3.4 but using the Prime Rate instead of the LIBO Rate and (ii) the continuation of any outstanding Loan or the extension of a new Loan hereunder shall be made with interest calculated pursuant to Section 3.4 but using the Prime Rate instead of the LIBO Rate.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 4.6(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 4.6(a) have not arisen but the supervisor for the administrator of the LIBO Rate has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall, acting in good faith, mutually establish an alternate rate of interest to that based on the LIBO Rate that gives due consideration to the then-prevailing market convention for determining a rate of interest for loans in the United States at such time, and the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes as the Administrative Agent and the Borrower may reasonably determine to be appropriate. Until an alternate rate of interest shall be determined in accordance with this Section 4.6(b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 4.6(b), only to the extent the LIBO Rate for such Interest Period is not available or published at such time on a current basis), Section 4.6(a) shall be applicable.

ARTICLE V

CONDITIONS TO MAKING THE LOANS

SECTION 5.1 Credit Extensions. The obligation of each Lender to make its portion of the Loans shall be subject to the execution and delivery of this Agreement by the parties hereto, the delivery of a Loan Request as requested pursuant to Section 2.3, and the satisfaction of each of the conditions precedent set forth below in this Article.

SECTION 5.2 Secretary’s Certificate, Etc. The Administrative Agent and each Lender shall have received from Holdings, the Borrower and each Subsidiary party to an Investment Document, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary, managing member or general partner, as applicable, certifying as to

(a) resolutions of each such Person’s board of directors (or other managing body, in the case of a Person other than a corporation) and any other corporate resolutions required by applicable Law or pursuant to such Person’s Organic Documents, each of which shall be then in full force and effect, authorizing the execution, delivery and performance of each Investment Document to be executed by such Person and the transactions contemplated hereby and thereby;

(b) the incumbency and signatures of those of its officers, managers, managing member or general partner, as applicable, authorized to act with respect to each Investment Document to be executed by such Person; and

(c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates the Administrative Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

SECTION 5.3 Closing Date Certificate. The Administrative Agent and each Lender shall have received a Closing Date Certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time such certificate is delivered, such statements shall in fact be true and correct, and such statements shall include that (a) the representations and warranties set forth in each Investment Document shall, in each case, be true and correct, (b) no Default shall have then occurred and be continuing, or would result from the Loans to be advanced on the Closing Date and (c) all of the conditions set forth in this Article V have been satisfied.

SECTION 5.4 Payment of Outstanding Indebtedness, Etc. All Indebtedness identified in Schedule 8.2(b), together with all interest, all prepayment premiums and all other amounts due and payable with respect thereto (collectively, shall have been paid in full from the proceeds of the Loans and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness shall have been released and the Administrative Agent and each Lender shall have received all UCC Form UCC-3 termination statements or other instruments (including customary payoff letters) as may be suitable or appropriate in connection therewith (the “Existing Debt Refinancing”).

SECTION 5.5 Delivery of Note. Each Lender shall have received a Note duly executed and delivered by an Authorized Officer of the Borrower.

SECTION 5.6 Financial Information, Etc. The Administrative Agent and each Lender shall have received

(a) audited consolidated financial statements of Holdings, the Borrower and the Subsidiaries for each of the fiscal years ended December 31, 2017, and December 31, 2018; and

(b) unaudited consolidated balance sheets of Holdings, the Borrower and the Subsidiaries for each fiscal quarter ended after December 31, 2018, together with the related consolidated statement of operations, shareholder’s equity and cash flows for the twelve months then ended.

SECTION 5.7 Compliance Certificate. The Lenders and the Administrative Agent shall have received an initial Compliance Certificate as of the Closing Date and as to such items therein as any Lender reasonably requests, dated the Closing Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower.

SECTION 5.8 Solvency, Etc. The Lenders and the Administrative Agent shall have received a solvency certificate duly executed and delivered by the chief financial or accounting Authorized Officer of Holdings and the Borrower, dated as of the Closing Date, in form and substance reasonably satisfactory to the Lenders and the Administrative Agent.

SECTION 5.9 Guarantee. The Lenders and the Administrative Agent shall have received executed counterparts of the Guarantee, dated as of the date hereof, duly executed and delivered by Holdings and each Subsidiary.

SECTION 5.10 Security Agreements. The Lenders and the Administrative Agent shall have received executed counterparts of the Security Agreement, dated as of the date hereof, duly executed and delivered by Holdings, the Borrower and each Subsidiary, together with

(a) certificates (in the case of Capital Securities that are securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities owned by Holdings, the Borrower or any Subsidiary in the Subsidiaries, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Capital Securities that are uncertificated securities (as defined in the UCC), confirmation and evidence reasonably satisfactory to the Administrative Agent and the Lenders that the security interest therein has been (or will be) perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC;

(b) financing statements suitable in form for naming Holdings, the Borrower and each Subsidiary as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent or any Lender, desirable to perfect the security interests of the Administrative Agent and the other Secured Parties pursuant to the Security Agreement;

(c) UCC Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person (i) in any assets of Holdings, the Borrower or any Subsidiary, or (ii) securing any of the Indebtedness identified in Schedule 8.2(b), together with such other UCC Form UCC-3 termination statements as the Administrative Agent or any Lenders may reasonably request from Holdings, the Borrower or any Subsidiary; and

(d) evidence that all deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts of Holdings, the Borrower and each Subsidiary are Controlled Accounts (other than Excluded Accounts).

SECTION 5.11 Intellectual Property Security Agreements. The Administrative Agent and the Lenders shall have received a Patent Security Agreement, a Copyright Security Agreement and a Trademark Security Agreement, as applicable, each dated as of the Closing Date, duly executed and delivered by Holdings, the Borrower or any Subsidiary that, pursuant to the Security Agreement, is required to provide such intellectual property security agreements to the Administrative Agent for the benefit of the Secured Parties.

SECTION 5.12 Opinions of Counsel. The Administrative Agent and the Lenders shall have received an opinion, dated the Closing Date and addressed to the Secured Parties, from Katten Muchin Rosenman LLP, counsel to Holdings, the Borrower and the Subsidiaries, in form and substance satisfactory to the Administrative Agent and the Lenders.

SECTION 5.13 Insurance. The Administrative Agent and the Lenders shall have received certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies reasonably satisfactory to the Administrative Agent and the Lenders, evidencing coverage required to be maintained pursuant to Section 7.4, with the Administrative Agent named as loss payee or additional insured, as applicable.

SECTION 5.14 Closing Fees, Expenses, Etc. Each Lender and the Administrative Agent shall have received for its own account all fees, costs and expenses due and payable pursuant to Section 10.4.

SECTION 5.15 Anti-Terrorism Laws. Each Lender and the Administrative Agent shall have received, as applicable, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act.

SECTION 5.16 Investment Documents. The Administrative Agent shall have received executed counterparts of this Agreement, the Lender Warrants and the other Investment Documents, each properly executed by Holdings or the Borrower, as applicable, and each other party to such Investment Documents.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make the Loans hereunder, the Borrower represents and warrants to the Lenders and the Administrative Agent that:

SECTION 6.1 Organization, Etc. Holdings, the Borrower and each Subsidiary (a) is validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (unless the failure to so qualify as a foreign entity would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and (b) has full power and authority and holds all requisite governmental licenses, permits and other material approvals required (i) to enter into and perform its Obligations under each Investment Document to which it is a party, and (ii) to own and hold under lease its material property and to conduct its business substantially as currently conducted by it.

SECTION 6.2 Due Authorization, Non-Contravention, Etc. The execution, delivery and performance by Holdings, the Borrower and each Subsidiary of each Investment Document executed or to be executed by it are in each case within such Person’s corporate or organizational powers, have been duly authorized by all necessary corporate or organizational action, and do not

(a) contravene (i) Holdings’, the Borrower’s or any Subsidiary’s Organic Documents, (ii) in any material respect, any court decree or order binding on or affecting Holdings, the Borrower or any Subsidiary or (iii) in any material respect, any law or governmental regulation binding on or affecting Holdings, the Borrower or any Subsidiary; or

(b) result in (i) or require the creation or imposition of any Lien on Holdings’, the Borrower’s or any Subsidiary’s properties (except as permitted by this Agreement) or (ii) a material default under any material contract, agreement, or instrument binding on or affecting Holdings, the Borrower or any Subsidiary.

SECTION 6.3 Government Approval, Regulation, Etc. No authorization, approval, clearance or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required for the due execution, delivery or performance by Holdings, the Borrower or any Subsidiary of any Investment Document to which it is a party.

SECTION 6.4 Validity, Etc. Each Investment Document to which Holdings, the Borrower or any Subsidiary is a party constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 6.5 Financial Information. The financial statements of Holdings, the Borrower and the Subsidiaries furnished to the Administrative Agent and the Lenders pursuant to Sections 5.6 and 7.1 have been prepared in accordance with

GAAP, consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to customary year-end adjustments and the absence of footnotes in the case of the previously-delivered statements of the type described in Section 5.6(b).

SECTION 6.6 No Material Adverse Change. There has been no material adverse change in the business, financial condition, operations (including the results thereof), performance or properties of Holdings, the Borrower or any Subsidiary since December 31, 2018.

SECTION 6.7 Litigation, Labor Matters and Environmental Matters.

(a) Except as described on Schedule 6.7(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened, against or affecting Holdings, the Borrower or any Subsidiary (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in liabilities in excess of $1,000,000 or (ii) that would reasonably be likely to materially and adversely affect this Agreement or the transactions contemplated hereby.

(b) There are no labor controversies pending against or, to the knowledge of the Borrower, threatened against or affecting Holdings, the Borrower or any Subsidiary (i) that would reasonably be expected, individually or in the aggregate, to result in liabilities in excess of $1,000,000 or (ii) that would reasonably be likely to adversely affect this Agreement or the transactions contemplated hereby.

(c) None of Holdings, the Borrower or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Permit under or in connection with any Environmental Law (“Environmental Permit”), (ii) is or has been subject to any Environmental Liability, (iii) has received notice of any Environmental Liability, or (iv) knows of any basis for any Environmental Liability, in each case of clauses (i) through (iv) above, which would reasonably be expected to have a Material Adverse Effect.

SECTION 6.8 Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries except those Subsidiaries that are identified in Schedule 6.8 (which Schedule also identifies the direct and indirect owners of the Capital Securities of such Subsidiaries).

SECTION 6.9 Ownership of Properties. Holdings, the Borrower and each Subsidiary owns (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its material properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 8.3.

SECTION 6.10 Taxes. Holdings, the Borrower and each Subsidiary has filed all U.S. federal income and all other material tax returns and reports required by applicable Laws to have been filed by it and has paid all Taxes reported thereon as due and payable and all other material Taxes due and owing by it, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 6.11 Benefit Plans, Etc. Except as would not reasonably be expected to result in a Material Adverse Effect: (a) none of Holdings, the Borrower or any of the Subsidiaries or any of their respective ERISA Affiliates sponsors, maintains, contributes to, is required to contribute to, or has any actual or potential liability with respect to, any Benefit Plan, (b) none of Holdings, the Borrower or any of the Subsidiaries is a party to any collective bargaining agreement, and none of the employees of Holdings, the Borrower or any of the Subsidiaries are subject to any collective bargaining agreement, (c) each “employee benefit plan” as defined in section 3(3) of ERISA that provides retirement benefits, is sponsored by Holdings, the Borrower or any of their ERISA Affiliates, and is intended to be tax qualified under section 401 of the Code has a determination letter or opinion letter from the Internal Revenue Service on which it is entitled to rely, and no assets of any such plan are invested in Capital Securities of Holdings or the Borrower and (d) each employee benefit plan, program or arrangement sponsored, maintained, contributed to or required to be contributed to by Holdings, the Borrower or any Subsidiary has complied, both in form and in operation, with its terms and applicable Law.

SECTION 6.12 Accuracy of Information. None of the information heretofore or contemporaneously furnished in writing to the Administrative Agent or any Lender by or on behalf of Holdings, the Borrower or any Subsidiary in connection with any Investment Document or any transaction contemplated hereby contains any material misstatement of a material fact, or omits to state any material fact necessary to make any information, in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information and other forward-looking information, (i) Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, (ii) such information is not to be viewed as facts, is not a guarantee of financial performance, and is subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, the Borrower and the Subsidiaries; (iii) no assurance can be given that any particular projections will be realized; and (iv) actual results during the periods covered thereby may differ from the results set forth in such information and such differences may be material.

SECTION 6.13 Regulations U and X. None of Holdings, the Borrower or any Subsidiary is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of the Loans will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.14 Solvency. The Borrower, individually, and Holdings, the Borrower and its Subsidiaries taken as a whole, on a consolidated basis, both before and after giving effect to the Loans, are Solvent.

SECTION 6.15 Intellectual Property.

(a) Schedule 6.15(a)(1) sets forth a complete and accurate list as of the Closing Date of all (i) issued Patents and any Patent applications,( ii) registered and material unregistered Trademarks (including domain names) and any pending registrations for Trademarks, and (iii) any other registered Intellectual Property, in each case owned by Holdings, the Borrower or any of the Subsidiaries. For each item of Intellectual Property listed on Schedule 6.15(a)(1), the Borrower has, where relevant, indicated (A) the countries in each case in which such item is registered, (B) the application numbers, (C) the registration or patent numbers, (D) with respect to the Patents, the expected expiration date of the issued Patents and (E) the owner of such item of Intellectual Property. Schedule 6.15(a)(2) sets forth a list as of the Closing Date of all material license agreements pursuant to which Holdings, the Borrower or any Subsidiary licenses any Intellectual Property from any Third Party.

(b) The Owned Intellectual Property and Licensed Intellectual Property together constitute all Intellectual Property necessary for the operation of the business of Holdings, the Borrower and the Subsidiaries as currently conducted in all material respects.

(c) Holdings, the Borrower or a Subsidiary owns, has a valid license or rights in any other form to all rights associated with the Owned Intellectual Property and Licensed Intellectual Property (as applicable), and Holdings, the Borrower or a Subsidiary owns the Owned Intellectual Property and holds, to the knowledge of the Borrower, its rights under the Licensed Intellectual Property free and clear of any and all Liens other than Liens permitted pursuant to Section 8.3 and all Owned Intellectual Property and, to the knowledge of the Borrower, Licensed Intellectual Property, is in full force and effect, and has not expired, lapsed or been forfeited, cancelled or abandoned.

(d) Each of Holdings, the Borrower and the Subsidiaries, as applicable, has taken commercially reasonable actions to maintain and protect the Owned Intellectual Property and the Licensed Intellectual Property and there are no unpaid maintenance or renewal fees payable by Holdings, the Borrower or any of the Subsidiaries that are currently overdue for any of such registered Intellectual Property.

(e) There is no actual or threatened (in writing or, to the knowledge of Borrower, orally) proceeding in any court, patent office, Governmental Authority, arbitral body or elsewhere challenging the validity or enforceability of any Owned Intellectual Property or, to the knowledge of the Borrower, any Licensed Intellectual Property, none of Holdings, the Borrower or any of the Subsidiaries is involved in any such proceeding with any Person and none of the Owned Intellectual Property or, to the knowledge of the Borrower, the Licensed Intellectual Property is the subject of any material Other Administrative Proceeding.

(f) To the knowledge of the Borrower, (A) the Owned Intellectual Property and the Licensed Intellectual Property is valid, enforceable and subsisting and (B) no event has occurred, and nothing has been done or omitted to have been done, that would affect the validity or enforceability of such Intellectual Property.

(g) Each of Holdings, the Borrower and each Subsidiary, as applicable, is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property that is owned by it.

(h) To the knowledge of the Borrower, no Third Party is committing any act of Infringement of any Intellectual Property listed, or required to be listed, on Schedule 6.15(a)(1) or Schedule 6.15(a)(2).

(i) With respect to each license agreement listed on Schedule 6.15(a)(2), such license agreement (i) is in full force and effect and is binding upon and enforceable against Holdings, the Borrower and the Subsidiaries party thereto and, to the knowledge of the Borrower, all other parties thereto in accordance with its terms, (ii) has not been amended or otherwise modified, except as set forth on Schedule 6.15(a)(2), and (iii) has not, to the knowledge of the Borrower, suffered a default or breach thereunder. To the knowledge of the Borrower, none of Holdings, the Borrower or any of the Subsidiaries has taken or omitted to take any action that would permit any other Person party to any such license agreement to have, and no such Person otherwise has, any defenses, counterclaims, termination rights or rights of setoff thereunder.

(j) Except as set forth on Schedule 6.15(j), none of Holdings, the Borrower or any of the Subsidiaries has received written notice from any Third Party alleging that the conduct of its business (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that Third Party and, to the knowledge of the Borrower, the conduct of its business and the business of the Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) does not Infringe any Intellectual Property of any Third Party.

(k) Holdings, the Borrower and the Subsidiaries have used commercially reasonable efforts and precautions to protect their respective commercially significant unregistered Intellectual Property.

SECTION 6.16 Material Agreements and Key Contracts.

(a) Set forth on Schedule 6.16 is a complete and accurate list as of the Closing Date of all Material Agreements and Key Contracts (other than Designated Key Contracts), in each case of Holdings, the Borrower or any of the Subsidiaries, with an adequate description of the parties thereto and amendments and modifications thereto. Each such Material Agreement and each Key Contract (i) is in full force and effect and the legal, valid and binding obligation of the parties thereto, enforceable against Holdings, the Borrower and the Subsidiaries party thereto and, in the case of any Material Agreement or Key Contract, to the knowledge of Borrower (other than in respect of the License Agreement), all other parties thereto in accordance with its terms and (ii) has not been amended or otherwise modified. (A) None of Holdings, the Borrower or any of the Subsidiaries is, in any material respect, in breach or in default (after giving effect to any grace or cure periods) under any Material Agreement or Key Contract, nor has any of Holdings, the Borrower or any of the Subsidiaries taken any action that would permit any other Person party to any Material Agreement or Key Contract to have, and no such Person otherwise has, any defenses, counterclaims, termination rights or rights of setoff thereunder and (B) to the knowledge of the Borrower, no such other Person party to such Material Agreement or Key Contract is, in any material respect, in breach or in default (after giving effect to any grace or cure periods) thereunder.

(b) The Borrower has provided to the Administrative Agent and the Lenders full, complete and correct copies of the Key Contracts (including all exhibits and schedules thereto).

SECTION 6.17 Permits. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) Holdings, the Borrower and the Subsidiaries have all Permits, including Key Permits and Environmental Permits, necessary or required for the ownership, operation and conduct of their business and the distribution of the Product and (ii) all such Permits are validly held and there are no defaults thereunder.

SECTION 6.18 Regulatory Matters.

(a) All Key Permits held by Holdings, the Borrower and the Subsidiaries are (i) legally and beneficially owned exclusively by Holdings, the Borrower or such Subsidiary, free and clear of all Liens other than Liens permitted pursuant to Section 8.3, and (ii) validly registered and on file with the applicable Governmental Authority, in compliance with all filing and maintenance requirements (including any fee requirements) thereof, and are in good standing, valid and enforceable with the applicable Governmental Authority. All notices, registrations and listings, supplemental applications or notifications, reports (including reports of adverse experiences) and other filings required to be filed by Holdings, the Borrower, the Subsidiaries or, to the knowledge of the Borrower, received from any of their respective suppliers with respect to any Product have been filed with the FDA and all other applicable Governmental Authorities. To the knowledge of the Borrower, the factual basis for the application to the FDA in respect of, and leading to, the Wakix

ODE was true, correct and complete in all material respects as of the date such factual basis was represented to the FDA and as of the date such factual basis was required to be represented to the FDA, and no misstatements or omissions in such factual basis have arisen between such dates and the date hereof. None of Holdings, the Borrower or any of the Subsidiaries has received any written notice that any Key Permits have been or are being revoked, withdrawn, suspended, limited or challenged.

(b) (i) Except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, the Products, as well as the business of Holdings, the Borrower and the Subsidiaries, comply with (A) all applicable Laws, including, without limitation, all applicable requirements of the FD&C Act, the PHSA and similar state Laws and (B) all Product Authorizations and other Key Permits; (ii) none of Holdings, the Borrower and the Subsidiaries, nor, to the knowledge of the Borrower, their respective suppliers, have received any inspection reports, warning letters or untitled letters with respect to any Product of Holdings, the Borrower and the Subsidiaries, from any Governmental Authority that assert a lack of compliance with the FD&C Act, the PHSA and similar state Laws; (iii) none of Holdings, the Borrower or any of the Subsidiaries has received any written notice of, or otherwise have knowledge of, any pending regulatory enforcement action, investigation or inquiry against Holdings, the Borrower or any of the Subsidiaries, or any of their respective suppliers with respect to the Products, and, to the knowledge of the Borrower, there is no basis for any adverse regulatory action against Holdings, the Borrower or any of the Subsidiaries or their respective suppliers, with respect to the Products; and (iv) without limiting the foregoing, (A) to the knowledge of the Borrower (1) there have been no Product recalls, safety alerts, withdrawals, clinical holds, marketing suspensions or removals, undertaken or issued by any Person, whether or not at the request, demand or order of any Governmental Authority or otherwise, with respect to any Product, (2) no such Product recalls, safety alerts, corrections, withdrawals, marketing suspensions or removals have been requested, demanded or ordered by any Governmental Authority, and, to the knowledge of the Borrower, there is no basis for the issuance of any such product recalls, safety alerts, corrections, withdrawals, marketing suspensions or removals by any Person with respect to any Products, and (B) none of Holdings, the Borrower or any of the Subsidiaries has received any written notice of, and does not otherwise have knowledge of, any criminal, injunctive, seizure, detention or civil penalty actions that have at any time been commenced or threatened in writing by any Governmental Authority with respect to or in connection with any Products, or any consent decrees (including plea agreements) which relate to any Products, and, to the knowledge of the Borrower, there is no basis for the commencement for any criminal injunctive, seizure, detention or civil penalty actions by any Governmental Authority relating to the Products or for the issuance of any consent decrees. None of Holdings, the Borrower and the Subsidiaries nor, to the knowledge of the Borrower, any of their respective suppliers is employing or utilizing the services of any individual who has been debarred under any FDA regulations.

(c) All clinical trials conducted by or, to the knowledge of Borrower, on behalf of Holdings, the Borrower and the Subsidiaries with respect to any Product have been conducted in compliance with cGCPs. None of Holdings, the Borrower and the Subsidiaries has received any written notice from FDA or any other Governmental Authority alleging any non-compliance with cGCPs or otherwise terminating or suspending any clinical trial (in-whole or in-part) conducted by or on behalf of Holdings, the Borrower and the Subsidiaries with respect to any Product. No clinical trial conducted by or, to the knowledge of the Borrower, on behalf of Holdings, the Borrower and the Subsidiaries with respect to any Product has used any clinical investigator who has been disqualified under FDA regulations.

(d) With respect to Products, (i) all design, manufacturing, storage, distribution, packaging, labeling, sale, recordkeeping and other activities by Holdings, the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, their respective suppliers relating to the Products have been conducted, and are currently being conducted, in compliance with the applicable requirements of the FD&C Act, the PHSA and other requirements of the FDA and all other applicable Governmental Authorities, including, without limitation, cGMPs and adverse event reporting requirements, and (ii) none of Holdings, the Borrower or any of its Subsidiaries, or, to the knowledge of the Borrower, any of their respective suppliers, has received written notice or threat of commencement of action by any Governmental Authority to withdraw its approval of to enjoin production of the Products at any facility, or otherwise to seize any Product. To the knowledge of Borrower, no Product in the inventory of Holdings, the Borrower or any of its Subsidiaries, or otherwise currently in commercial distribution is adulterated or misbranded. All advertising or other promotion of all Products by Holdings, the Borrower or any of its Subsidiaries has been conducted in compliance with applicable FDA requirements for advertising and promotion of pharmaceuticals.

(e) All manufacturing facilities owned or operated by Holdings, the Borrower or any of the Subsidiaries, or, to the knowledge of the Borrower, used in the production of any Product, are and have been operated in compliance with cGMPs and all other applicable Laws. To the knowledge of the Borrower, the FDA has not issued any written Form 483, Warning Letter, or untitled letter with respect to any such facility, or otherwise alleged any non-compliance with cGMPs.

(f) The Borrower has made available to the Lenders all written material adverse event reports and communications to or from FDA (if any) and other relevant Governmental Authorities of which it has or had a copy, including written inspection reports, warning letters, untitled letters, and material reports and studies, other than opinions of counsel that are attorney-client privileged, with respect to regulatory matters relating to Holdings, the Borrower and the Subsidiaries, the conduct of their business, the operation of any manufacturing facilities owned or operated by Holdings, the Borrower or any of the Subsidiaries, and the Products. The Borrower has made available to the Lenders all Key Permits and material written correspondence submitted to or received from FDA, CMS or other Governmental Authority (including minutes and official contact reports relating to any material communications with any Governmental Authority) of which it has or had a copy.

(g) All studies, tests and preclinical and clinical trials conducted relating to the Products by or, to the knowledge of Borrower, on behalf of Holdings, the Borrower or any of and the Subsidiaries and, to the knowledge of the Borrower, their respective licensees, licensors and third party services providers and consultants, have been conducted, and are currently being conducted, in full compliance with all applicable Laws, including, but not limited to, the FD&C Act, the PHSA, current good clinical practices and, to the extent required by FDA guidances and regulations, current good laboratory practices, except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Material written summaries related to such studies, tests and trials have been made available to the Lenders. To the knowledge of the Borrower, the summaries and descriptions of any of the foregoing provided to the Lenders are accurate in all material respects and contain no material omissions. None of Holdings, the Borrower and the Subsidiaries, or, to the knowledge of the Borrower, any of their respective licensees, licensors or third party services providers or consultants, has received from the FDA or other applicable Governmental Authority any written notices or correspondence requiring the termination, suspension, material modification or clinical hold of any studies, tests or clinical trials with respect to or in connection with the Products.

(h) There has been no material untrue statement of fact and no fraudulent statement made by Holdings, the Borrower or any of the Subsidiaries, or, to the Borrower’s knowledge, any of their respective agents or representatives to the FDA or any other Governmental Authority, and there has been no failure to disclose any material fact required to be disclosed to the FDA or any other Regulatory Agency.

(i) There is no arrangement relating to Holdings, the Borrower or the Subsidiaries providing for any rebates, kickbacks or other forms of compensation that are unlawful to be paid to any Person in return for the referral of business or for the arrangement for recommendation of such referrals. All billings by Holdings, the Borrower and the Subsidiaries for their services have been true and correct in all material respects and are in compliance in all material respects with all applicable Laws, including the Federal False Claims Act or any applicable state false claim or fraud law. None of Holdings, the Borrower and the Subsidiaries has received any written notice from the United States Department of Justice, any U.S. Attorney, any State Attorney General, or other similar Governmental Authority alleging any violation of the Federal Anti-kickback Statute, the Federal False Claims Act, the Foreign Corrupt Practices Act, any applicable federal Laws, or similar state or foreign Laws.

(j) The transactions contemplated by the Investment Documents (or contemplated by the conditions to effectiveness of any Investment Document) will not impair Holdings’, the Borrower’s or any of the Subsidiaries’ ownership of or rights under (or the license or other right to use, as the case may be) any Key Permits relating to the Products.

(k) No right of Holdings, the Borrower or any of the Subsidiaries to receive reimbursements pursuant to any government program or private program has ever been terminated or otherwise adversely affected as a result of any investigation or enforcement action, whether by any Governmental Authority or other Third Party, and none of Holdings, the Borrower or any Subsidiary has been the subject of any inspection, investigation, or audit, by any Governmental Authority for the purpose of any alleged improper activity.

(l) None of Holdings, the Borrower or any of the Subsidiaries, nor, to the Borrower’s knowledge, any individual who is an officer, director, manager, employee, agent or managing agent of Holdings, the Borrower or any of the Subsidiaries has been convicted of, or, to the Borrower’s knowledge, charged with or investigated for any federal or state health program-related offense or any other offense related to healthcare or been excluded or suspended from participation in any such program; or, to the Borrower’s knowledge, within the past five (5) years, has been convicted of, or, to the Borrower’s knowledge, charged with or investigated for a violation of Laws related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances, or has been subject to any judgment, stipulation, order or decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances. None of Holdings, the Borrower or any of the Subsidiaries, nor, to the Borrower’s knowledge, any individual who is an officer, director, employee, agent or managing agent of Holdings, the Borrower or any of the Subsidiaries has been convicted of any crime that has resulted or would reasonably be expected to result in a debarment under 21 U.S.C. Section 335a. No debarment proceedings under any FDA regulation in respect of the business of Holdings, the Borrower or any of the Subsidiaries are pending or, to the Borrower’s knowledge, threatened against Holdings, the Borrower, any of the Subsidiaries or, to the knowledge of the Borrower, any individual who is an officer, director, manager, employee, agent or managing agent of Holdings, the Borrower or any of the Subsidiaries.

SECTION 6.19 Transactions with Affiliates. As of the Closing Date, none of Holdings, the Borrower or any Subsidiary is a party to any contract or agreement (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except any contract or agreement (a) set forth on Schedule 6.19, (b) with respect to any customary compensation and indemnification of, and other employment arrangement with, directors, officers and employees of Holdings or any of its Subsidiaries in the ordinary course of business or (c) any contract or agreement solely among one or more of Holdings and its Subsidiaries.

SECTION 6.20 Investment Company Act. None of Holdings, the Borrower or any Subsidiary is an “investment company” or is “controlled” by an “investment company,” as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 6.21 OFAC. None of Holdings, the Borrower, any Subsidiary or, to the knowledge of the Borrower, any Related Party (a) is currently the subject of any Sanctions, (b) is located, organized or residing in any Designated Jurisdiction, or (c) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been or will be used, directly or, to the knowledge of the Borrower, indirectly, to lend, contribute or provide to, or has been or will be otherwise made available to fund, any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including the Administrative Agent, any Lender and any of their respective Affiliates) of Sanctions.

SECTION 6.22 Deposit and Disbursement Accounts. Set forth on Schedule 6.22 is a complete and accurate list as of the Closing Date of all banks and other financial institutions at which Holdings, the Borrower or any Subsidiary maintains deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts, such Schedule correctly identifies the name in which each such account is held, the type of each such account, and the complete account number for each such account, and each such account is a Controlled Account to the extent required pursuant to Section 7.13.

SECTION 6.23 Customer and Trade Relations. There exists no actual or, to the knowledge of the Borrower, threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of Holdings, the Borrower or any Subsidiary with any customer or group of customers whose purchases during the preceding 12 calendar months caused such customer or group of customers to be ranked among the ten largest customers of Holdings, the Borrower or such Subsidiary, as applicable, or (b) the business relationship of Holdings, the Borrower or any Subsidiary with any supplier material to its operations.

SECTION 6.24 Holdings. Holdings is a passive holding company with no operations (other than such operations as are incidental to its status as a holding company), no assets (other than ownership of Capital Securities of the Borrower and such immaterial assets as are incidental to its status as a holding company), no liabilities (other than the Obligations under the Loan Documents, obligations under the Lender Warrants and such immaterial liabilities as are incidental to its status as a holding company) and no Subsidiaries (other than the Borrower).

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Administrative Agent and the Lenders that until the Termination Date has occurred, the Borrower will, and will cause Holdings and the Subsidiaries to, perform or cause to be performed the obligations set forth below.

SECTION 7.1 Financial Information, Reports, Notices, Etc. The Borrower will furnish the Administrative Agent and the Lenders copies of the following financial statements, reports, notices and information:

(a) as soon as available and in any event within 30 days after the end of each calendar month (or solely with respect to any month ending on a Fiscal Quarter end on or before December 31, 2020, on or before the date that is five (5) Business Days after such 30-day period), in each case with supporting detail and certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower (subject to normal year-end audit adjustments), unaudited reports of (w) the Net Revenue for each Product for such calendar month and for the twelve-month period ending with the end of such calendar month, and including in comparative form the figures for the corresponding calendar month in the immediately preceding twelve-month period, (x) the Liquidity of the Borrower at the end of such calendar month and at the end of the corresponding calendar month in the preceding Fiscal Year, in comparative form, (y) the number of employees of Holdings, the Borrower and its Subsidiaries as of the end of such period, including any changes thereto and (z) prescription data of Holdings, the Borrower and its Subsidiaries with respect to each Product;

(b) (i) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of Holdings, the Borrower and the Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of Holdings, the Borrower and the Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter and (ii) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year, the Net Revenue for each Product for such Fiscal Quarter and for the twelve-month period ending with the end of such Fiscal Quarter, and including in comparative form the figures for the corresponding Fiscal Quarter in the immediately preceding twelve-month period, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower (subject to normal year-end audit adjustments);

(c) as soon as available and in any event within 120 days after the end of each Fiscal Year beginning with the Fiscal Year ended December 31, 2019, (i) a copy of the consolidated balance sheet of Holdings, the Borrower and the Subsidiaries, and the related consolidated statements of income, shareholders’ equity and cash flow of Holdings, the Borrower and the Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants reasonably acceptable to the Required Lenders (it being understood that Deloitte & Touche LLP or any other “Big Four” accounting firm are reasonably acceptable to the Required Lenders) and (ii) the Net Revenue for each Product for such Fiscal Year and including in comparative form the figures for the immediately preceding Fiscal Year;

(d) concurrently with the delivery of the financial information pursuant to clauses (a), (b) and (c), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, and, in the case of a Compliance Certificate delivered concurrently with the delivery of the financial information pursuant to clauses (b) and (c), (i) showing compliance with the financial covenant set forth in Section 8.4 and stating that no Event of Default has occurred and is continuing (or, if an Event of Default has occurred, specifying the details of such Event of Default and the action that Holdings, the Borrower or any of the Subsidiaries has taken or proposes to take with respect thereto), (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate pursuant to clause (b) or (c) (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate pursuant to clause (b) or (c), a statement that such Subsidiary has complied with Section 7.8) and (iii) stating that no real property has been acquired by Holdings, the Borrower or any of the Subsidiaries since the delivery of the last Compliance Certificate pursuant to clause (b) or (c) (or, if any real property has been acquired since the delivery of the last Compliance Certificate pursuant to clause (b) or (c), a statement that the Borrower has complied with Section 7.8 with respect to such real property);

(e) as soon as possible and in any event within five (5) Business Days after the Borrower obtains knowledge of the occurrence of an Event of Default, a statement of an Authorized Officer of the Borrower setting forth details of such Event of Default and the action which Holdings, the Borrower or any of the Subsidiaries has taken or proposes to take with respect thereto;

(f) as soon as possible and in any event within five (5) Business Days after the Borrower obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Schedule 6.7(a) or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent any Lender requests, copies of all documentation relating thereto;

(g) as soon as possible and in any event within three days after the Borrower obtains knowledge of any (i) return related to any Product or inventory that involves more than $3,000,000 or (ii) dispute or claim (other than matters subject to the preceding clause (i)) related to any Product or inventory that involves more than $1,000,000;

(h) as soon as possible and in any event within three days after the Borrower obtains knowledge of (i) any claim that Holdings, the Borrower, any of the Subsidiaries or one of their ERISA Affiliates has actual or potential liability in excess of $1,000,000 under a Benefit Plan, (ii) any effort to unionize the employees of Holdings, the Borrower or any Subsidiary, or (iii) correspondence with the Internal Revenue Service regarding the qualification of a retirement plan under section 401(a) of the Code;

(i) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which Holdings, the Borrower or any of the Subsidiaries files with the SEC or any national securities exchange;

(j) within five (5) Business Day of delivery thereof to the board of directors of Holdings and the Borrower or any committees thereof, copies of all written notices and any written materials delivered to the board of directors of Holdings and the Borrower or any committees thereof in connection with a meeting of such board or committee, or with any action to be taken by written consent, including drafts of any material resolutions or actions proposed to be adopted by written consent; provided that Holdings and the Borrower may withhold any such information and materials to the extent: (i) access thereto would adversely affect the attorney-client privilege between Holdings or the Borrower and its counsel; or (ii) the board of directors of Holdings or the Borrower, as applicable, in the exercise of its fiduciary obligations and with the advice of counsel, determines that (A) it is in the best interest of Holdings or the Borrower to do so because any Lender or any of its respective Affiliates has an interest in the subject matter under discussion, including discussions pertaining to this Agreement or the other Investment Documents or (B) doing so is necessary to discharge the directors’ fiduciary duties;

(k) promptly upon receipt thereof, copies of all “management letters” (or equivalent) submitted to Holdings, the Borrower or any of the Subsidiaries by the independent public accountants referred to in clause (c) in connection with each audit made by such accountants;

(l) promptly upon receipt thereof, copies of all written subpoenas, requests for information and other notices regarding any active or potential investigation that could reasonably be expected to result in liabilities of $1,000,000 (or its equivalent in another currency or currencies) or more or that is otherwise material of, or claim or litigation against, Holdings, the Borrower or any of the Subsidiaries by any Governmental Authority, and, except to the extent prohibited by Law or contract, the results of any inspections of any manufacturing facilities of Holdings, the Borrower or any of the Subsidiaries or any Third Party suppliers of Holdings, the Borrower or any of the Subsidiaries by any Governmental Authority (including any Form FDA 483s);

(m) (i) within 45 days after the end of each Fiscal Quarter, a report listing (A) all Material Agreements and Key Contracts entered into during such Fiscal Quarter, (B) all existing Material Agreements or Key Contracts amended or terminated during such Fiscal Quarter and (C) all Permits, including all Regulatory Authorizations, issued to Holdings, the Borrower or any of the Subsidiaries during such Fiscal Quarter; and (ii) as soon as possible, and in any event within three days, after the Administrative Agent or any Lender so reasonably requests, copies of any such Material Agreement, Key Contract, amendment or termination instrument, Permit, Regulatory Authorization, notice or registration, in each case as are listed in such report;

(n) [reserved];

(o) as soon as possible and in any event within five (5) Business Days after receipt by, or delivery by, Holdings, the Borrower or any of the Subsidiaries, as the case may be, copies of any material written notice of material written correspondence relating to, or directly involving, any Key Contract, including any notice alleging breach or default under any Key Contract by any party thereto;

(p) as soon as available, but in any event not later than March 31 of each Fiscal Year, the Borrower’s financial and business projections and budget for such Fiscal Year, with reasonable evidence of approval thereof by the Borrower’s board of directors; and

(q) such other financial and other information as any Lender or the Administrative Agent may from time to time reasonably request (including information and reports in such detail as such Lender or the Administrative Agent may reasonably request with respect to the terms of and information provided pursuant to the Compliance Certificate).

SECTION 7.2 Maintenance of Existence; Compliance with Contracts, Laws, Etc. Except as would not reasonably be expected to result in a Material Adverse Effect, each of Holdings, the Borrower and each Subsidiary will (a) preserve and maintain its legal existence (except as otherwise permitted by Section 8.7), (b) perform in its obligations under Material Agreements and Key Contracts, in each case to which Holdings, the Borrower or any of the Subsidiaries is a party and (c) comply with all applicable Laws, rules, regulations and orders, including the payment (before the same become delinquent), of all Taxes, imposed upon Holdings, the Borrower or any of the Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of Holdings, the Borrower or any of the Subsidiaries, as applicable.

SECTION 7.3 Maintenance of Properties. Each of Holdings, the Borrower and the Subsidiaries will, in all material respects, maintain, preserve, protect and keep its and their respective material properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by Holdings, the Borrower or any of the Subsidiaries may be properly conducted at all times, unless Holdings, the Borrower or any of the Subsidiaries determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of Holdings, the Borrower or any of the Subsidiaries or the Disposition of such property is otherwise permitted by Section 8.7 or Section 8.8.

SECTION 7.4 Insurance. Each of Holdings, the Borrower and each of the Subsidiaries will maintain:

(a) insurance on its property with financially sound and reputable insurance companies in at least the amounts (and with only those deductibles) and against such risks as are customarily maintained by Persons of comparable size engaged in the same or similar business and location as Holdings, the Borrower and the Subsidiaries; and

(b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, the Borrower shall cause all insurance policies required pursuant to this Section to name the Administrative Agent as mortgagee and loss payee (in the case of property insurance) and additional insured (in the case of liability insurance), as applicable, and use commercially reasonable efforts to cause such insurance policies to provide that no cancellation or modification as to the amount or scope of coverage of the policies will be made without at least thirty (30) days’ prior written notice (or ten (10) days’ prior written notice in the case of the failure to pay any premiums thereunder) to Administrative Agent.

SECTION 7.5 Books and Records. Each of Holdings, the Borrower and each of the Subsidiaries will (a) keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions, (b) permit the Administrative Agent, any Lender or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit Holdings’, the Borrower’s or any of the Subsidiaries’ offices, to discuss Holdings’, the Borrower’s or any of the Subsidiaries’ financial or other matters with its officers and employees and to examine (and photocopy extracts from) any of its books and records and (c) use commercially reasonable efforts to permit the Administrative Agent, any Lender or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to discuss financial or other matters with its independent public accountants. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent’s or any Lender’s exercise of its rights pursuant to this Section.

SECTION 7.6 Environmental Law Covenant. Except as would not reasonably be expected to result in a Material Adverse Effect, each of Holdings, the Borrower and each of the Subsidiaries will (i) use and operate all of its and their businesses, facilities and properties in material compliance with all Environmental Laws, and keep and maintain all Environmental Permits and remain in compliance therewith, and (ii) promptly notify the Administrative Agent of, and provide the Administrative Agent with copies of all material claims, complaints, notices or inquiries relating to, any actual or alleged non-compliance with any Environmental Laws or Environmental Permits or any actual or alleged Environmental Liabilities. Holdings, the Borrower and each of the Subsidiaries will promptly resolve, remedy and mitigate any such non-compliance or Environmental Liabilities, and shall keep the Lenders informed as to the progress of same.

SECTION 7.7 [Reserved].

SECTION 7.8 Future Guarantors, Security, Etc. Holdings, the Borrower and each Subsidiary will execute any documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 8.3) of the Liens created or intended to be created by the Loan Documents. The Borrower will cause any subsequently acquired or organized Subsidiary to execute a supplement (in form and substance satisfactory to the Administrative Agent) to the Guarantee and each other applicable Loan Document in favor of the Secured Parties, effective upon its acquisition or formation. The Borrower will promptly notify the Administrative Agent of any subsequently acquired ownership interest in real property and will provide the Administrative Agent with a description of such real property, the acquisition date thereof and the purchase price therefor. In addition, from time to time, each of Holdings, the Borrower and each of the Subsidiaries will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties that constitute Collateral as the Administrative Agent or the Required Lenders shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by substantially all of the assets of Holdings, the Borrower and the Subsidiaries (including owned real property and personal property acquired subsequent to the Closing Date) (with respect to any Subsidiary that is not a Foreign Subsidiary, subject to and in accordance with the limitations under the Security Agreement). Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, and Holdings, the Borrower and each of the Subsidiaries shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including mortgages, legal opinions, title insurance policies and lien searches) as the Administrative Agent or the Required Lenders shall reasonably request in writing to evidence compliance with this Section.

SECTION 7.9 Obtaining of Permits, Etc. With respect to Products, each of Holdings, the Borrower and each of the Subsidiaries will obtain, maintain and preserve, and take all necessary action to timely renew all material Permits which are necessary in the conduct of its business.

SECTION 7.10 Post-Closing. (a) Use commercially reasonable efforts to deliver (i) landlord access agreements in form and substance reasonably satisfactory to the Administrative Agent from each landlord to Holdings, the Borrower or any Subsidiary on the Closing Date and (ii) bailee letters in form and substance reasonably satisfactory to the Administrative Agent from (A) Integrated Commercialization Solutions, LLC and (B) Summit Access Solutions, LLC, dba RareMed Solutions and (b) deliver, no later than thirty (30) days following the Closing Date (or such later date as may be agreed to by the Administrative Agent, in its sole discretion), the insurance endorsements required under Section 7.4.

SECTION 7.11 Maintenance of Regulatory Authorizations, Contracts, Intellectual Property, Etc.

(a) With respect to the Products, each of Holdings, the Borrower and each of the Subsidiaries will (i) except as would not reasonably be expected to result in a Material Adverse Effect, maintain in full force and effect all Key Permits and contract rights, authorizations or other rights necessary for the operations of its business, including filing any notice or registration required in order to design, manufacture, store, label, sell, promote, import or distribute the Products; (ii) notify the Administrative Agent, promptly after learning thereof, of any material Product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like conducted, to be undertaken or issued, by Holdings, the Borrower, any of the Subsidiaries or their respective suppliers whether or not at the request, demand or order of any Governmental Authority or otherwise with respect to any Product or manufacturing facility owned or operated by Holdings, the Borrower or any of the Subsidiaries, or any basis for undertaking or issuing any such action or item; (iii) except as would not reasonably be expected to result in a Material Adverse Effect, design, manufacture, store, label, sell, promote, import and distribute all Products in compliance with cGMPs, the FD&C Act, the PHSA, the Controlled Substances Act, and other applicable laws, rules and regulations; (iv) conduct all studies, tests and preclinical and clinical trials relating to the Products in accordance, in all material respects, with all cGCPs, and other applicable laws, rules and regulations; (v) operate and use commercially reasonable efforts to cause its suppliers to operate all manufacturing facilities in all material respects in compliance with cGMPs, the Controlled Substances Act, and all other applicable Laws, rules and regulations; (vi) maintain in full force and effect or pursue the prosecution of, as the case may be, and pay all costs and expenses relating to, all Owned Intellectual Property, all Key Contracts and all Material Agreements, except, in each case, in the event that the Borrower determines in its reasonable business judgment (as determined by the Borrower in good faith) not to do so; (vii) notify the Administrative Agent, reasonably promptly after obtaining knowledge thereof (and to the extent permitted by applicable Law), of any material Infringement or other material violation of any Owned Intellectual Property and pursue any such Infringement or other violation as Borrower determines in its reasonable commercial judgment; (viii) use commercially reasonable efforts, and subject to Borrower’s reasonable business judgment, to pursue and maintain in full force and effect legal protection in all material respects for, and protect against material Infringement with respect to, all Owned Intellectual Property, including Patents; and (ix) notify the Administrative Agent, reasonably promptly after obtaining knowledge thereof (and to the extent permitted by applicable Law), of any material claim by any Person that the conduct of Holdings’, the Borrower’s or any of the Subsidiaries’ business (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that Person and use commercially reasonable efforts to resolve such claim, except where the Borrower determines in its reasonable commercial judgment not to do so.

(b) Each of Holdings, the Borrower and its Subsidiaries will furnish to the Administrative Agent prompt written notice of the following, and, with respect to clauses

(i) and (ii) below, copies of any material written notices from, or written responses to, the FDA or other Governmental Authority:

(i) any written notice that the FDA or other Governmental Authority is limiting, suspending or revoking any Key Permit, changing the market classification or labeling of or otherwise restricting in any material respect the Products of the Borrower or any of its Subsidiaries, or considering any of the foregoing;

(ii) Holdings, the Borrower or any of its Subsidiaries, or to the Borrower’s knowledge any of its or their suppliers, becoming subject to any administrative or regulatory action, any FDA or EMA inspection, receipt of inspectional observations (e.g., on FDA Form 483), warning letter, untitled letter, or notice of violation letter, or any Product of the Borrower or any of its Subsidiaries being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing or import alert, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention or refusal, or seizure of any Product are pending or, to Borrower’s knowledge, threatened against the Borrower or any of its Subsidiaries; or

(iii) copies of any written recommendation from any Governmental Authority that Holdings, the Borrower or any of its Subsidiaries should have its licensure, provider or supplier number, or accreditation suspended, revoked, or limited in any way, or any penalties or sanctions imposed.

SECTION 7.12 Inbound Licenses. Each of Holdings, the Borrower and the Subsidiaries will, promptly after entering into or becoming bound by any inbound license or agreement for Intellectual Property (other than over-the-counter or “open-source” software that is commercially available to the public, or non-exclusive immaterial license entered into in the ordinary course of business) (i) provide written notice to the Administrative Agent of the material terms of such license or agreement with a description of its anticipated and projected impact on Holdings, the Borrower’s and the Subsidiaries’ business and financial condition; and (ii) except to the extent that the Borrower determines in its reasonable commercial judgment that it is not in the best interest of Holdings, the Borrower or the Subsidiaries to do so, take such commercially reasonable actions as the Administrative Agent or the Required Lenders may reasonably request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for the Secured Parties to be granted and perfect a valid security interest in such license or agreement and to fully exercise its rights under any of the Loan Documents in the event of a disposition or liquidation of the rights, assets or property that is the subject of such license or agreement.

SECTION 7.13 Cash Management. Each of Holdings, the Borrower and the Subsidiaries will:

(a) maintain a current and complete list of all accounts (of the type initially set forth on Schedule 6.22) and (other than accounts (i) exclusively used for payroll, payroll taxes and other employee wage and benefit programs to or for the benefit of Holdings’, the Borrower’s or a Subsidiary’s employees, which shall in no event hold in the aggregate more than the amount reasonably expected to meet such payroll expenses for the following calendar month, including bonuses and other payments to be paid within the following calendar month, (ii) exclusively used for the receipt of receivables solely funded by Medicare or Medicaid, which shall in no event hold in the aggregate more than $5,000 and whose total cash balances shall be automatically swept to a Controlled Account (as defined below), on at least a monthly basis, (iii) exclusively used to hold cash or Cash Equivalents that serves as collateral or security permitted under Section 8.3(g), (h), (m), (o), (p) or (q) whereby the applicable secured party prohibits the creation of a Lien on such account in favor of Administrative Agent, (iv) located in a jurisdiction other than the United States, any state, territory or municipality thereof or the District of Columbia where an account control agreement or similar agreement is not required for the perfection of a security interest in such account under the applicable Law of such jurisdiction and (v) with balances or assets which do not exceed $1,000,000 in the aggregate at any one time (collectively, the “Excluded Accounts”)) promptly deliver any updates to such list to the Administrative Agent; execute and maintain an account control agreement for each such account (other than the Excluded Accounts), in form and substance reasonably acceptable to the Administrative Agent (each such account, a “Controlled Account”); and

(b) deposit promptly after the date of receipt thereof in accordance with prudent business practices all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other rights and interests into Controlled Accounts except to the extent permitted to be kept in Excluded Accounts.

SECTION 7.14 Lender Meetings. To the extent requested by the Administrative Agent no more frequently than once per Fiscal Quarter, the Chief Executive Officer of the Borrower shall participate in a telephonic conference call with the Lenders at such time as may be agreed upon by the Borrower and the Administrative Agent.

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower covenants and agrees with the Administrative Agent and the Lenders that until the Termination Date has occurred, Holdings, the Borrower and the Subsidiaries will perform or cause to be performed the obligations set forth below.

SECTION 8.1 Business Activities. None of Holdings, the Borrower or any of the Subsidiaries will engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably incidental thereto.

SECTION 8.2 Indebtedness. None of Holdings, the Borrower or any of the Subsidiaries will create, incur, assume or permit to exist any Indebtedness, other than:

(a) Indebtedness in respect of the Obligations;

(b) until the Closing Date, Indebtedness that is to be repaid in full as further identified in Schedule 8.2(b);

(c) Indebtedness existing as of the Closing Date which is identified in Schedule 8.2(c), and Permitted Refinancings thereof;

(d) unsecured Indebtedness in respect of performance, stay, customs, surety or appeal bonds provided in the ordinary course of business;

(e) Purchase Money Indebtedness and Capitalized Lease Liabilities (excluding any Indebtedness permitted in reliance on Section 8.2(j)) in a principal amount not to exceed $2,000,000 in the aggregate outstanding at any time;

(f) Permitted Subordinated Indebtedness;

(g) Indebtedness of Holdings, any Subsidiary or the Borrower owing to Holdings, the Borrower or any Subsidiary;

(h) letters of credit and banker’s acceptances issued on behalf of Holdings, the Borrower or any Subsidiary in the ordinary course of business;

(i) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by Holdings, the Borrower or any Subsidiary in the ordinary course of business;

(j) Capitalized Lease Liabilities that constitute automobile leases in a principal amount not to exceed $3,500,000 in the aggregate outstanding at any time;

(k) Indebtedness incurred in connection with corporate credit cards in an aggregate principal amount at any time outstanding not to exceed $2,000,000;

(l) cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(m) Indebtedness consisting of financing of insurance premiums;

(n) Indebtedness in respect of earnouts and other similar contingent obligations, in each case, incurred in connection with a Permitted Acquisition or the LatAm Transaction;

(o) customary indemnification obligations in favor of purchasers in connection with Dispositions permitted hereunder;

(p) obligations in respect of customary working capital adjustment requirements in connection with any Permitted Acquisition, the LatAm Transaction or any other Investment permitted hereunder;

(q) Indebtedness consisting of promissory notes issued to former officers, directors, employees, members of management or consultants (or their respective estates, heirs, family members, spouses, former spouses, domestics partners or former domestic partners) to finance the purchase or redemption of Capital Securities of Holdings or any direct or indirect parent of Holdings permitted by Section 8.6;

(r) [reserved];

(s) Indebtedness in respect of obligations arising under a Hedging Agreements entered into in the ordinary course of Holdings’ financial planning solely to hedge currency and interest rate risks (and not for speculative purposes)

(t) to the extent constituting Indebtedness, any obligations arising under the Lender Warrants; and

(u) other Indebtedness of Holdings, the Borrower and the Subsidiaries in an aggregate amount at any time outstanding not to exceed $2,000,000;

provided that no Indebtedness otherwise permitted by clauses (f) or (n) shall be assumed, created or otherwise incurred on or after the date any Event of Default first occurred until such Event of Default is no longer continuing or at any time that an Event of Default would result from such assumption creation or incurrence.

SECTION 8.3 Liens. None of Holdings, the Borrower or any of the Subsidiaries will create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

(a) Liens securing payment of the Obligations;

(b) until the Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 8.2;

(c) Liens existing as of the Closing Date and disclosed in Schedule 8.3(c) securing Indebtedness described in clause (c) of Section 8.2, and Permitted Refinancings of such Indebtedness; provided that, no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date or any Permitted Refinancings thereof;

(d) Liens securing payment of Permitted Subordinated Indebtedness that are (i) subordinate to the Liens securing payment of the Obligations and all other Indebtedness owing from Holdings, the Borrower or the Subsidiaries to the Secured Parties and (ii) subject to a written subordination agreement satisfactory to the Secured Parties in their sole discretion;

(e) Liens securing Indebtedness of Holdings, the Borrower or the Subsidiaries permitted pursuant to Sections 8.2(e) or (j) (provided that (i) such Liens shall be created within 180 days of the acquisition or lease of the assets financed with such Indebtedness and (ii) such Liens do not at any time encumber any property other than the property so financed and the proceeds thereof);

(f) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business (x) which do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(g) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

(h) Liens securing judgments which do not result in an Event of Default under Section 9.1(f);

(i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(j) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(k) non-exclusive (other than with respect to territories or regions outside of the United States or in connection with licenses granted with respect to specific states or regions in the United States solely in connection with customary manufacturing arrangements) licenses and/or sublicenses of Intellectual Property entered into in the ordinary course of business;

(l) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(m) Liens and cash deposits for obligations of landlords and sublandlords and in connection with any obligations and Indebtedness permitted by Section 8.2(h);

(n) Leases and subleases granted to others in the ordinary course of business which do not interfere in any material respect with the business of Holdings, the Borrower and the Subsidiaries;

(o) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such goods or products in the ordinary course of business;

(p) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment or other acquisition permitted pursuant to this Agreement or any other Loan Document to be applied against the purchase price for such Investment or other acquisition or (ii) on the escrowed cash portion of any earnest moneys paid or the purchase price received in connection with any Investment, acquisition or Disposition permitted by this Agreement or any other Loan Document to secure guarantees, indemnities, or obligations in an aggregate principal amount at any time outstanding not to exceed $1,000,000 in respect of earnouts or other purchase price adjustments or similar obligations incurred in connection with such Investment, acquisition or Disposition;

(q) Liens solely on any cash earnest money deposits made by any Holdings, the Borrower or any Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement or any other Loan Document;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods or products entered into by Holdings, the Borrower or any Subsidiary in the ordinary course of business;

(s) Liens arising from precautionary UCC financing statement or similar filings regarding operating leases entered into in the ordinary course of business;

(t) any condemnation or eminent domain proceedings affecting any real property;

(u) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Holdings’, the Borrower’s or any Subsidiary’s deposit accounts or securities accounts held at such institutions to secure solely payment of fees and similar costs and expenses; provided such accounts are maintained in compliance with Section 7.13(a); and

(v) other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed $2,000,000.

Each Secured Party agrees to execute and deliver such collateral subordination agreements and related documents as reasonably requested of it to confirm the priority of the Liens permitted pursuant to clause (e) of Section 8.3.

SECTION 8.4 Minimum Liquidity. The Liquidity of the Borrower shall not at any time be less than $12,500,000.

SECTION 8.5 Investments. None of Holdings, the Borrower or any of the Subsidiaries will purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a) Investments existing on the Closing Date and identified in Schedule 8.5(a);

(b) (x) Cash Equivalent Investments and (y) Investments consisting of deposit accounts and securities accounts maintained in accordance with the terms of this Agreement and the other Loan Documents containing cash and such Cash Equivalent Investments;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d) Investments consisting of any deferred portion of the sales price received by Holdings, the Borrower or any of the Subsidiaries in connection with any Disposition permitted under Section 8.8;

(e) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made, in each case of clauses (i) through (iii) in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(f) Permitted Acquisitions and the LatAm Transaction;

(g) Investments by the Borrower or any Guarantor in the Borrower or any Guarantor;

(h) Hedging Agreements entered into in the ordinary course of financial planning solely to hedge currency and interest rate risks (and not for speculative purposes);

(i) employee loans, travel advances and guarantees in accordance with usual and customary practices with respect thereto (if permitted by applicable law) which in the aggregate shall not exceed $500,000 outstanding at any time;

(j) Investments consisting of promissory notes issued by officers, directors and employees the proceeds of which are used by such Persons to simultaneously purchase Capital Securities of Holdings or its direct or indirect equity holders;

(k) advances of payroll payments to employees and consultants in the ordinary course of business;

(l) Investments (other than Acquisitions) to the extent that payment for such Investments is made solely with issuances of Qualified Capital Securities of Holdings (or any direct or indirect parent thereof) issued on or up to sixty (60) days prior to the date of consummation of such transaction and not used to consummate Permitted Acquisitions so long as EBITDA, calculated both before, and on a pro forma basis after, giving effect to such Investment, is no less than $10,000,000; and

(m) other Investments in an aggregate amount not to exceed $2,000,000 over the term of this Agreement.

SECTION 8.6 Restricted Payments, Etc. None of Holdings, the Borrower or any of the Subsidiaries will declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than:

(a) Restricted Payments made by the Borrower or Subsidiaries to Holdings, the Borrower or any Subsidiaries;

(b) Holdings may declare and pay dividends with respect to its capital stock and its Capital Securities payable solely in additional shares of its common stock and its Qualified Capital Securities (other than any common stock or other Qualified Capital Securities constituting tracking stock);

(c) Holdings may make Restricted Payments pursuant to and in accordance with restricted stock agreements, stock option plans or other benefit plans for management, directors or employees of Holdings and its Subsidiaries in an aggregate amount not to exceed $250,000 in any Fiscal Year;

(d) Holdings may make Restricted Payments for the purpose of redeeming from former directors, officers, employees, members of management, managers or consultants of Holdings, Borrower or any Subsidiary (or their respective family members, former spouses or estate) Capital Securities of Holdings or its direct or indirect parent Persons (and/or making payments on promissory notes issued by Holdings or its Subsidiaries pursuant to Section 8.2) and any tax payments related thereto, so long as the Borrower, after giving effect to such Restricted Payment, is in compliance with the covenant set forth in Section 8.4;

(e) Holdings may make repurchases of Capital Securities deemed to occur upon the cash-less or net exercise of stock options, warrants or other convertible or exchangeable securities;

(f) Holdings may make repurchases of Capital Securities deemed to occur upon the withholding of a portion of the Capital Securities granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting or exercise thereof);

(g) Holdings may pay cash in lieu of the issuance of fractional shares by Holdings or any of its direct or indirect parent Persons, in an aggregate amount not to exceed $100,000;

(h) to the extent such payments would constitute Restricted Payments, so long as no Event of Default has occurred and is continuing or would immediately result after giving effect thereto, Borrower may make payments to Paragon that are required to be made pursuant to any Paragon Management Agreement; provided that (i) any such payments prohibited due to the occurrence and continuance of an Event of Default may be accrued and subsequently paid at any time so long as no Event of Default has occurred and is continuing or would immediately result from such payment and (ii) indemnities or expense reimbursements that are required to be paid under any Paragon Management Agreement may be made notwithstanding the occurrence and continuation of an Event of Default; and

(i) Holdings may declare or make, or agree to pay or make Restricted Payments which are contingent upon either (i) the prior consent of Administrative Agent or the Required Lenders or (ii) the repayment in full of the Obligations (other than contingent indemnification and expense reimbursement obligations for which no claims have been made) and the termination of the Commitments.

SECTION 8.7 Consolidation, Merger; Permitted Acquisitions, LatAm Transaction, Etc. (a) None of Holdings, the Borrower or any of the Subsidiaries will liquidate or dissolve, consolidate with, or merge into or with, any other Person, or (b) purchase or otherwise acquire all or substantially all of the assets of any Person (or any division, business unit or line of business thereof, including any geographic subset thereof), including through an exclusive lease or license, other than in the case of clause (b) to consummate a Permitted Acquisition, the LatAm Transaction or a Disposition permitted under Section 8.8, except that, in the case of each of clauses (a) and (b), so long as no Event of Default has occurred and is continuing (or would occur), any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, Holdings, the Borrower or any Subsidiary; and provided that, in connection with any Permitted Acquisition, the Borrower or any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, so long as (i) the Person surviving such merger with any Subsidiary shall be a direct or indirect wholly owned Subsidiary of the Borrower and a Guarantor, and (ii) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person.

SECTION 8.8 Permitted Dispositions. None of Holdings, the Borrower or any of the Subsidiaries will Dispose of any of its assets (including accounts receivable of Holdings, the Borrower or Subsidiaries) to any Person in one transaction or series of transactions, except as follows:

(a) Dispositions of inventory or obsolete, damaged, worn out or surplus property in the ordinary course of its business;

(b) transfers of cash and Cash Equivalent Investments in the ordinary course of business for equivalent value;

(c) non-exclusive (other than with respect to territories or regions outside of the United States or in connection with licenses granted with respect to specific states or regions in the United States solely in connection with customary manufacturing arrangements) licenses and non-exclusive (other than with respect to territories or regions outside of the United States or in connection with licenses granted with respect to specific states or regions in the United States solely in connection with customary manufacturing arrangements) sublicenses of Intellectual Property, in each case entered into in the ordinary course of business;

(d) leases and subleases of real property and other property (other than Intellectual Property) and licenses or sublicenses of personal property (other than Intellectual Property) to third parties in the ordinary course of business, in each case, not interfering with the material business of the Borrower or Guarantors;

(e) the lapse, abandonment, cancellation or other Disposition of Intellectual Property that is, in the good faith judgment of the Borrower or a Guarantor, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Borrower or such Guarantor;

(f) the sale, forgiveness or discounting, in each case without recourse and in the ordinary course of business, of accounts receivable in connection with resolving any dispute relating thereto or in connection with the bankruptcy or reorganization of suppliers or customers;

(g) the sale, transfer, disposition or other Disposition of the Capital Securities of any Foreign Subsidiary to qualified directors where required by applicable Laws;

(h) Dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;

(i) Dispositions of equipment in the ordinary course of business to the extent that (x) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (y) the proceeds of such Disposition are promptly applied to the purchase price of such replacement equipment;

(j) the unwinding of any Hedging Agreement or similar arrangement;

(k) the exercise by the Borrower, Holdings or any Subsidiary of termination rights under any lease, sublease, license, sublicense, concession or other agreements;

(l) any other Disposition in an aggregate amount not to exceed $1,000,000; provided that (i) at least 75% of the consideration received in such Disposition is in the form of cash or Cash Equivalent Investments (it being understood and agreed that any contingent or deferred consideration payable in cash or Cash Equivalent Investments shall be excluded from the calculation of whether 75% of the consideration is in the form of cash or Cash Equivalent Investments), and (ii) the consideration received is at least equal to the fair market value of the property Disposed of

(m) any licenses or sublicenses constituting part of the LatAm Transaction; and

(n) Dispositions of property as a result of a Casualty Event.

SECTION 8.9 Modification of Certain Agreements. None of Holdings, the Borrower or any of the Subsidiaries will consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to, the terms or provisions contained in (a) any Organic Documents of Holdings, the Borrower or any of the Subsidiaries, if the result would have a material adverse effect on the rights or remedies of the Administrative Agent or the Lenders under this Agreement or any Investment Document, (b) any agreement governing any Permitted Subordinated Indebtedness, if the result would shorten the maturity date thereof or advance the date on which any cash payment is required to be made thereon or would otherwise change any terms thereof in a manner adverse to the Administrative Agent or the Lenders (unless otherwise permitted by the applicable subordination agreement) or (c) any Key Contract, if the result could reasonably be expected to have a material and adverse effect on the Administrative Agent or the Lenders. Other than in a transaction contemplated under Section 8.3(a) or (k) or Section 8.8(c) or (m) (including, in each case, any transfer of obligations in connection therewith) and solely to the extent that Holdings, the Borrower or a Subsidiary has an express contractual consent or approval right under a Designated Key Contract with respect to, or would otherwise be required to consent to or approve such transaction for it to be effective, the assignment or transfer of such Designated Key Contract, or any material rights or obligations thereunder, by a party thereto, none of Holdings, the Borrower or such Subsidiary will agree to any such assignment or transfer by such party.

SECTION 8.10 Transactions with Affiliates. None of Holdings, the Borrower or any of the Subsidiaries will enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its Affiliates (other than Holdings, the Borrower or any Subsidiary), unless such arrangement, transaction or contract (i) is on fair and reasonable terms no less favorable to Holdings, the Borrower or any Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not one of its Affiliates, (ii) is the customary compensation and indemnification of, and other employment arrangement with, directors, officers and employees of Holdings or any of its Subsidiaries in the ordinary course of business, (iii) the transactions set forth on

Schedule 8.10 (and any amendment thereto or replacement thereof to the extent such an amendment or replacement is not materially adverse to the Lenders), (iv) is among Holdings, the Borrower and/or one or more of its direct or indirect shareholders, solely in their respective capacities as holders of the Capital Securities of Holdings, including, without limitation, agreements with respect to the issuances thereof and investment agreements, (v) is a Restricted Payment permitted under Section 8.6 or (vi) is of the kind which would be entered into by a prudent Person in its position with a Person that is not one of its Affiliates.

SECTION 8.11 Restrictive Agreements, Etc. None of Holdings, the Borrower or any of the Subsidiaries will enter into any agreement prohibiting (x) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, in favor of the Administrative Agent and the Secured Parties, or (y) the ability of Holdings, the Borrower or any Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments. The foregoing prohibitions shall not apply to (a) restrictions contained in any Investment Document, (b) in the case of clause (x), (i) restrictions contained in any agreement governing any Indebtedness permitted by clauses (e) or (j) of Section 8.2 as to the assets financed with the proceeds of such Indebtedness, (ii) prohibitions, restrictions and conditions imposed by Requirements of Law and (iii) customary provisions in contracts (including leases, subleases, licenses and sublicenses of Intellectual Property and/or other property) restricting the assignment thereof and (c) in the case of clause (y), (i) those imposed by Requirements of Law and (ii) prohibitions, restrictions and conditions contained in any agreement or document relating to the consummation of a transaction which is conditioned upon (A) the amendment, restatement, modification or replacement of this Agreement which would have the effect of consenting to such prohibition, restriction or condition or (B) the repayment in full (other than contingent indemnification and expense reimbursement obligations for which no claim has been made) of Obligations owing under this Agreement and the termination of the Commitments.

SECTION 8.12 Sale and Leaseback. None of Holdings, the Borrower or any of the Subsidiaries will directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

SECTION 8.13 Product Agreements. None of Holdings, the Borrower or any of the Subsidiaries will enter into any amendment with respect to any existing Product Agreement or enter into any new Product Agreement (other than any Product Agreement related to the LatAm Transaction) that contains any provision that permits any counterparty other than Holdings, the Borrower or any of the Subsidiaries to terminate such Product Agreement for any reason related to the insolvency or change of control of Holdings, the Borrower or any of the Subsidiaries or assignment of such Product Agreement by Holdings, the Borrower or any of the Subsidiaries.

SECTION 8.14 Change in Name, Location or Executive Office or Executive Management; Change in Fiscal Year. None of Holdings, the Borrower or any of the Subsidiaries will (i) change its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties, (ii) change its jurisdiction of organization or legal structure (other than the conversion of the Borrower from a Delaware limited liability company to a Delaware corporation in connection with a Qualified IPO), (iii) relocate its chief executive office, principal place of business or any office in which it maintains books or records relating to its business (including the establishment of any new office or facility), (iv) change its federal taxpayer identification number or organizational number (or equivalent) or (v) replace its chief executive officer or chief financial officer, in the case of each of clauses (i) and (iii) through (v), without written notification to the Administrative Agent within 30 days thereafter. None of Holdings, the Borrower or any of the Subsidiaries will (x) change its Fiscal Year or any of its Fiscal Quarters or (y) enter into any Division/Series Transaction, or permit any of its Subsidiaries to enter into, any Division/Series Transaction (it being understood that none of the provisions in this Agreement nor any other Investment Document shall be deemed to permit any Division/Series Transaction).

SECTION 8.15 Benefit Plans and Agreements. Except as would not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any Subsidiary will (i) become the sponsor of, incur any responsibility to contribute to or otherwise incur actual or potential liability with respect to, any Benefit Plan, (ii) allow any “employee benefit plan” as defined in section 3(3) of ERISA that provides retirement benefits, is sponsored by Holdings, the Borrower, any Subsidiary or any of their ERISA Affiliates, and is intended to be tax qualified under section 401 of the Code to cease to be tax qualified, (iii) allow the assets of any tax qualified retirement plan to become invested in Capital Securities of Holdings, the Borrower or any Subsidiary, or (iv) allow any employee benefit plan, program or arrangement sponsored, maintained, contributed to or required to be contributed to by Holdings, the Borrower or any Subsidiary to fail to comply in all material respects with its terms and applicable law.

SECTION 8.16 Holdings. Holdings shall not have any operations (other than such operations as are incidental to its status as a holding company), own any assets (other than ownership of Capital Securities of the Borrower and such immaterial assets as are incidental to its status as a holding company), incur any liabilities (other than the Obligations under the Loan Documents, obligations under the Lender Warrants and such immaterial liabilities as are incidental to its status as a holding company) or form any Subsidiaries; provided that Holdings may engage in transactions it is expressly authorized to undertake under the terms of this Article VIII.

SECTION 8.17 Use of Proceeds. The Borrower shall not use the proceeds of the Loans for any purpose other than (a) for general working capital purposes and corporate purposes, including, without limitation, the payment of any milestone payments required under the Key Contracts and expenditures made in support of the U.S. commercialization of the Product, (b) to finance of any Permitted Acquisition, the

LatAm Transaction or other Investment permitted hereunder, including the payment of any fees, costs and expenses incurred in connection therewith, (c) to fund the Existing Debt Refinancing and pay any fees, costs or expenses incurred in connection therewith and (d) to pay fees, costs and expenses incurred in connection with the execution, delivery and performance of this Agreement and the other Investment Documents.

ARTICLE IX

EVENTS OF DEFAULT

SECTION 9.1 Listing of Events of Default. Each of the following events or occurrences described in this Article IX shall constitute an “Event of Default”.

(a) Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of (i) any principal of any Loan, or (ii) any interest on any Loan or any fee described in Article III or any other monetary Obligation, and in the case of clause (ii) such default shall continue unremedied for a period of three (3) Business Days after such amount was due.

(b) Breach of Warranty. Any representation or warranty made or deemed to be made by Holdings, the Borrower or any of the Subsidiaries in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect when made or deemed to have been made.

(c) Non-Performance of Certain Covenants and Obligations. Holdings, the Borrower or any Subsidiary shall default in the due performance or observance of any of its obligations under Sections 7.1(a) - (e) or Article VIII.

(d) Non-Performance of Other Covenants and Obligations. Holdings, the Borrower or any Subsidiary shall default in the due performance and observance of any other covenant, obligation or agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof given to the Borrower by the Lenders or (ii) the date on which Holdings, the Borrower or any Subsidiary has knowledge of such default.

(e) Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness of Holdings, the Borrower or any of the Subsidiaries having a principal or stated amount, individually or in the aggregate, in excess of $2,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity; provided that any Default or Event of Default under this Section 9.1(e) caused by such default shall be automatically waived and cured under this Agreement and the other Loan Documents without any action on the part of any Secured Party immediately following the waiver and/or cure of such default under such agreement, instrument or document governing or evidencing such Indebtedness.

(f) Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $2,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against Holdings, the Borrower or any of the Subsidiaries and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within sixty (60) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

(g) Change in Control. Any Change in Control shall occur.

(h) Bankruptcy, Insolvency, Etc. Holdings, the Borrower or (except as permitted pursuant to Section 8.7) any of the Subsidiaries shall

(i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(ii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(iii) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that, Holdings, the Borrower and each Subsidiary hereby expressly authorizes the Administrative Agent and the Lenders to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Investment Documents;

(iv) permit or suffer to exist the commencement of any bankruptcy, insolvency, reorganization, debt arrangement, arrangement (including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors) or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof (each, an “Insolvency Event”), and, if any such case or proceeding is not commenced by Holdings, the Borrower or any Subsidiary, such case or proceeding shall be consented to or acquiesced in by Holdings, the Borrower or such Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that Holdings, the Borrower and each

Subsidiary hereby expressly authorizes the Administrative Agent and the Lenders to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Investment Documents; or

(v) take any action authorizing, or in furtherance of, any of the foregoing.

(i) Impairment of Security, Etc. Any Loan Document or any Lien granted under a Loan Document shall (except in accordance with its terms or due to the action or inaction of any Secured Party that is solely within such Secured Party’s control), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Holdings, the Borrower or any Subsidiary subject thereto; Holdings, the Borrower, any Subsidiary or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document or due to the action or inaction of any Secured Party that is solely within such Secured Party’s control, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

(j) Key Permit Events. Except as would not reasonably be expected to have a Material Adverse Effect, any Key Permit or any of Holdings’, the Borrower’s or any Subsidiary’s material rights or interests thereunder is terminated or amended in any manner adverse to Holdings, the Borrower or any Subsidiary in any material respect.

(k) Material Adverse Change. Any circumstance occurs that has had or would reasonably be expected to have a Material Adverse Effect.

(l) License Agreement. A CoC Transaction (as defined in the License Agreement on the date hereof) or an event of the type described in the last paragraph of Section 20.09 of the License Agreement (as in existence on the date hereof and subject to any exceptions contained therein but without regard to whether Bioprojet has provided its consent to such CoC Transaction or event (to the extent such consent is required under the terms thereof), unless such consent shall have been obtained without the payment of any consideration in excess of $1,000,000 with respect thereto) shall occur, unless the Administrative Agent has provided its prior written consent to such CoC Transaction or event.

(m) Regulatory Matters. If any of the following occurs: (i) the FDA, CMS, EMA or any other Governmental Authority (A) delivers a letter or other written communication to Holdings, the Borrower or its Subsidiaries asserting that any Product lacks a required Regulatory Authorization, which assertion is not withdrawn or otherwise resolved within 45 days after such Person’s receipt of such letter or other written communication or (B) initiates enforcement action against or issues a warning letter with respect to Holdings, the Borrower or any of the Subsidiaries, or any of their Products or the manufacturing facilities therefor, that causes Holdings, the

Borrower or such Subsidiary to discontinue or suspend the sale of, or withdraw, any of its Products or causes a delay in the offering of any of its Products, which discontinuance, withdrawal or delay would reasonably be expected to last for more than 45 days; (ii) a recall that would reasonably be expected to result in a Material Adverse Effect; or (iii) Holdings, the Borrower or any of the Subsidiaries enters into a settlement agreement with the FDA, CMS, EMA or any other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions in excess of $2,000,000.

(n) Key Contracts. (i) Any material default or material breach by Holdings, the Borrower or any of the Subsidiaries occurs and is continuing under any of the Key Contracts, which material default or material breach is not cured or waived within any express grace period therein provided and would permit any Person (other than Holdings, the Borrower or any Subsidiary) party to any Designated Key Contract to have any termination right thereunder; provided that any Default or Event of Default under this Section 9.1(n)(i) caused by such material breach shall be automatically waived and cured under this Agreement and the other Loan Documents without any action on the part of any Secured Party immediately following the waiver and/or cure of the breach or default under the applicable Designated Key Contract or (ii) any of the Designated Key Contracts is terminated for any reason, other than (A) as a result of any expiration of such Designated Key Contract in accordance with its own terms or (B) with respect to the Designated Key Contracts described in clauses (c) – (h) in the definition of “Key Contracts,” in connection with the replacement or termination of such Designated Key Contracts by the Borrower or the applicable Subsidiary in accordance with its reasonable business judgment and so long as the replacement or termination thereof does not result in a material and adverse diminution or deterioration of the business of the Borrower and its Subsidiaries (taken as a whole) relative to the business as was in effect immediately prior to such replacement or termination.

SECTION 9.2 Action if Bankruptcy. If any Event of Default described in clauses (i) through (iv) of Section 9.1(h) with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand to any Person.

SECTION 9.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (iv) of Section 9.1(h)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may, and shall at the direction of the Required Lenders, by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitments shall terminate; provided that, in the case of an Event of Default under Section 9.1(k), Administrative Agent shall provide five (5) Business Days’ prior written notice to the Borrower before exercising any right or remedy, whereby during such five (5) Business Day period, Administrative Agent shall make itself available to discuss in good faith any proposed solution to such circumstance and the Borrower may take any action otherwise permitted under the Loan Documents (x) as required so that such circumstances no longer exist (to the extent curable), (y) to show evidence that no such circumstance has occurred or (z) to provide a plan detailing how the Borrower will mitigate the effect of such circumstance, which, in each case, at such time as such evidence or plans are provided to Administrative Agent, Administrative Agent shall promptly re-determine in good faith whether an Event of Default still exists with respect to Section 9.1(k) and if, as a result of such re-determination, no Event of Default under Section 9.1(k) remains existing, any proposed or expected Event of Default under Section 9.1(k) will immediately be deemed to be waived and cured, without any further action by any Person

SECTION 9.4 Application of Funds. After the exercise of remedies provided for in Section 9.3 (or after the Loans have automatically become immediately due and payable as set forth in Section 9.2), any amounts received by any Lender or the Administrative Agent on account of the Obligations shall be applied in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents and amounts payable under Section 4.3, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and amounts payable under Sections 3.7, 3.8 and 3.11, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Waivers, Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any Guarantor therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Guarantor, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that

(a) no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.2) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Article V or a waiver of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, Repayment Premiums, fees or other amounts due to the Lenders (or any of them) without the written consent of each Lender entitled to receive such payment (it being understood that a waiver of any Default or Event of Default shall not constitute such a postponement);

(iii) reduce the principal of, the rate of interest specified herein on or any Repayment Premium specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts (other than any such reduction in connection with a waiver of any Default, Event of Default, mandatory prepayment or amendment to any financial covenant);

(iv) (x) amend or waive any provision of Section 9.4, or (y) amend or waive any provision providing for the pro rata treatment of the Lenders, in each case without the written consent of each Lender directly affected thereby;

(v) change any provision of this Section 10.1(a) or the definition of “Required Lenders” without the written consent of all the Lenders;

(vi) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of their rights and obligations under this Agreement and the other Loan Documents, or release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee, in each case without the written consent of all the Lenders;

(vii) (x) amend, waive or modify Section 11.6 hereof, without the consent of the Required Lenders; and

(b) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that notwithstanding anything to the contrary herein, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (ii) the Required Lenders shall determine whether or not to allow the Borrower or any Guarantor to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Any payments, fees or other consideration (other than reimbursements for out-of-pocket expenses) received by or on behalf of the Administrative Agent or any of the Lenders in respect of any amendment, waiver or consent under the Loan Documents shall be distributed to the Lenders on a pro rata basis.

SECTION 10.2 Notices; Time.

(a) All notices and other communications provided under any Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Borrower or the Lenders, to the applicable Person at its address or facsimile number set forth on Schedule 10.2 hereto, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

(b) The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic loan notices) purportedly given by or on behalf of the Borrower or any Guarantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower and each Guarantor shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower and each Guarantor; provided that such indemnity shall not, as to any Person be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such

Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.3 [Reserved].

SECTION 10.4 Indemnification; Expenses; and Damage Waiver.

(a) In consideration of the execution and delivery of this Agreement by the Lenders and the Administrative Agent, the Borrower hereby indemnifies, agrees to defend, exonerates and holds each Lender and the Administrative Agent (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, obligations and damages, claims and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable and documented out-of-pocket attorneys’ (but limited, in the case of such fees and expenses, to the reasonable and documented out-of-pocket fees and expenses of one counsel to all Indemnified Parties taken as a whole in each applicable jurisdiction, one special counsel if necessary and, in the case of an actual or potential conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnified Parties) and professionals’ fees and disbursements (collectively, the “Indemnified Liabilities”), (including, without limitation, Indemnified Liabilities arising out of or relating to (i) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by any Lender pursuant to Article V not to fund any Loan), and (ii) any Environmental Liability), except to the extent such Indemnified Liabilities are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted (x) from any Indemnified Party’s gross negligence or willful misconduct or (y) out of or in connection with any Indemnified Liabilities that do not involve an act or omission of Holdings, the Borrowers, the Subsidiaries or their Affiliates and that is brought by an Indemnified Party against another Indemnified Party. If and to the extent that the foregoing indemnification may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law.

(b) Costs and Expenses. Borrower and the Guarantors shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Lender and the Administrative Agent (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent and the Lenders and due diligence expenses incurred by the Administrative Agent and the Lenders), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Investment Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative

Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, which shall be limited to the reasonable and documented out-of-pocket fees and expenses of one counsel to all the Administrative Agent and the Lenders taken as a whole in each applicable jurisdiction, one special counsel if necessary and, in the case of an actual or potential conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Administrative Agent or the Lenders), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Investment Documents, including its rights under this Section 10.4, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(c) Reimbursement by Lenders. To the extent that the Borrower and the Guarantors for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.4 to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, none of the Borrower, any Guarantor or any Indemnified Party shall assert, and such Persons hereby waives, and acknowledges that no other Person shall have, any claim against any the Borrower, any Guarantor or any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Investment Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. None of the Borrower, any Guarantor or any Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Investment Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section 10.4 shall be payable not later than ten Business Days after demand therefor.

SECTION 10.5 Survival. The obligations of the Borrower under Section 4.1, Section 4.2, Section 4.3 and Section 10.4, shall in each case survive any assignment by any Lender and the occurrence of the Termination Date. The representations and warranties made by the Borrower in each Loan Document shall survive the execution and delivery of such Loan Document. The agreements in this Section 10.5 and the indemnity provisions of Section 10.4(c) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

SECTION 10.6 Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7 Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

SECTION 10.8 Execution in Counterparts, Effectiveness, Etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lenders, shall have been received by the Lenders. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g., “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.9 Governing Law; Entire Agreement. EACH LOAN DOCUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section or (ii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (d) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. No assignment or transfer of any Commitment or Loan shall be effective until receipt and acceptance into the Register by the Administrative Agent of a fully executed Assignment and Assumption effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in subsection (b). The date of such assignment shall be referred to herein as the “Assignment Effective Date.”

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

A. in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

B. in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition, the consent of the Administrative Agent, the Required Lenders and, so long as no Event of Default has occurred and is continuing, the Borrower (in each case, such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment and Assumption. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date, subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 10.10(c). In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to Taxes as the assignee under such Assignment and Assumption may be required to deliver pursuant to Section 4.3, together with payment to the Administrative Agent of a registration and processing fee of $3,500, which may be waived or reduced at the sole discretion of the Administrative Agent.

(v) No Assignment to Certain Persons. No such assignment shall be made to any Disqualified Institution (except if an Event of Default has occurred or is continuing at the time of such assignment), the Borrower or any Guarantor or any Affiliate or Subsidiary of the Borrower or any Guarantor, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons (other than to the Lenders on the date hereof and their respective Affiliates). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.10(b) shall be absolutely void ab initio.

(vi) Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.3 and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall (i) release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto or (ii) be to any Disqualified Institution (except if an Event of Default has occurred or is continuing at the time of such) and any prohibited pledge or assignment shall be absolutely void ab initio.

SECTION 10.11 Other Transactions. Nothing contained herein shall preclude any Lender or any of its Affiliates from engaging in any transaction, in addition to those contemplated by the Investment Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.12 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN

CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OR THE LENDERS’ OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 10.13 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE BORROWER IN CONNECTION THEREWITH. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES HERETO ENTERING INTO THE LOAN DOCUMENTS.

SECTION 10.14 Confidential Information. Subject to the provisions of Section 10.15, at all times prior to the Termination Date, the Receiving Party shall keep confidential and shall not publish or otherwise disclose any Confidential Information furnished to it by the Disclosing Party, except to those of the Receiving Party’s employees, advisors or consultants who have a need to know such information to assist such Party in the performance of such Party’s obligations or in the exercise of such Party’s rights hereunder and who are subject to reasonable obligations of confidentiality consistent with this Section 10.14 (collectively, “Recipients”). Notwithstanding anything to the contrary set forth herein, (a) any Lender may disclose this Agreement and the terms and conditions hereof and any information related hereto, to (i) its Affiliates, (ii) potential and actual assignees of any of such Lender’s rights hereunder and (iii) potential and actual investors in, or lenders to, such Lender (including, in each of the foregoing cases, such Person’s employees, advisors or consultants); provided that in each case, unless an Event of Default has occurred and is continuing, each such Recipient shall be subject to reasonable obligations of confidentiality; and (b) upon receiving consent from the Lenders, which consent shall not be unreasonably withheld, delayed or conditioned, the Borrower may disclose this Agreement and the terms and conditions hereof and information related hereto, to potential or actual permitted acquirers or assignees, collaborators and other (sub)licensees, permitted subcontractors, investment bankers, investors, lenders (including, in each of the foregoing cases, such Person’s employees, advisors or consultants who have a need to receive and review such information); provided that in each case, each such Recipient shall be subject to reasonable obligations of confidentiality. In addition to the foregoing, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in order to comply with applicable Laws (including any securities law or regulation or the rules of a securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance, provided that the Receiving Party (x) will only disclose those portions of the Confidential Information that are necessary or required to be so disclosed, and (y) to the extent legally permissible, will notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed.

SECTION 10.15 Exceptions to Confidentiality. The Receiving Party’s obligations set forth in this Agreement shall not extend to any Confidential Information of the Disclosing Party:

(a) that is or hereafter becomes part of the public domain (other than as a result of a disclosure by the Receiving Party or its Recipients in violation of this Agreement);

(b) that is received from a Third Party without restriction on disclosure and without, to the knowledge of the Receiving Party, breach of any agreement between such Third Party and the Disclosing Party;

(c) that the Receiving Party can demonstrate by competent evidence was already in its possession without any limitation on disclosure prior to its receipt from the Disclosing Party;

(d) that is generally made available to Third Parties by the Disclosing Party without restriction on disclosure; or

(e) that the Receiving Party can demonstrate by competent evidence was independently developed by the Receiving Party without use of or reference to the Confidential Information.

SECTION 10.16 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower and the Guarantors or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 11.1 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 4.5 (subject to the terms of Section 4.4(e)), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or any Guarantor under any Debtor Relief Law or any proceedings arising out of or in connection with an Insolvency Event; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 11.1 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 4.4(e), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 10.17 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any Guarantor is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver, receiver, manager, monitor or any other party, in connection with any proceeding under any Debtor Relief Law, any proceedings arising out of or in connection with an Insolvency Event or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 10.18 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

ARTICLE XI

ADMINISTRATIVE AGENT

SECTION 11.1 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints OrbiMed Royalty & Credit Opportunities III, LP to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Guarantor shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Borrower and the Guarantors to secure any of the Obligations, together with such powers and discretion as are incidental thereto. In this connection, the Administrative Agent, as “collateral agent”

(and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 11.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Agreement, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Article X (including Section 10.4(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) and this Article XI as if set forth in full herein with respect thereto.

SECTION 11.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower, any Guarantor or any Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 11.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, any Borrower and any of the Subsidiaries that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Administrative Agent by the Borrower, or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 11.4 Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for Holdings, the Borrower or its Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic loan notices) purportedly given by or on behalf of the Borrower or any of the Guarantors even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower and the Guarantors shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower or any Guarantor; provided that such indemnity shall not, as to any Person be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Person or its Related Parties. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 11.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The rights, benefits and privileges (including the exculpatory and indemnification provisions) of Article X and this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Borrower, the Guarantors and the Lenders, (ii) any modification to such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be effective as against such sub-agent without its written consent thereto, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to the Borrower or any Guarantor, Lender or any other Person and none of the Borrower, the Guarantors, the Lenders or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such subagent.

SECTION 11.6 Resignation or Removal of Administrative Agent. The Administrative Agent may resign as Administrative Agent at any time by giving thirty (30) days advance notice thereof to the Lenders and the Borrower and, thereafter, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. No less than thirty (30) days’ following the delivery of such written notice, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, with whom the Lenders shall be dealing on an arm’s length basis. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent or upon a removal of the Administrative Agent, the provisions of this Section 11.6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. If no successor has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation or removal, the retiring Administrative Agent’s resignation or removal shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

SECTION 11.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 11.8 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, receiver-manager, monitor, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 11.9 Collateral and Guarantee Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations, (ii) that is sold or otherwise disposed of to a Person that is not the Borrower or any Guarantor as part of or in connection with any sale or other Disposition permitted hereunder and under the other Loan Document or any Casualty Event, or (iii) as approved in accordance with Section 10.1; and

(b) to release any Guarantor from its obligations under the Guarantee if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee, pursuant to this Section 11.9.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower or any Guarantor in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

HARMONY BIOSCIENCES, LLC, as the Borrower

By:	/s/ John Jacobs
	Name:	John Jacobs
	Title:	Chief Executive Officer

[Signature Page to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP,
as the Administrative Agent and as a Lender

By: OrbiMed ROF III LLC, its General Partner

By: OrbiMed Advisors LLC, its Managing Member

By:	/s/ W. Carter Neild
	Name:	W. Carter Neild
	Title:	Member

ORBIMED ROYALTY OPPORTUNITIES II, LP, as a Lender

By: OrbiMed ROF II LLC, its General Partner

By: OrbiMed Advisors LLC, its Managing Member

By:	/s/ W. Carter Neild
	Name:	W. Carter Neild
	Title:	Member

[Signature Page to Credit Agreement]

SCHEDULE 1

[***]

SCHEDULE 2.1

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Applicable Percentage	Commitment Amount
OrbiMed Royalty & Credit Opportunities III, LP	75.0%	$150,000,000.00
OrbiMed Royalty Opportunities II, LP	25.0%	$50,000,000.00
Total		$200,000,000.00

SCHEDULE 6.7(a)

LITIGATION

None.

SCHEDULE 6.8

EXISTING SUBSIDIARIES

None.

SCHEDULE 6.15(a)

INTELLECTUAL PROPERTY

(1)

(i) Patents: None

(ii) Trademarks:

Owner	Trademark	Appl. #	Reg. #	Status	Country of Reg.	Appl. Dt	Reg. Dt
Harmony Biosciences, LLC		87954316	N/A	Published (Pending) Intent to Use	USA	6/8/19	N/A
Harmony Biosciences, LLC		87954324	N/A	Published (Pending) Intent to Use	USA	6/8/19	N/A
Harmony Biosciences, LLC		87830683	5588181	Registered	USA	3/12/18	10/16/18
Harmony Biosciences, LLC		87759175	N/A	Published (Pending) Intent to Use	USA	1/17/18	N/A
Harmony Biosciences, LLC		87759246	N/A	Published (Pending) Intent to Use	USA	1/17/18	N/A
Harmony Biosciences, LLC		87759250	N/A	Published (Pending) Intent to Use	USA	1/17/18	N/A

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(iii) None.

Schedule 6.15(a)(2)

1. License Agreements

a. License and Commercialization Agreement, dated as of July 27, 2018, between Bioprojet and the Borrower, (a) as amended by that certain Amendment No. 1 to License and Commercialization Agreement, dated as of August 27, 2018, (b) as modified by that certain Limited Waiver of License and Commercialization Agreement, dated as of March 27, 2019 (as amended by (i) that certain Amendment to Limited Waiver of License and Commercialization Agreement, dated as of April 5, 2019 and (ii) that Second Amendment to Limited Waiver of License and Commercialization Agreement, dated as of April 9, 2019).

b. Trademark and License Agreement, dated as of August 2018 between Bioprojet and the Borrower.

2. Licenses Trademarks:

Licensee	Mark	Application/Registration Number	Application/Registration Date
Harmony Biosciences, LLC	WAKIX	4680400	03-Feb-2015
Harmony Biosciences, LLC	WAKIREM	5338731	21-Nov-2017

3. Licensed Patents:

Licensee	Patent No. and Issue Date
Harmony Biosciences, LLC	8,207,197 / 26-Jun-2012
Harmony Biosciences, LLC	8,354,430 / 15-Jan-2013
Harmony Biosciences, LLC	8,486,947 / 16-Jul-2013
Harmony Biosciences, LLC	7,169,928 / 30-Jan-2007
Harmony Biosciences, LLC	7,910,605 / 22-Mar-2011

SCHEDULE 6.15(j)

INFRINGEMENT NOTICES

None.

SCHEDULE 6.16

MATERIAL AGREEMENTS AND KEY CONTRACTS

Agreement type	Holdings, Borrower or Subsidiary	Counterparty	Description	Effective Date
Services Agreement	Borrower	Symphony Health Solutions Corporation	Electronic data platform including: licensing data, data analysis & storage	1-May-2018

CRO Agreement	Borrower	PPD Development LLP	CRO services for clinical research program	20-Aug-2019

CRO Agreement	Borrower	Parexel International	CRO services for Expanded Access Program	03-Dec-2017

Master Services Agreement	Borrower	Synchrony Group	Marketing and advertising (Commercial)	13-Nov-2017 (new agreement to be executed Jan 2020)

Master Services Agreement	Borrower	Synchrony Group	Scientific and medical communications (Medical Affairs)	13-Nov-2017 (new agreement to be executed Jan 2020)

Master Services Agreement	Borrower	Zeno Group, Inc	Corporate communications and public relations agency	19-Dec-2019

Master Services Agreement	Borrower	Deerfield Agency, Inc.	Marketing and advertising	01-Jun-2018

Master Software License & Services Agreement(s)	Borrower	Accenture LLP	FDA submissions and support for Regulatory Affairs	14-May-2018

Master Services Agreement	Borrower	Evoke Group	Marketing and advertising (digital)	20-Sep-2018

Leasing & Services Agreement(s)	Borrower	Wheels LT	National fleet vehicle leasing and vehicle maintenance services	08-May-2018

SCHEDULE 6.19

TRANSACTIONS WITH AFFILIATES

1.	The Paragon Management Agreements

2.	Series A Preferred Stock Purchase Agreement, dated September 22, 2017, by and among Harmony Biosciences II, Inc. and the Purchasers named therein, as amended.

3.	Preferred Stock Purchase Agreement, dated January 8, 2018, by and among Harmony Biosciences II, Inc. and the Purchasers named therein, as amended.

4.	Series C Preferred Stock Purchase Agreement, dated August 9, 2018, by and among Harmony Biosciences II, Inc. and the Purchasers named therein, as amended.

5.	Second Amended and Restated Voting Agreement, entered into as of August 9, 2019, by and among Harmony Biosciences II, Inc. and the other parties thereto, as amended.

6.	Second Amended and Restated Investors Rights Agreement, dated as of August 9, 2019, by and among Harmony Biosciences II, Inc. and the other parties thereto, as amended.

7.	Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of August 9, 2019, by and among Harmony Biosciences II, Inc. and the other parties thereto, as amended.

SCHEDULE 6.22

DEPOSIT AND DISBURSEMENT ACCOUNTS

[Account information]

SCHEDULE 8.2(b)

INDEBTEDNESS TO BE PAID

That certain Term Loan Agreement, dated as of February 28, 2019, among Holdings, Borrower and CRG Servicing LLC.

SCHEDULE 8.2(c)

EXISTING INDEBTEDNESS

None.

SCHEDULE 8.3(c)

EXISTING LIENS

None.

SCHEDULE 8.5(a)

INVESTMENTS

None.

SCHEDULE 8.10

EXISTING AFFILIATE TRANSACTIONS

The Paragon Management Agreements, as in existence on the date hereof.

SCHEDULE 10.2

NOTICE INFORMATION

If to Holdings, the Borrower or any Subsidiary:

Harmony Biosciences, LLC

[Address]

and

Paragon Biosciences, LLC

[Address]

With a copy to (such copy shall not be deemed to constitute notice):

Address:

Katten Muchin Rosenman LLP

[Address]

If to Administrative Agent or any Lender:

OrbiMed Royalty & Credit Opportunities III, LP

[Address]

With a copy to (such copy shall not be deemed to constitute notice):

Address:

Covington & Burling LLP

[Address]

EXHIBIT A

FORM OF PROMISSORY NOTE

$[●]             [DATE]

FOR VALUE RECEIVED, HARMONY BIOSCIENCES, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [●], a [●] (together with its Affiliates, successors, transferees and assignees, the “Holder”), on the Maturity Date or as otherwise required under the Credit Agreement (as defined below) the principal sum of (a) [●] DOLLARS ($[●]) or (b) in any case if less or more, the aggregate unpaid principal amount of the Loans made (or continued) by the Holder pursuant to the Credit Agreement, dated as of January 9, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Borrower, the Lenders party thereto and ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, as the Administrative Agent. Unless otherwise defined herein or the context otherwise requires, terms used in this Note have the meanings provided in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity upon demand, until paid in full, at the rates per annum and on the dates specified in the Credit Agreement, as well as any other amounts that may be due to the Holder upon maturity (whether by acceleration or otherwise) under or in respect of this Note pursuant to, and in accordance with, the terms of the Credit Agreement.

Pursuant to, and in accordance with, Section 3.2, Section 3.4 and Section 3.6 of the Credit Agreement, payments of both principal and interest are to be made by Borrower in U.S. Dollars in same day or immediately available funds to the account designated by the Holder pursuant to the Credit Agreement.

This Note is referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security and guarantee for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of the unpaid principal amount of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Any prepaid principal of this Note may not be reborrowed.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. REQUESTS FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE DIRECTED TO THE BORROWER CARE OF CHIEF FINANCIAL OFFICER OF HARMONY BIOSCIENCES, LLC AT 630 W GERMANTOWN PIKE, PLYMOUTH MEETING, PA 19462

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Signature Page Follows.]

2

HARMONY BIOSCIENCES, LLC

By:
Name:
Title:

[Signature Page to Promissory Note]

EXHIBIT B

FORM OF LOAN REQUEST

[DATE]

OrbiMed Royalty & Credit Opportunities III, LP

[Address]

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among HARMONY BIOSCIENCES, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto, and ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, a Delaware limited partnership, as administrative agent (together with its, successors, transferees and assignees, the “Administrative Agent”).

Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

Pursuant to the provisions of Section 2.2 of the Credit Agreement, the Borrower hereby requests the Loans of $200,000,000.00 to be made on the date hereof (the “Proposed Disbursement Date”), which Loans shall be evidenced by those certain Promissory Notes dated as of the date hereof, issued to the Lenders in the aggregate original principal amount of $200,000,000.00.

The Borrower hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) the proceeds of the proposed Loans are to be used for the purposes set forth in Section 8.17 of the Credit Agreement; and

(b) bank account details and wire transfer instructions for disbursement of the proceeds of the proposed Loans are set forth on Schedule A hereto.

The Borrower hereby irrevocably authorizes and directs the Administrative Agent (or its sub-agent) to disburse the proceeds of the Loans requested hereby as set forth in Schedule A hereto.

The Borrower hereby agrees that the payments made in accordance with the wire transfer instructions set forth on Schedule A hereto are made for the administrative convenience of the Borrower and that the legal effect thereof is the same as if the proceeds of the Loans requested hereby were transferred directly to the Borrower by the Lenders and distributed by the Borrower.

The Borrower hereby acknowledges that the Administrative Agent (or its sub-agent) shall wire the amounts set forth on Schedule A hereto strictly on the basis of the information set forth on Schedule A hereto without making any investigation as to the accuracy thereof. In the event that any of such information is incorrect, the Borrower agrees that the Lenders and the Administrative Agent (and its sub-agent) shall not have any liability for any losses, costs, taxes, fees and expenses arising strictly therefrom.

The Borrower acknowledges that any amounts disbursed by the Administrative Agent pursuant to the instructions set forth below are made entirely on behalf of the Borrower; the Lenders and the Administrative Agent (or its sub-agent) will not be responsible for calculating taxes, reporting taxes or deducting withholding taxes owing in respect of such disbursements; and the Borrower will indemnify the Lenders and the Administrative Agent (and its sub-agent), pursuant to the Credit Agreement, for any withholding taxes owing on such disbursements.

The officer signing below is an Authorized Officer of the Borrower and is authorized to request the Loans contemplated hereby and issue this Loan Request on behalf of the Borrower.

[Signature Page Follows]

2

Very truly yours,

HARMONY BIOSCIENCES, LLC, as the Borrower

By:
Name:
Title:

[Signature Page to Loan Request]

Schedule A

Disbursement / Wire Instructions

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

HARMONY BIOSCIENCES, LLC

COMPUTATION DATE:              , 20

This Compliance Certificate (this “Certificate”) is delivered pursuant to [Section 5.7][Section 7.1(d)] of the Credit Agreement, dated as of January 9, 2020 (the “Credit Agreement”), by and among HARMONY BIOSCIENCES, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto and ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, a Delaware limited partnership, as administrative agent (together with its, successors, transferees and assignees, the “Administrative Agent”). Unless otherwise defined herein or the context otherwise requires, terms used in this Certificate have the meanings provided in the Credit Agreement.

This Certificate relates to the [Calendar Month][Fiscal Quarter][Fiscal Year] commencing on                  , 20     and ending on                  , 20     (such latter date being the “Computation Date”).

The undersigned is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, the undersigned hereby certifies to the Administrative Agent and each Lender that as of the Computation Date:

(a) [Attached hereto as Annex I are the unaudited reports of (i) the Net Revenue for each Product for such calendar month and for the twelve-month period ending with the end of such calendar month, and including in comparative form the figures for the corresponding calendar month in the immediately preceding twelve-month period, (ii) the Liquidity of Borrower at the end of such calendar month and at the end of the corresponding calendar month in the preceding Fiscal Year, in comparative form, (iii) the number of employees of Holdings, the Borrower and its Subsidiaries as of the end of such period, including any changes thereto and (iv) prescription data of Holdings, the Borrower and its Subsidiaries with respect to each Product.]1

(b) [Attached hereto as Annex [II] are [(i) the unaudited consolidated balance sheet of Holdings, Borrower and the Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of Holdings, the Borrower and the Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter and (ii)]2 the Net Revenue for each Product for such Fiscal Quarter and for the twelve-month period ended with the end of such Fiscal Quarter, and including in comparative form the figures for the corresponding Fiscal Quarter in the immediately preceding twelve-month period, all of which are complete and correct (subject to the absence of footnotes and normal year-end audit adjustments).]3

[1]	INCLUDE ONLY FOR MONTHLY FINANCIAL DELIVERABLES
[2]	INCLUDE ONLY FOR FIRST THREE FISCAL QUARTERS OF EACH FISCAL YEAR
[3]	INCLUDE FOR QUARTERLY FINANCIAL DELIVERABLES ONLY.

[Attached hereto as Annex [II] are (i) the consolidated balance sheet of Holdings, the Borrower and the Subsidiaries, and the related consolidated statements of income and cash flow of Holdings, the Borrower and the Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants reasonably acceptable to the Required Lenders and (ii) the Net Revenue for each Product for such Fiscal Year and including in comparative form the figures for the corresponding immediately preceding Fiscal Year.]4

(c) [The financial statements delivered with this Certificate in accordance with Section 7.1(b) or (c) of the Credit Agreement, as applicable, fairly present in all material respects the financial condition of Holdings, the Borrower and the Subsidiaries (subject to the absence of footnotes and to normal year-end audit adjustments in the case of unaudited financial statements).]5

(d) During such [Fiscal Quarter][Fiscal Year] and as of the Computation Date, Holdings, the Borrower and the Subsidiaries have at all times been in compliance in all respects with the financial covenant set forth in Section 8.4 of the Credit Agreement. Set forth on Attachment [1] hereto are calculations showing compliance with such financial covenant as of the Computation Date. 6

(e) No Event of Default has occurred and is continuing[ except as set forth on Attachment [2] hereto, which includes a description of the nature and period of existence of such Event of Default and what action Holdings, the Borrower or any of the Subsidiaries has taken, is taking or proposes to take with respect thereto]. 7

(f) Subsequent to the date of the most recent Compliance Certificate submitted by the undersigned pursuant to Section 7.1(d) of the Credit Agreement prior to the date hereof in respect of Section 7.1(b) or (c), none of Holdings, the Borrower or any Subsidiary has formed or acquired any new Subsidiary[ except as set forth on Attachment [3] hereto, in which case such new Subsidiary has complied with the requirements of Section 7.8 of the Credit Agreement]. 8

(g) Subsequent to the date of the most recent Compliance Certificate submitted by the undersigned pursuant to Section 7.1(d) of the Credit Agreement prior to the date hereof in respect of Section 7.1(b) or (c), none of Holdings, the Borrower or any Subsidiary has acquired any real property[ except as set forth on Attachment [4] hereto, in which case the Borrower has complied with the requirements of Section 7.8 of the Credit Agreement with respect to such real property]. 9

[4]	INCLUDE FOR ANNUAL FINANCIAL DELIVERABLES ONLY.
[5]	INCLUDE ONLY FOR ANNUALS OR FIRST THREE FISCAL QUARTERS OF EACH FISCAL YEAR
[6]	INCLUDE FOR QUARTERLY AND ANNUAL FINANCIAL DELIVERABLES ONLY.
[7]	INCLUDE FOR QUARTERLY AND ANNUAL FINANCIAL DELIVERABLES ONLY.
[8]	INCLUDE FOR QUARTERLY AND ANNUAL FINANCIAL DELIVERABLES ONLY.
[9]	INCLUDE FOR QUARTERLY AND ANNUAL FINANCIAL DELIVERABLES ONLY.

(h) [Attached hereto as Attachment [5] is a report listing (i) all Material Agreements and Key Contracts entered into during such Fiscal Quarter, (ii) all existing Material Agreements or Key Contracts amended or terminated during such Fiscal Quarter and (iii) all Permits, including all Regulatory Authorizations, issued to Holdings, the Borrower or any of the Subsidiaries during such Fiscal Quarter.]10

(i) [Attached hereto as Attachment [6] is a report listing all applications for the registration of any Intellectual Property Collateral with the USPTO or any similar office or agency in any other country or any political subdivision thereof filed during such Fiscal Quarter.]11

[Signature Page Follows]

[10]	INCLUDE FOR QUARTERLY FINANCIAL DELIVERABLES ONLY — TO BE DELIVERED ON A STANDALONE BASIS WHEN REQUIRED FOR THE FINAL QUARTER OF THE FISCAL YEAR.
[11]	INCLUDE FOR QUARTERLY FINANCIAL DELIVERABLES ONLY.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its chief financial or accounting Authorized Officer as of the date first above written.

HARMONY BIOSCIENCES, LLC

By:
Name:
Title:

[Signature Page to Compliance Certificate]

Annex I

[Annex II]

[Attachment 1]

[Attachment 2]

[Attachment 3]

[Attachment 4]

[Attachment 5]

[Attachment 6]

EXHIBIT D

GUARANTEE

This GUARANTEE, dated as of January 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time, this “Guarantee”), is made by Harmony Biosciences II, Inc., a Delaware corporation (“Holdings”) (together with any additional Persons named pursuant to Section 5.5 below, each, a “Guarantor”, and collectively, the “Guarantors”), in favor of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of January 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, and OrbiMed Royalty & Credit Opportunities III, LP, a Delaware limited partnership, as administrative agent (together with its successors, transferees and assignees, the “Administrative Agent”), the Lenders have extended a Commitment to make Loans to the Borrower; and

WHEREAS, as a condition precedent to the making of the Loans and as an inducement for the Lenders to make the Loans, in each case, under the Credit Agreement, the Guarantors are required to execute and deliver this Guarantee;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans to the Borrower, each Guarantor hereby agrees, for the benefit of the Secured Parties, as follows.

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guarantee, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the first recital.

“Credit Agreement” is defined in the first recital.

“Guarantee” is defined in the preamble.

“Guarantor” is defined in the preamble.

“Holdings” is defined in the preamble.

“Obligor” is defined in Section 2.1(a).

“Secured Parties” means, collectively, the Administrative Agent and the Lenders, and “Secured Party” means any one of them.

SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guarantee, including its preamble and recitals, have the meanings provided in the Credit Agreement.

ARTICLE II

GUARANTEE PROVISIONS

SECTION 2.1. Guarantee. Each Guarantor jointly and severally, absolutely, unconditionally and irrevocably:

(a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and performance of all Obligations of the Borrower, Holdings and the other Guarantors (each, an “Obligor”) now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable Default rate as provided in Section 3.5 of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable Law following the institution of a proceeding under bankruptcy, insolvency or similar Laws), fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and

(b) indemnifies and holds harmless each Secured Party solely to the extent required by (and subject to the limitations set forth in) Section 10.04 of the Credit Agreement with the references to the Borrower therein being changed to references to such Guarantor, mutatis mutandis;

provided that each Guarantor shall only be liable under this Guarantee for the maximum amount of such liability that can be hereby incurred without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guarantee constitutes a guarantee of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Secured Parties exercise any right, assert any claim or demand or enforce any remedy whatsoever against such Guarantor or any other Person before or as a condition to the obligations of such Guarantor becoming due hereunder.

SECTION 2.2. Reinstatement, Etc. Each Guarantor agrees that this Guarantee shall continue to be effective or be reinstated (including on or after the Termination Date), as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Secured Party, including upon the occurrence of any Event of Default set forth in Section 9.1(h) of the Credit Agreement or otherwise, all as though such payment had not been made.

SECTION 2.3. Guarantee Absolute, Etc. This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guarantee of payment, and shall remain in full force and effect until (unless reinstated pursuant to Section 2.2 above) the Termination Date has occurred. Each Guarantor guarantees that the Obligations shall be paid strictly in accordance

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with the terms of each Loan Document under which they arise, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. The liability of each Guarantor under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

(b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against such Guarantor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including such Guarantor and any other Guarantor) of, or collateral securing, any Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation, or any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise, other than the defense that (i) payment has already been made to and received by the Secured Party and (ii) payment is not yet due and payable (the “Permissible Defenses”);

(e) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to, or waiver or release of, or addition to, or consent to or departure from, any other guarantee held by the Secured Parties securing any of the Obligations; or

(f) any other circumstance which might otherwise constitute a defense (other than the Permissible Defenses) available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor (including any Guarantor).

SECTION 2.4. Setoff. Each Guarantor hereby irrevocably authorizes each Secured Party, without the requirement that any notice be given to such Guarantor (such notice being expressly waived by such Guarantor), upon the occurrence and during the continuance of any Event of Default, to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Guarantor hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with or on behalf of such Secured Party. Each Secured Party agrees to notify such Guarantor after any such set-off and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Secured Parties under this Section 2.4 are in addition to other rights and remedies (including other rights of setoff under applicable Law or otherwise) which the Secured Parties may have.

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SECTION 2.5. Waiver, Etc. Each Guarantor waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guarantee and any requirement that the Secured Parties protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including any Guarantor) or entity or any collateral securing the Obligations, as the case may be.

SECTION 2.6. Postponement of Subrogation, Etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Obligor or Guarantor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to such Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent, for the benefit of the Secured Parties, in the exact form received by such Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided that, if such Guarantor has made payment to the Administrative Agent of all or any part of the Obligations and the Termination Date has occurred, then, at such Guarantor’s request, the Administrative Agent will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor or Guarantor (or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guarantee to the Administrative Agent.

SECTION 2.7. Payments; Application. Each Guarantor agrees that all obligations of such Guarantor hereunder shall be paid solely in U.S. Dollars to the Administrative Agent and the Lenders in immediately available funds, without set-off, counterclaim or other defense and in accordance with the Credit Agreement, including Article III, Article IV and Article X thereof, free and clear of and without deduction for any Non-Excluded Taxes, such Guarantor hereby agreeing to comply with and be bound by the provisions of the Credit Agreement in respect of all payments and application of such payments made by it hereunder, including Article III, Article IV and Article X thereof, and the provisions of which Articles and Sections are hereby incorporated into and made a part of this Guarantee by this reference as if set forth herein; provided that references to the “Borrower” in such Articles and Sections shall be deemed to be references to such Guarantor, and references to “this Agreement” in such Articles and Sections shall be deemed to be references to this Guarantee.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make the Loans thereunder, each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, as set forth below.

SECTION 3.1. Credit Agreement Representations and Warranties. The representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties, are true and correct in all material respects as of the Closing Date, with each such representation and warranty set forth in such Article VI of the Credit Agreement (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by this reference as though specifically set forth in this Article III.

SECTION 3.2. Financial Condition, Etc. Each Guarantor has knowledge of the Borrower’s and each other Guarantor’s financial condition and affairs and has adequate means to obtain from each such Person on an ongoing basis information relating thereto and to each such Person’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guarantee is in effect. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of the Borrower or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of each such Person that might become known to the Secured Parties at any time, whether or not the Secured Parties know or believe or have reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.

SECTION 3.3. Best Interests. It is in the best interests of each Guarantor to execute this Guarantee inasmuch as each Guarantor will, as a result of being an Affiliate of the Borrower, derive substantial direct and indirect benefits from the Loans made to the Borrower by the Lenders pursuant to the Credit Agreement, and each Guarantor agrees that the Lenders are relying on this representation in agreeing to make the Loans to the Borrower.

ARTICLE IV

COVENANTS, ETC.

SECTION 4.1. Covenants. Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VII and VIII of the Credit Agreement) which are applicable to such Guarantor or its properties, with each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article IV, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by this reference as though specifically set forth in this Article IV.

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ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1. Loan Document. This Guarantee is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guarantee shall remain in full force and effect until the Termination Date has occurred, shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Secured Parties; provided that such Guarantor may not (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of the Secured Parties. Without limiting the generality of the foregoing, to the extent permitted by the Credit Agreement, a Lender may assign or otherwise transfer (in whole or in part) its Commitment, Note or Loans held by it to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to that Lender under each Loan Document (including this Guarantee) or otherwise.

SECTION 5.3. Amendments, Etc. No amendment to or waiver of any provision of this Guarantee, nor consent to any departure by any Guarantor from its obligations under this Guarantee, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be given or made as set forth in Section 10.2 of the Credit Agreement.

SECTION 5.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guarantee and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

SECTION 5.6. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

SECTION 5.7. Further Assurances. Each Guarantor agrees, upon the written request of the Administrative Agent, to execute and deliver to the Secured Parties, from time to time, any additional instruments or documents deemed to be reasonably necessary by the Administrative Agent to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

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SECTION 5.8. Section Captions. Section captions used in this Guarantee are for convenience of reference only and shall not affect the construction of this Guarantee.

SECTION 5.9. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guarantee or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.10. Governing Law, Entire Agreement, Etc. THIS GUARANTEE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Guarantee, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect hereto.

SECTION 5.11. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR ANY GUARANTOR IN CONNECTION HEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OR THE LENDERS’ OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE SECURED PARTIES, BY ACCEPTANCE OF THIS GUARANTEE, AND EACH GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2 OF THE CREDIT AGREEMENT. THE SECURED PARTIES, BY ACCEPTANCE OF THIS GUARANTEE, AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE SECURED PARTIES, BY ACCEPTANCE OF THIS

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GUARANTEE, OR ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE SECURED PARTIES, BY ACCEPTANCE OF THIS GUARANTEE, AND SUCH GUARANTOR, EACH ON ITS OWN BEHALF, HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTEE.

SECTION 5.12. Counterparts. This Guarantee may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Guarantee shall become effective when counterparts hereof executed on behalf of each Guarantor shall have been received by the Secured Parties. Delivery of an executed counterpart of a signature page to this Guarantee by email (in “pdf” or “tiff” or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Guarantee.

SECTION 5.13. Waiver of Jury Trial. THE SECURED PARTIES, BY ACCEPTANCE OF THIS GUARANTEE, AND EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SECURED PARTY OR ANY GUARANTOR IN CONNECTION HEREWITH. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES TO ENTER INTO THE LOAN DOCUMENTS.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed and delivered by its Authorized Officer as of the date first above written.

HARMONY BIOSCIENCES II, INC.

By:
Name:
Title:

[Signature Page to Guarantee]

ANNEX I

to Guarantee

SUPPLEMENT TO

GUARANTEE

This SUPPLEMENT, dated as of              ,          (this “Supplement”), is to the Guarantee, dated as of January 9, 2020 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guarantee”), by the Guarantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guarantee, unless otherwise defined herein or if the context otherwise requires) from time to time party thereto, in favor of the Secured Parties (as defined in the Guarantee).

W I T N E S S E T H:

WHEREAS, pursuant to a Credit Agreement, dated as of January 9, 2020 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among HARMONY BIOSCIENCES, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto and ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, a Delaware limited partnership, as administrative agent (together with its successors, transferees and assignees, the “Administrative Agent”), the Lenders have extended a Commitment to make the Loans to the Borrower; and

WHEREAS, pursuant to the provisions of Section 5.5 of the Guarantee, each of the undersigned is becoming a Guarantor under the Guarantee; and

WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guarantee in order to induce the Lenders to continue to extend the Loans under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of the Secured Parties, as follows.

SECTION 1. Party to Guarantee, Etc. In accordance with the terms of the Guarantee, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guarantee with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guarantee applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. In furtherance of the foregoing, each reference to a “Guarantor” or “Guarantors” in the Guarantee shall be deemed to include each of the undersigned.

SECTION 2. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guarantee constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. Full Force of Guarantee. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect in accordance with its terms.

SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Supplement shall be prohibited by or invalid under such Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Guarantee.

SECTION 5. Governing Law, Entire Agreement, Etc. THIS SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersedes any prior agreements, written or oral, with respect thereto.

SECTION 6. Effectiveness. This Supplement shall become effective with respect to a Guarantor when a counterpart hereof executed by such undersigned Guarantor shall have been received by the Secured Parties. Delivery of an executed counterpart of a signature page to this Supplement by email (in “pdf” or “tiff” or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Supplement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[Signature Page to Guarantee Supplement]

EXHIBIT E

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of January 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”), is made by HARMONY BIOSCIENCES LLC, a Delaware limited liability company (the “Borrower”), HARMONY BIOSCIENCES II, INC., a Delaware corporation, (“Holdings” ) (the Borrower and Holdings, together with any other entity that may become a party hereto as provided herein, are referred to each as a “Grantor” and, collectively as the “Grantors”), in favor of ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, a Delaware limited partnership (together with its successors, transferees and assignees, as Administrative Agent (the “Administrative Agent”) for the Secured Parties (defined below).

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, dated as of January 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and the Administrative Agent, the Lenders have extended a Commitment to make Loans to the Borrower; and

WHEREAS, as a condition precedent to the making of the Loans and as an inducement for the Lenders to make the Loans, in each case, under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;

WHEREAS, it is required under the terms of the Credit Agreement that the Grantors shall have granted, pledged and assigned the security interests and undertaken the obligations contemplated by this Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Bioprojet Agreements” means the Key Contracts listed in clauses (a) through (b) of the definition thereof as of the date hereof, including any replacement thereof.

“Borrower” is defined in the preamble.

“Collateral” is defined in Section 2.1.

“Collateral Accounts” is defined in Section 4.3(b).

“Computer Hardware and Software Collateral” means (a) all of the Grantors’ owned computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form; (b) all software programs (including both source code, object code and all related applications and data files) designed for use on the computers and electronic data processing hardware described in clause (a) above; (c) all firmware associated therewith; (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and (e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

“Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Administrative Agent, that provides for the Administrative Agent to have “control” (as defined in the UCC) over certain Collateral.

“Copyright Collateral” means all Copyrights, including: (a) the Copyrights referred to in Item A of Schedule V, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation; (b) all Copyright licenses, including each material Copyright license referred to in Item B of Schedule V; (c) the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof; and (d) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by the Grantors.

“Credit Agreement” is defined in the first recital.

“Distributions” means all dividends paid on Capital Securities, liquidating dividends paid on Capital Securities, shares (or other designations) of Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Securities constituting Collateral.

“Financing Statements” is defined in Section 3.7(b).

“General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

“Grantor” and “Grantors” are defined in the preamble.

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“Holdings” is defined in the preamble.

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor.

“Investment Property” means, collectively, (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (b) whether or not constituting “investment property” as so defined, all Pledged Notes.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, if the title thereto is governed by a certificate of title or ownership.

“Patent Collateral” means:

(a) all of the Patents, including all Patent applications in preparation for filing and each Patent and Patent application referred to in Item A of Schedule III;

(b) all Patent licenses, and other agreements providing any Grantor with the right to use any items of the type referred to in clause (a) above, including each Patent license referred to in Item B of Schedule III (excluding any licenses to any Grantor for commercially available off-the-shelf software); and

(c) all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits) and the right to sue third parties for past, present or future infringements of any Patent and for breach or enforcement of any patent license.

“Permitted Liens” means all Liens permitted by Section 8.3 of the Credit Agreement.

“Pledged Notes” means all promissory notes listed on Item J of Schedule II (as such schedule may be amended or supplemented from time to time), all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.

“Secured Parties” means, collectively, the Administrative Agent and the Lenders and

“Secured Party” means any one of them.

“Securities Act” is defined in Section 6.2(a).

“Security Agreement” is defined in the preamble.

“Trade Secrets” is defined in the definition of “Trade Secrets Collateral.”

“Trade Secrets Collateral” means (a) all of the Grantors’ common Law and statutory trade secrets and all other confidential and proprietary information, and all know-how obtained by or

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used in the business of any Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret; (b) all Trade Secret licenses, including each Trade Secret license referred to in Schedule VI (excluding any licenses to any Grantor for commercially available off-the-shelf software); and (c) including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“Trademark Collateral” means:

(a) (i) all of the Grantors’ Trademarks and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule IV, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark (the “USPTO”) or in any office or agency of the United States of America, or any state thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing;

(b) all Trademark licenses for the grant by or to any Grantors of any right to use any Trademark, including each Trademark license referred to in Item B of Schedule IV (excluding any licenses to any Grantor for commercially available off-the-shelf software);

(c) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

(d) all Proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3. UCC Definitions. When used herein the terms “Account”, “Certificated Securities”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Goods”, “Instrument”, “Inventory”, “Letter of Credit Rights”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Securities Account”, “Security Entitlement”, “Supporting Obligations” and “Uncertificated Securities” have the meaning provided in Article 8 or Article 9, as applicable, of the UCC. “Letters of Credit” has the meaning provided in Section 5-102 of the UCC.

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ARTICLE II

SECURITY INTEREST

SECTION 2.1. Grant of Security Interest. Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all of such Grantor’s right, title and interest in and to the following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located (collectively, the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Commercial Tort Claims, including those listed on Item I of Schedule II (as such schedule may be amended or supplemented from time to time);

(d) Deposit Accounts;

(e) Documents;

(f) General Intangibles;

(g) Goods (including Goods held on consignment with third parties);

(h) Instruments;

(i) Investment Property;

(j) Letter of Credit Rights and Letters of Credit;

(k) Supporting Obligations;

(l) all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

(m) all Proceeds of any of the foregoing and, to the extent not otherwise included, (i) all payments under insurance (whether or not the Administrative Agent is the loss payee thereof) in respect of Collateral and (ii) all tort claims; and

(n) all other property and rights of every kind and description and interests therein.

Notwithstanding anything to the contrary, the term “Collateral” shall not include:

(i) any General Intangibles or other rights, in each case arising under any contracts, instruments, lease, licenses or other documents as to which the grant of a security interest would (A) constitute or result in a violation, breach, termination, default or invalidity thereunder or thereof in favor of a third party, unless and until any required consents shall have been obtained or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder, including any Key Contract or Material Agreement to the extent described in this clause (i);

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(ii) Trademark applications filed in the USPTO on the basis of such Grantor’s “intent to use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with the USPTO pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a Lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application;

(iii) any asset, the granting of a security interest in which would be void, materially restricted or illegal under any applicable Law (including, without limitation, any requirement made under applicable Law to obtain the consent or approval of any Governmental Authority), or pursuant thereto would result in, or permit the termination of, such asset; or

(iv) any asset subject to a Permitted Lien (other than Liens in favor of the Secured Parties) securing obligations permitted under the Credit Agreement to the extent that the grant of other Liens on such asset (A) would result in a breach, termination, invalidity or violation of, or constitute a default under, the agreement or instrument governing such Permitted Lien (or the transaction or obligations secured thereby), (B) would result in the loss of use of such asset or (C) would permit the holder of such Permitted Lien to terminate the Grantor’s use of such asset;

(v) the Excluded Accounts, as that term is defined in Section 7.13 of the Credit Agreement;

(vi) any assets with respect to which the Administrative Agent determines, in its reasonable discretion, that the cost of obtaining a security interest therein, or Lien thereon exceed the practical benefits to the Secured Parties of the security afforded thereby;

(vii) any leasehold or subleasehold interests in any real property; and

(viii) any Motor Vehicles.

provided that the property described in each of clauses (i), (iii) and (iv) above shall only be excluded from the term “Collateral” to the extent the conditions stated in such clauses are not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable Law;

provided further that the property described in each of clauses (i) through (vii) above shall not include any Proceeds, products, substitutions or replacements thereof (unless such Proceeds, products, substitutions or replacements would otherwise constitute property described in any of clauses (i) through (vii) above).

SECTION 2.2. Security for Obligations. This Security Agreement and the Collateral in which the Administrative Agent, for the benefit of the Secured Parties, is granted a security interest hereunder by the Grantors to secure the payment and performance of all of the Obligations.

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SECTION 2.3. Grantors Remain Liable. Anything herein to the contrary notwithstanding:

(a) the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b) the exercise by any Secured Party of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c) the Secured Parties will not have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will the Secured Parties be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.4. Distributions on Capital Securities; Payments on Pledged Notes. In the event that any (a) Distribution with respect to any Capital Securities or (b) payment with respect to any Pledged Notes, in each case pledged hereunder, is not prohibited under Section 8.6 of the Credit Agreement, such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution or payment is made in contravention of Sections 8.5 or 8.6 of the Credit Agreement, such Grantor shall hold the same segregated and in trust for the Administrative Agent, for the benefit of the Secured Parties, until paid to the Administrative Agent in accordance with Section 4.1.5.

SECTION 2.5. Security Interest Absolute, Etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest and shall remain in full force and effect, in each case, until the Termination Date. All rights of the Secured Parties and the security interests granted to the Administrative Agent, for the benefit of the Secured Parties, hereunder, and all obligations of the Grantors hereunder, shall, to the fullest extent permitted by applicable Law, in each case, be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document (other than this Security Agreement);

(b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, Holdings or any of the Subsidiaries or any other Person (including any other Grantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or Collateral securing, any Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations;

(d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise and shall not be subject to (and each Grantor hereby waives, until payment of all Obligations, any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

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(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a Grantor (including the Grantors hereunder), or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by the Administrative Agent, for the benefit of the Secured Parties, securing any of the Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of the Borrower, Holdings or any of the Subsidiaries, any surety or any guarantor.

SECTION 2.6. Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party until following the Termination Date. No Grantor shall seek or be entitled to seek any contribution or reimbursement from the Borrower, Holdings or any other Grantor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent, for the benefit of the Secured Parties, in the exact form received by such Grantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.1(b); provided that if such Grantor has made payment to the Administrative Agent of all or any part of the Obligations and the Termination Date has occurred, then at such Grantor’s request, the Administrative Agent will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Grantor shall refrain from taking any action or commencing any proceeding against the Borrower, Holdings or any other Grantor (or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to the Administrative Agent or any other Secured Party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make the Loans thereunder, the Grantors represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, as set forth below.

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SECTION 3.1. As to Capital Securities of the Subsidiaries, Investment Property.

(a) With respect to any Subsidiary of any Grantor that is:

(i) a corporation, business trust, joint stock company or similar Person, all Capital Securities issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate or certificates; and

(ii) a partnership or limited liability company, no Capital Securities issued by such Subsidiary (including the Borrower) (A) is dealt in or traded on securities exchanges or in securities markets, (B) expressly provides that such Capital Securities is a security governed by Article 8 of the UCC or (C) is held in a Securities Account, except, with respect to this clause (a)(ii), Capital Securities (x) for which the Administrative Agent is the registered owner or (y) with respect to which the issuer has agreed in an authenticated record with such Grantor and the Administrative Agent to comply with any instructions of the Administrative Agent without the consent of such Grantor.

(b) Each Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor in a Subsidiary (including the Borrower) on the Closing Date (or, solely with respect to a Grantor that becomes a party to this Security Agreement after the Closing Date, on the date such Grantor becomes a party to this Security Agreement) to the Administrative Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent.

(c) [Reserved]

(d) The percentage of the issued and outstanding Capital Securities of each Subsidiary (including the Borrower) pledged on the Closing Date (or, solely with respect to a Grantor that becomes a party to this Security Agreement after the Closing Date, on the date such Grantor becomes a party to this Security Agreement) by each Grantor hereunder is as set forth on Schedule I. All shares of such Capital Securities have been duly and validly issued and are fully paid and non-assessable (in the case of any Capital Securities issued by a corporation) or duly issued and outstanding (in the case of any Capital Securities in any partnership or limited liability company).

(e) Each of the Intercompany Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing.

SECTION 3.2. Grantor Name, Location, Etc. In each case as of the Closing Date (or, solely with respect to a Grantor that becomes a party to this Security Agreement after the Closing Date, on the date such Grantor becomes a party to this Security Agreement):

(a) (i) The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC and (ii) the address of each Grantor’s executive office and principal place of business is set forth in Item A of Schedule II.

(b) The Grantors do not have any trade names other than those set forth in Item C of Schedule II hereto.

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(c) During the twelve (12) months preceding the date hereof (or, solely with respect to a Grantor that becomes a party to this Security Agreement after the Closing Date, preceding the date such Grantor becomes a party to this Security Agreement), no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II hereto.

(d) Each Grantor’s federal taxpayer identification number (or foreign equivalent) is (and, during the twelve (12) months preceding the date hereof (or, solely with respect to a Grantor that becomes a party to this Security Agreement after the Closing Date, preceding the date such Grantor becomes a party to this Security Agreement), such Grantor has not had a federal taxpayer identification number (or equivalent) different from that) set forth in Item E of Schedule II hereto.

(e) No Grantor is a party to any federal, state or local government contract except as set forth in Item F of Schedule II hereto.

(f) No Grantor maintains any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Item G of Schedule II.

(g) No Grantor is the beneficiary of any Letters of Credit in excess of $500,000, except as set forth on Item H of Schedule II.

(h) No Grantor has Commercial Tort Claims in favor of such Grantor in excess of $500,000 except as set forth on Item I of Schedule II.

(i) The name set forth on the signature page attached hereto (or the signature page of the supplement hereto by which such Grantor has become a party to this Security Agreement, as applicable) is the true and correct legal name (as defined in the UCC) of each Grantor.

SECTION 3.3. Ownership, No Liens, Etc. Each Grantor owns its Collateral free and clear of any Lien, except for (a) any security interest created by this Security Agreement and (b) Permitted Liens. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Security Agreement, Permitted Liens or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Administrative Agent on the Closing Date. No Grantor has granted a Lien (other than non-consensual Permitted Liens and Permitted Liens described in clauses (a) and (k) of Section 8.3 of the Credit Agreement) in any Bioprojet Agreement to any Person, other than the Secured Parties to the extent contemplated under this Agreement.

SECTION 3.4. Possession of Inventory, Control, Etc.

(a) Each Grantor has, and agrees that it will maintain, exclusive possession of its Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory, other than (i) Equipment or Inventory that is in transit in the ordinary course of business, (ii) Equipment or Inventory that in the ordinary course of business is in the possession or control of a warehouseman,

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bailee agent or other Person (other than a Person controlled by or under common control with such Grantor), with respect to any such assets with an aggregate value in excess of $2,000,000, that has been notified of the security interest created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Security Agreement and with respect to which such Grantor has exercised commercially reasonable efforts to have authenticated a record acknowledging that such warehouseman, bailee agent or other Person holds possession of such Collateral for the benefit of the Secured Parties and waives any Lien held by it against such Collateral, (iii) Inventory that is in the possession of any Person in connection with a conditional sale, title retention, consignment or similar arrangements for sale of goods or products in the ordinary course of business and (iv) any Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory that have been delivered to the Administrative Agent.

(b) Each Grantor is the sole entitlement holder of its Deposit Accounts, and no other Person (other than the Administrative Agent pursuant to this Security Agreement or any other Person with respect to Permitted Liens) has control or possession of, or any other interest in, any of its Deposit Accounts or any other securities or property credited thereto, in each case, except as otherwise expressly permitted under the Credit Agreement.

SECTION 3.5. Negotiable Instruments and Chattel Paper. Each Grantor has delivered to the Administrative Agent possession of all originals of all Instruments, Promissory Notes and tangible Chattel Paper (other than any Intercompany Note, any Instrument, Promissory Note or tangible Chattel Paper held in a Securities Account or any Instrument, Promissory Note or tangible Chattel Paper not exceeding $500,000 in principal amount individually or $1,000,000 in principal amount in the aggregate) held by such Grantor on the Closing Date (or, solely with respect to a Grantor that becomes a party to this Security Agreement after the Closing Date, on the date such Grantor becomes a party to this Security Agreement).

SECTION 3.6. Intellectual Property Collateral. Except as disclosed on Schedules III through VI, with respect to any Intellectual Property Collateral:

(a) any material Intellectual Property Collateral owned by any Grantor is, to the knowledge of such Grantor, valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part;

(b) such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to all Intellectual Property Collateral owned by such Grantor and to the knowledge of such Grantor, no claim has been made that the use of such Intellectual Property Collateral by such Grantor does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate in any material respect, any of the rights of any third party;

(c) such Grantor has made all necessary filings and recordations to protect its interest in any Intellectual Property Collateral owned by such Grantor to the extent such filing or recordation is necessary for the conduct of the business substantially in the manner presently conducted, including recordations of all of its interests in the Patent Collateral and Trademark Collateral in the USPTO or foreign equivalent, and its claims to the Copyright Collateral in the United States Copyright Office (the “USCO”) or foreign equivalent, and, to the extent necessary, has used proper statutory notice in connection with its use of any material Patent, Trademark and Copyright in any of such Intellectual Property Collateral;

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(d) such Grantor has taken all reasonable steps to safeguard its Trade Secrets and to its knowledge (i) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than a Grantor; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any material way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral;

(e) to such Grantor’s knowledge, no third party is infringing upon any Intellectual Property owned or used by such Grantor in any material respect, or any of its respective licensees in any material respect;

(f) no written settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property in any material respect;

(g) such Grantor has not granted a Lien in any Intellectual Property Collateral owned by such Grantor that has not been terminated or released except Permitted Liens;

(h) such Grantor has executed and delivered to the Administrative Agent Intellectual Property Collateral security agreements for all applications and registrations for all Copyrights, Patents and Trademarks owned by such Grantor;

(i) such Grantor uses commercially reasonable efforts designed to ensure the quality of the manufacture, distribution and sale of all products sold by the Grantor and in the provision of all services rendered under or in connection with all Trademarks and has taken all commercially reasonable actions necessary to ensure that all licensees of the Trademarks owned by such Grantor use such adequate standards of quality;

(j) the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any material portion of the Intellectual Property Collateral; and

(k) to such Grantor’s knowledge, such Grantor owns or is entitled to use by license, lease or other agreement, all Patents, Trademarks, Trade Secrets, Copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing as necessary to conduct the business and operations of such Grantor substantially in the manner presently conducted.

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SECTION 3.7. Validity, Etc.

(a) This Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations to the extent such security interest may be created pursuant to Article 9 of the UCC.

(b) Upon the filing of a UCC-1 financing statement naming the applicable Grantor as debtor, the Administrative Agent as secured party and listing all personal property as the collateral (collectively, the “Financing Statements”) in the jurisdiction of organization of each Grantor set forth in Item A of Schedule II with the appropriate agencies therefor, the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral described on such Financing Statements in favor of the Administrative Agent to the extent that a security interest therein may be perfected by filing a financing statement pursuant to the relevant UCC, prior to all other Liens, except for Permitted Liens.

SECTION 3.8. Authorization, Approval, Etc. Except as have been obtained or made and are in full force and effect or except with respect to the Financing Statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the USPTO or the USCO, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors.

SECTION 3.9. Best Interests. It is in the best interests of each Grantor (other than the Borrower) to execute this Security Agreement inasmuch as such Grantor will, as a result of being an Affiliate of the Borrower, derive substantial direct and indirect benefits from the Loans made to the Borrower by the Lenders pursuant to the Credit Agreement, and each Grantor agrees that the Lenders are relying on this representation in agreeing to make such Loans pursuant to the Credit Agreement to the Borrower.

ARTICLE IV

COVENANTS

Each Grantor covenants and agrees that, until the Termination Date, such Grantor will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1. As to Investment Property, Etc.

SECTION 4.1.1. Capital Securities of Subsidiaries. No Grantor will allow any of its Subsidiaries (including the Borrower):

(a) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities;

(b) that is a partnership or limited liability company, to (i) issue Capital Securities that are to be dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide in its Organic Documents that its Capital Securities are securities governed by Article 8 of the UCC or (iii) place such Subsidiary’s Capital Securities in a Securities Account; and

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(c) to issue Capital Securities in addition to or in substitution for the Capital Securities pledged hereunder, except to such Grantor (and such Capital Securities are immediately pledged and delivered to the Administrative Agent pursuant to the terms of this Security Agreement).

SECTION 4.1.2. Investment Property (other than Certificated Securities).

(a) Upon (or such later date as Administrative Agent may agree to) a Grantor’s acquisition or creation of any Deposit Accounts or Securities Accounts (other than Excluded Accounts), such Grantor will cause the bank or securities intermediary maintaining such deposit Accounts or Securities Account to execute a Control Agreement relating thereto.

(b) With respect to any Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) issued by a Person other than the Borrower or a Subsidiary constituting Investment Property owned or held by any Grantor, such Grantor will, upon written request from Administrative Agent, cause the issuer of such securities to either (i) register the Administrative Agent as the registered owner thereof on the books and records of the issuer or (ii) execute a Control Agreement relating to such Investment Property pursuant to which the issuer agrees to comply with the Administrative Agent’s instructions with respect to such Uncertificated Securities without further consent by such Grantor. With respect to Uncertificated Securities of the Borrower or any Subsidiary, the Grantor issuer of such Securities hereby agrees to comply with the Administrative Agent’s instructions with respect to such Uncertificated Securities without further consent by such Grantor, and the Administrative Agent hereby agrees not to give such instructions unless an Event of Default has occurred and is continuing.

(c) Except as otherwise permitted under the Credit Agreement (including Permitted Liens), no Grantor shall cause or permit any Person other than Administrative Agent or the Secured Parties to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) of any Investment Property constituting part of the Collateral.

SECTION 4.1.3. Certificated Securities (Stock Powers). Each Grantor agrees that all Certificated Securities constituting Collateral, including the Capital Securities delivered by such Grantor pursuant to this Security Agreement, will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent.

SECTION 4.1.4. Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement) deliver to the Administrative Agent all Investment Property and all Payment Intangibles that constitute Collateral to the extent that such Investment Property or Payment Intangibles are evidenced by a Document, Instrument, Promissory Note or Chattel Paper (other than any Intercompany Notes, any Document, Instrument, Promissory Note or Chattel Paper held in a Securities Account or any Document, Instrument, Promissory Note or Chattel Paper not exceeding $500,000 in principal amount individually or $1,000,000 in principal amount in the aggregate).

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SECTION 4.1.5. Voting Rights, Dividends, Etc. Each Grantor agrees:

(a) upon receipt of notice of the occurrence and continuance of an Event of Default from the Administrative Agent and request therefor by the Administrative Agent, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all dividends and Distributions with respect to Investment Property constituting Collateral; all interest, principal, other cash payments on Payment Intangibles; and all Proceeds of the Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Administrative Agent as additional Collateral, except for payments made in accordance with Section 8.6 of the Credit Agreement; and

(b) immediately upon the occurrence and during the continuance of an Event of Default and so long as the Administrative Agent has notified such Grantor of the Administrative Agent’s intention to exercise its voting power under this clause (b),

(i) with respect to Collateral consisting of general partner interests or limited liability company interests, to promptly modify its Organic Documents to admit the Administrative Agent as a general partner or member, as applicable;

(ii) that the Administrative Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Investment Property constituting Collateral, and such Grantor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property; and

(iii) to promptly deliver to the Administrative Agent such additional proxies and other documents as are reasonably requested by Administrative Agent which are necessary to allow the Administrative Agent to exercise such voting power.

All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds constituting Collateral that may at any time and from time to time be held by such Grantor, but which such Grantor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by such Grantor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in this clause (b), such Grantor will have the exclusive voting power with respect to any Investment Property and the Administrative Agent will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver or ratification given, or action taken by such Grantor that would impair any such Collateral or be inconsistent with or violate any provision of any Loan Document.

SECTION 4.2. Change of Name, Etc. No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except as otherwise permitted by the Credit Agreement.

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SECTION 4.3. As to Accounts.

(a) Each Grantor shall have the right to collect all Accounts so long as no Event of Default shall have occurred and be continuing.

(b) Upon (i) the occurrence and continuance of an Event of Default and (ii) the delivery of notice by the Administrative Agent to each Grantor, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Administrative Agent and, until delivered to Administrative Agent, shall be deposited in a Deposit Account of such Grantor maintained with the Administrative Agent or that otherwise is a Controlled Account (such Deposit Accounts or Controlled Accounts, collectively, the “Collateral Accounts”), and such Grantor shall not commingle any such Proceeds and shall hold, separate and apart from all other property, all such Proceeds in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Administrative Agent.

(c) Following the delivery of notice pursuant to clause (b)(ii) above, the Administrative Agent shall have the right to apply any amount in the Collateral Accounts to the payment of any Obligations which are then due and payable in accordance with Section 9.4 of the Credit Agreement.

SECTION 4.4. As to Grantors’ Use of Collateral.

(a) Subject to clause (b) below, each Grantor: (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Administrative Agent may reasonably request following the occurrence and during the continuance of an Event of Default or, in the absence of such request, as such Grantor may deem advisable, (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral, or (iv) may make Dispositions permitted under the Credit Agreement.

(b) At any time following the occurrence and during the continuance of an Event of Default, whether before or after the maturity of any of the Obligations until the Termination Date, the Administrative Agent may: (i) revoke any or all of the rights of each Grantor set forth in clause (a) above, (ii) notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c) Upon the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

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(d) At any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may endorse, in the name of such Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

(e) No Grantor may grant a Lien (other than non-consensual Permitted Liens and Permitted Liens described in clauses (a) and (k) of Section 8.3 of the Credit Agreement) on any Bioprojet Agreement to any Person, other than the Secured Parties.

SECTION 4.5. As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:

(a) such Grantor will not (i) do or fail to perform any act whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) authorize any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain the quality of products and services offered under all of the Trademark Collateral at a level substantially consistent with the quality of products and services offered under such Trademark as of the date hereof, (C) [reserved], (D) [reserved], (E) [reserved] or (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may become invalid or unenforceable or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor reasonably and in good faith determines that either (x) such Intellectual Property Collateral is of negligible economic value to such Grantor or (y) the loss of such Intellectual Property Collateral would not be material to such Grantor;

(b) such Grantor shall promptly notify the Administrative Agent if it knows that any application or registration relating to any material item of the Intellectual Property Collateral may, in the Grantor’s reasonable commercial judgment, become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination (including the institution of, or any such determination in, any proceeding in the USPTO, the USCO or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

(c) deliver, on a quarterly basis, together with the delivery of the applicable Compliance Certificate for such quarter, a report listing all applications for the registration of any Intellectual Property Collateral with the USPTO or any similar office or agency in any other country or any political subdivision thereof filed during such quarter, and upon the request of the Administrative Agent (subject to the terms of the Credit Agreement and this Security Agreement), the applicable Grantor shall execute and deliver all agreements, instruments and documents as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in any Intellectual Property Collateral;

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(d) [reserved]

(e) such Grantor will take all reasonable and necessary steps (in such Grantor’s reasonable business judgement), including in any proceeding before the USPTO, the USCO or any similar office or agency in any other country or any political subdivision thereof (subject to the terms of the Credit Agreement), to maintain and pursue any material application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, material Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b)); and

(f) such Grantor will promptly (but no less than quarterly and sooner if requested by Administrative Agent) execute and deliver to the Administrative Agent (as applicable) a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement, as the case may be, in the forms of Exhibit A, Exhibit B and Exhibit C hereto following its obtaining an interest in any such Intellectual Property and shall execute and deliver to the Administrative Agent any other document reasonably required to evidence the Administrative Agent’s interest in any part of such item of Intellectual Property Collateral unless such Grantor shall determine in good faith (with the consent of the Administrative Agent, such consent not to be unreasonably withheld) that any Intellectual Property Collateral is of negligible economic value to such Grantor.

SECTION 4.6. As to Letter of Credit Rights.

(a) Each Grantor, by granting a security interest in its Letter of Credit Rights to the Administrative Agent, intends to (and hereby does) collaterally assign to the Administrative Agent its rights (including its contingent rights ) to the Proceeds of all Letter of Credit Rights of which it is or hereafter becomes a beneficiary or assignee.

(b) Upon the occurrence of an Event of Default, such Grantor will, promptly upon request by the Administrative Agent, (i) notify (and such Grantor hereby authorizes the Administrative Agent to notify) the issuer and each nominated person with respect to each of the Letters of Credit that the Proceeds thereof have been assigned to the Administrative Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Administrative Agent and (ii) arrange for the Administrative Agent to become the transferee beneficiary of such Letter of Credit.

SECTION 4.7. As to Commercial Tort Claims. Each Grantor covenants and agrees that, until the Termination Date, with respect to any Commercial Tort Claim exceeding $500,000 hereafter arising, it shall deliver to the Administrative Agent a reasonably detailed description of any such new Commercial Tort Claim.

SECTION 4.8. Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the U.S. Uniform Electronic Transactions Act, as in effect in

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any relevant jurisdiction, with a value in excess of $500,000, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under Section 9-105 of the UCC of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

SECTION 4.9. Further Assurances, Etc. Each Grantor agrees that, from time to time at its own expense, it will, subject to the terms of this Security Agreement, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will:

(a) from time to time upon the written request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Administrative Agent, with respect to Capital Securities constituting Collateral as are necessary to perfect the security interest created hereunder and will, from time to time upon the prior written request of the Administrative Agent, after the occurrence and during the continuance of any Event of Default, promptly transfer any Capital Securities constituting Collateral into the name of any nominee designated by the Administrative Agent; if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Administrative Agent hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper (other than any Intercompany Note, any Instrument, negotiable Document, Promissory Note or tangible Chattel Paper held in a Securities Account subject to a Control Agreement or any Instrument, negotiable Document, Promissory Note or tangible Chattel Paper not exceeding $500,000 in principal amount individually) duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent;

(b) file (and hereby authorize the Administrative Agent to file) such Financing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3727, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Administrative Agent may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent, for the benefit of the Secured Parties, hereby;

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(c) [reserved];

(d) not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 4.4; and

(e) not create any tangible Chattel Paper with a value in excess of $500,000 individually or $1,000,000 in the aggregate, without placing a legend on such tangible Chattel Paper reasonably acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral as may be necessary or desirable to create, preserve, perfect or maintain the perfection of or validate the security interest granted hereunder. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by Law. Each Grantor hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

ARTICLE V

THE ADMINISTRATIVE AGENT

SECTION 5.1. Agent Appointed Attorney-in-Fact. Each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default until the Termination Date in accordance with the terms hereof:

(a) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Administrative Agent may deem reasonably appropriate;

(b) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(c) to defend, settle or compromise any action brought in respect of the Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

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(d) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(e) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(f) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(g) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(h) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may deem reasonably appropriate in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(i) to exchange any of the Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may deem reasonably appropriate;

(j) to vote for a shareholder or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Collateral into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any transferee to whom the Collateral or any part thereof may be sold pursuant to Article VI hereof; and

(k) to perform the affirmative obligations of such Grantor hereunder.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

SECTION 5.2. Assignment by the Administrative Agent. The Administrative Agent may from time to time assign its security interest in the Collateral to a successor agent in accordance with the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

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SECTION 5.3. The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder and to account for all proceeds thereof, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. The provisions of Article XI of the Credit Agreement, including the rights, privileges, protections, benefits, indemnities and immunities of the Administrative Agent are incorporated herein, mutatis mutandis, as if a part hereof, and shall also apply to the Administrative Agent acting under or in connection with this Agreement.

SECTION 5.4. Release of Collateral. The Administrative Agent, upon the direction of the Required Lenders, may release any of the Collateral from this Security Agreement or may substitute any of the Collateral for other Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Collateral not expressly released or substituted, and this Agreement shall continue as a first priority (subject to Permitted Liens) lien on all Collateral not expressly released or substituted.

SECTION 5.5. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Obligations in the order set forth in Section 9.4 of the Credit Agreement, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in accordance with Section 9.4 of the Credit Agreement.

ARTICLE VI

REMEDIES

SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights

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and remedies of the Administrative Agent on default under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and also may:

(i) take possession of any Collateral not already in its possession without demand and without legal process;

(ii) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as reasonably directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both the Administrative Agent and such Grantor;

(iii) enter onto the property where any Collateral is located and take possession thereof without demand and without legal process; and

(iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at any public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten (10) days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent against all or any part of the Obligations as set forth in Section 9.4 of the Credit Agreement.

(c) The Administrative Agent may:

(i) transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder;

(ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder;

(iii) withdraw, or cause or direct the withdrawal, of all funds with respect to any Collateral Account;

(iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

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(v) endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral;

(vi) take control of any Proceeds of the Collateral; and

(vii) execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2. Securities Laws. If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral that are Capital Securities pursuant to Section 6.1(a)(iv), each Grantor agrees that, upon written request of the Administrative Agent, such Grantor will, at its own expense:

(a) execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Grantor, use its best efforts to cause) each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended and the rules and regulations of the SEC thereunder (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by Law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

(b) use its best efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;

(c) cause (or, with respect to any issuer that is not a Subsidiary of such Grantor, use its best efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law.

SECTION 6.3. Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and

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purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4. Protection of Collateral. The Administrative Agent may from time to time, at its option, upon the occurrence and continuance of an Event of Default, perform and take any action which the Administrative Agent deems reasonably necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantors and their successors, permitted transferees and permitted assigns and shall inure to the benefit of and be enforceable by the Administrative Agent and the Secured Parties; provided that no Grantor may assign or transfer any of its rights or obligations hereunder without the prior consent of the Administrative Agent.

SECTION 7.3. Amendments, Etc. No amendment or modification to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be delivered or made as provided in Section 10.2 of the Credit Agreement.

SECTION 7.5. Release of Liens. Upon (a) the Disposition of Collateral to a Person that is not a Grantor or a Subsidiary of a Grantor in accordance with the Credit Agreement and (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)). Upon any such Disposition or termination, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination. Upon the occurrence of the Termination Date, this Security Agreement shall automatically terminate.

25

SECTION 7.6. Additional Grantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement. Any schedules delivered by any additional Grantor pursuant to such supplement shall supplement the relevant schedules to this Security Agreement.

SECTION 7.7. No Waiver; Remedies. In addition to, and not in limitation of Section 2.5, no failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

SECTION 7.8. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.9. Governing Law, Entire Agreement, Etc. THIS SECURITY AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Security Agreement, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersedes any prior agreements, written or oral, with respect thereto.

SECTION 7.10. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Security Agreement shall become effective when counterparts hereof executed on behalf of all of the signatories hereto, shall have been received by the Administrative Agent. Delivery of an executed counterpart of a signature page to this Security Agreement by email (in “pdf” or “tiff” or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 7.11. Rights of Required Lenders. If the Administrative Agent has resigned and no successor agent has been appointed pursuant to Section 10.10 of the Credit Agreement, all rights of the Administrative Agent hereunder may be exercised by the Required Lenders.

26

[Signature Page Follows]

27

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

HARMONY BIOSCIENCES, LLC

By:
Name:
Title:

HARMONY BIOSCIENCES II, INC.

By:
Name:
Title:

ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP as the Administrative Agent

By:	OrbiMed ROF III LLC, its General Partner

By:	OrbiMed Advisors LLC, its Managing Partner

By:
Name:
	Title:	Member

[Signature Page to Security Agreement]

SCHEDULE I

to Security Agreement

Name of Grantor:	Interest:

SCHEDULE II

to Security Agreement

Item A.	Location of each Grantor.

Name of Grantor:	Location for purposes of UCC:

Item B.	Filing locations last five years.

Item C.	Trade names.

Name of Grantor:	Trade Names:

Item D.	Merger or other corporate reorganization.

Item E.	Grantor’s federal taxpayer ID numbers.

Name of Grantor:	Taxpayer ID numbers:

Item F.	Government Contracts.

Item G.	Deposit Accounts, Securities Accounts and Commodity Accounts.

Name of Grantor:	Description of Deposit Accounts, Securities Accounts and Commodity Accounts:

Item H.	Letter of Credit Rights.

Item I.	Commercial Tort Claims.

Item J.	Pledged Notes.

Name of Grantor:	Description of Pledged Notes:

SCHEDULE III

to Security Agreement

Item A.	Patents.

Item B.	Patent Licenses.

SCHEDULE IV

to Security Agreement

Item A.	Trademarks.

Item B.	Trademark Licenses.

SCHEDULE V

to Security Agreement

Item A.	Copyrights/Mask Works.

Item B.	Copyright/Mask Work Licenses.

SCHEDULE VI

to Security Agreement

Trade Secret or Know-How Licenses

EXHIBIT A

to Security Agreement

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of              , 20    (this “Agreement”), is made by [NAME OF GRANTOR], a                                          (the “Grantor”), in favor of ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, a Delaware limited partnership (together with its successors, transferees and assignees, the “Administrative Agent”) for the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, dated as of January 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HARMONY BIOSCIENCES, LLC, a Delaware limited liability company (the “Borrower”), the Lenders (as defined therein) and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor and its Affiliates have executed and delivered a Pledge and Security Agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, dated as of January 9, 2020 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (f) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all of the Patent Collateral (as defined below) to secure all of the Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of the Secured Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all of the Grantor’s right, title and interest in and to the Patent Collateral, including each Patent and Patent application referred to in Item A of Schedule I attached hereto and each Patent license referred to in Item B of Schedule I attached hereto (excluding any licenses to the Grantor for commercially available off-the-shelf software).

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Patent Collateral with the USPTO. The security interest granted hereby has been granted in furtherance of, and not in limitation of, the security interest granted to the Administrative Agent for the benefit of the Secured Parties under the Security Agreement. The Security Agreement (and all rights and remedies of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Release of Liens. Upon (a) the Disposition of Patent Collateral in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Patent Collateral (in the case of clause (a)) or (ii) all Patent Collateral (in the case of clause (b)). Upon any such Disposition or termination, the Administrative Agent will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Patent Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7. Effectiveness. This Agreement shall become effective when a counterpart hereof executed by the Grantor, shall have been received by the Administrative Agent. Delivery of an executed counterpart of a signature page to this Agreement by email (in “pdf” or “tiff” or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Grantor hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:	Name:
Title:

[Signature Page to Patent Security Agreement]

SCHEDULE I

to Patent Security Agreement

Item A.	Patents.

Issued Patents
Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications
Country	Serial No.	Filing Date	Inventor(s)	Title

Item B.	Patent Licenses (excluding any licenses to the Grantor for commercially available off- the-shelf software)

Country or Territory	Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

EXHIBIT B

to Security Agreement

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of              , 20     (this “Agreement”), is made by [NAME OF GRANTOR], a                                           (the “Grantor”), in favor of ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, a Delaware limited partnership (together with its successors, transferees and assignees, the “Administrative Agent”) for the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, dated as of January 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HARMONY BIOSCIENCES, LLC, a Delaware limited liability company (the “Borrower”), the Lenders (as defined therein) and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor and its Affiliates have executed and delivered a Pledge and Security Agreement in favor of the Administrative Agent, dated as of January 9, 2020 (as amended, supplemented, or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (f) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all of the Trademark Collateral (as defined below) to secure all of the Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of the Secured Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all of Grantor’s right, title and interest in and to the Trademark Collateral, including those Trademarks referred to in Item A of Schedule I hereto and each Trademark license referred to in Item B of Schedule I hereto (excluding any licenses to the Grantor for commercially available off-the-shelf software).

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the

Trademark Collateral with the USPTO. The security interest granted hereby has been granted in furtherance of, and not in limitation of, the security interest granted to the Administrative Agent for the benefit of the Secured Parties under the Security Agreement. The Security Agreement (and all rights and remedies of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Release of Liens. Upon (a) the Disposition of Trademark Collateral in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Trademark Collateral (in the case of clause (a)) or (ii) all Trademark Collateral (in the case of clause (b)). Upon any such Disposition or termination, the Administrative Agent will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Trademark Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7. Effectiveness. This Agreement shall become effective when a counterpart hereof executed by the Grantor, shall have been received by the Administrative Agent. Delivery of an executed counterpart of a signature page to this Agreement by email (in “pdf” or “tiff” or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Grantor hereto has caused this Agreement to be duly executed and delivered by Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

SCHEDULE I

to Trademark Security Agreement

Item A.	Trademarks.

Registered Trademarks
Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications
Country	Trademark	Serial No.	Filing Date

Item B.	Trademark Licenses.

Country or Territory	Trademark	Licensor	Licensee	Effective Date	Expiration Date

EXHIBIT C

to Security Agreement

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of              , 20     (this “Agreement”), is made by [NAME OF GRANTOR], a                                   (the “Grantor”), in favor of ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, a Delaware limited partnership (together with its successors, transferees and assignees, the “Administrative Agent”) for the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, dated as of January 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HARMONY BIOSCIENCES, LLC, a Delaware limited liability company (the “Borrower”), the Lenders (as defined therein) and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor and its Affiliates have executed and delivered a Pledge and Security Agreement in favor of the Administrative Agent, dated as of January 9, 2020 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (f) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all of the Copyright Collateral (as defined below) to secure all of the Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of the Secured Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all of the Grantor’s right, title and interest in and to the Copyright Collateral, including the Copyrights referred to in Item A of Schedule I hereto and the exclusive Copyright licenses referred to in Item B of Schedule I hereto (excluding any licenses to the Grantor for commercially available off-the-shelf software).

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the

Copyright Collateral with the USCO. The security interest granted hereby has been granted in furtherance of, and not in limitation of, the security interest granted to the Administrative Agent for the benefit of the Secured Parties under the Security Agreement. The Security Agreement (and all rights and remedies of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Release of Liens. Upon (a) the Disposition of Copyright Collateral in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Copyright Collateral (in the case of clause (a)) or (ii) all Copyright Collateral (in the case of clause (b)). Upon any such Disposition or termination, the Administrative Agent will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Copyright Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7. Effectiveness. This Agreement shall become effective when a counterpart hereof executed by the Grantor, shall have been received by the Administrative Agent. Delivery of an executed counterpart of a signature page to this Agreement by email (in “pdf” or “tiff” or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Grantor hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

SCHEDULE I

to Copyright Security Agreement

Item A.	Copyrights/Mask Works.

Registered Copyrights/Mask Works
Country	Registration No.	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications
Country	Serial No.	Filing Date	Author(s)	Title

Item B.	Exclusive Copyright/Mask Work Licenses.

Country or Territory	Licensor	Licensee	Effective Date	Expiration Date

ANNEX I

to Security Agreement

SUPPLEMENT TO

PLEDGE AND SECURITY AGREEMENT

This SUPPLEMENT, dated as of [●], 20     (this “Supplement”), is to the Pledge and Security Agreement, dated as of January 9, 2020 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), among the Grantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Security Agreement, unless otherwise defined herein or if the context otherwise requires) from time to time party thereto, in favor of ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, a Delaware limited partnership (together with its successors, transferees and assignees, the “Administrative Agent”) for the Secured Parties (as defined below).

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, dated as of January 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HARMONY BIOSCIENCES, LLC, a Delaware limited liability company (the “Borrower”), the Lenders and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;

WHEREAS, pursuant to the provisions of Section 7.6 of the Security Agreement, each of the undersigned is becoming a Grantor under the Security Agreement; and

WHEREAS, each of the undersigned desires to become a “Grantor” under the Security Agreement in order to induce the Lenders to continue to extend Loans under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of the Secured Parties, as follows.

SECTION 1. Party to Security Agreement, Etc. In accordance with the terms of the Security Agreement, by its signature below, each of the undersigned hereby irrevocably agrees to become a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. In furtherance of the foregoing, each reference to a “Grantor” or “Grantors” in the Security Agreement shall be deemed to include each of the undersigned.

SECTION 2. Schedules. Each of the undersigned hereby authorizes the Administrative Agent to add the information set forth on the Schedules to this Supplement to the correlative Schedules attached to the Security Agreement.

SECTION 3. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 4. Full Force of Security Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

SECTION 5. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Supplement shall be prohibited by or invalid under such Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Security Agreement.

SECTION 6. Governing Law, Entire Agreement, Etc. THIS SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersedes any prior agreements, written or oral, with respect thereto.

SECTION 7. Effectiveness. This Supplement shall become effective with respect to a Grantor when a counterpart hereof executed by such undersigned Grantor shall have been received by the Administrative Agent. Delivery of an executed counterpart of a signature page to this Supplement by email (in “pdf” or “tiff” or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Supplement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, each of the parties hereto has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[Signature Page to Security Agreement Supplement]

[COPY SCHEDULES FROM SECURITY AGREEMENT]

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s): Harmony Biosciences, LLC

4.	Administrative Agent: OrbiMed Royalty & Credit Opportunities III, LP, as the Administrative Agent under the Credit Agreement

5.

Credit Agreement: Credit Agreement, dated as of January 9, 2020, by and among Harmony Biosciences, LLC, the Lenders party thereto, and OrbiMed Royalty & Credit Opportunities III, LP, as Administrative Agent

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Loans for all Lenders[7]	Amount of Loans Assigned	Percentage Assigned of Loans[8]
		$	$		%

		$	$		%

		$	$		%

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[8]	Set forth, to at least9 decimals , as a percentage of the Loans of all Lenders thereunder.

2

[7. Trade Date:                     ]9

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[SIGNATURE PAGES FOLLOW]

[9]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum as signment amount is to be determined as of the Trade Date.

3

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

[Signature Page to Assignment and Assumption]

Consented to:[11]

ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, as Administrative Agent

By:
Name:
Title:

Consented to:[12]

HARMONY BIOSCIENCES, LLC

By:
Name:
Title:

[11]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[12]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

[Signature Page to Assignment and Assumption]

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.10(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.10(b)(i)(B) and Section 10.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT G

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

HARMONY BIOSCIENCES II, INC.

WARRANT

dated as of January 9, 2020 (the “Issue Date”)

THIS CERTIFIES THAT, for value received, [                    ] or its permitted successors or assigns (such Person and such permitted successors and assigns, each being the “Warrant Holder” with respect to the Warrant held by it), at any time and from time to time on any Business Day on or prior to 5:00 p.m. (New York City time), on the Expiration Date (as herein defined), is entitled (a) to subscribe for the purchase from Harmony Biosciences II, Inc., a Delaware corporation (the “Company”), [                    ] Shares at a price per Share equal to the Exercise Price (as herein defined), and (b) to the other rights set forth herein; provided that the number of Shares issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5. By accepting delivery hereof, the Warrant Holder agrees to be bound by the provisions hereof.

IN FURTHERANCE THEREOF, the Company irrevocably undertakes and agrees for the benefit of Warrant Holder as follows:

Section 1. Definitions and Construction.

(a) Certain Definitions. As used herein (the following definitions being applicable in both singular and plural forms):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Appraised Value” means at any time the fair market value thereof determined in good faith by the Board of Directors of the Company as of a date which is within ten (10) days of the date as of which the determination is to be made, subject to Section 5(n).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York and Chicago, Illinois are authorized by law to close.

“Charter” means the Company’s Third Amended and Restated Certificate of Incorporation, as amended, or other constitutional document, as may be amended and restated or further amended from time to time.

“Closing Price” means, for any trading day with respect to an Equity Security, (a) the last reported sale price on such day on the principal national securities exchange on which the Equity Securities are listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (b) if such Equity Securities shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the Nasdaq National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (c) if such Equity Securities shall not be quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market; provided that if clause (a), (b), or (c)

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applies and no price is reported in The Wall Street Journal for any trading day, then the price reported in The Wall Street Journal for the most recent prior trading day shall be deemed to be the price reported for such trading day.

“Commission” means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

“Common Stock” means the Company’s currently authorized common stock, $0.00001 par value per share, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.

“Convertible Security” has the meaning given to such term in the Charter.

“Corporate Reorganization” means any (i) merger, consolidation or reorganization or other similar transaction or series of related transactions which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities and/or other Equity Securities of the surviving or acquiring entity) 20% or less of the combined voting power of the voting securities of and economic interests in the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (ii) sale, lease, exclusive license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company; or (iii) sale of shares of Equity Securities of the Company by then-existing stockholders of the Company, in a single transaction or series of related transactions to a single person or entity, representing at least 80% of the voting power of the voting securities of and economic interests in the Company; provided, that with respect to subsections (i) and (iii) hereof, Options and value appreciation or similar rights shall be excluded from such calculations for all purposes.

“Equity Security” means any (i) common, preferred or other capital stock or similar security; (ii) warrants, options or other rights to, directly or indirectly, acquire any security described in clause (i) above; (iii) other security containing equity features or profit participation features; or (iv) security or instrument convertible or exchangeable, directly or indirectly, with or without consideration, into or for any security described in clauses (i) through (iii) above or any similar security

“Exchange Act” means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exercise Amount” means for any number of Warrant Shares as to which this Warrant is being exercised the product of (i) such number of Warrant Shares times (ii) the Exercise Price.

“Exercise Price” means $1.96 per Share, as adjusted from time to time pursuant to Section 5.

“Expiration Date” means the earlier of (i) January 9, 2027 and (ii) the closing date of a Corporate Reorganization.

“Initial Holder” means [                    ].

“IRA” means that certain Second Amended and Restated Investors’ Rights Agreement, dated as of August 9, 2019, by and among the Company and each of the investors listed on Schedule A thereto, as may be amended from time to time.

“Market Price” on any day means (a) the unweighted average of the daily Closing Prices per Equity Security for the 20 consecutive trading days prior to such date or (b) if clauses (a), (b) and (c) of the definition of “Closing Price” are inapplicable, then the Appraised Value as of such day shall apply.

“Option” has the meaning given to such term in the Charter.

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“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Requisite Holders” means at any time holders of Warrant Shares and Warrants representing at least a majority of the Warrant Shares outstanding or issuable upon the exercise of all the outstanding Warrants.

“Securities Act” means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Series C Stock” means the Company’s Series C Preferred Stock, $0.00001 par value per share, as presently constituted under the Charter.

“Shares” means the Company’s currently authorized Series C Stock, and following the applicable event pursuant to which a class or other form of consideration is issuable pursuant hereto, such stock of any other class or other consideration.

“Voting Agreement” means the Second Amended and Restated Voting Agreement, dated as of August 9, 2019, by and among the Company and certain of its stockholders, as may be amended from time to time.

“Warrant” means, as the context requires, this warrant and any successor warrant or warrants issued upon a whole or partial transfer or assignment of any such Share purchase warrant or of any such successor warrant.

“Warrant Shares” means the number of Shares issued or issuable upon exercise of this Warrant as set forth in the introduction hereto, as adjusted from time to time pursuant to Section 5, or in the case of other Warrants, issuable upon exercise of those Warrants.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles. When used herein, the term “financial statements” shall include the notes and schedules thereto. References to fiscal periods are to fiscal periods of the Company.

(c) Computation of Time Periods. With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days shall be counted in calendar days unless otherwise stated.

(d) Construction. Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. Section, subsection, clause, exhibit and schedule references are to this Warrant, unless otherwise specified. Any reference to this Warrant includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

(e) Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

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(f) No Presumption Against Any Party. Neither this Warrant nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Warrant has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

Section 2. Exercise of Warrant.

(a) Exercise and Payment. The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company a duly executed notice (a “Notice of Exercise”) in the form of Exhibit A and (1) by payment to the Company of the Exercise Price per Warrant Share, at the election of the Warrant Holder, either (i) by wire transfer of immediately available funds to the account of the Company in an amount equal to the Exercise Amount, (ii) by receiving from the Company, in lieu of the entirety of the number of Warrant Shares for which the Warrant is being exercised, the number of Warrant Shares equal to (A) the number of Warrant Shares as to which this Warrant is being exercised minus (B) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount, or (iii) any combination of the foregoing and (2) by surrender of this Warrant in accordance with Section 2(c). The Company acknowledges that the provisions of clause (ii) are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such clause (ii) will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144 under the Securities Act. At the request of any Warrant Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section in order to accomplish such intent. For all purposes of this Warrant (other than this Section 2(a)), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with the terms of clause (ii).

(b) Effectiveness and Delivery. As soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, a certificate or certificates representing the number of Shares specified in such Notice of Exercise, issued in the name of the Warrant Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise so long as such transferor and transferee have complied with all transfer provisions contained herein. This Warrant shall be deemed to have been exercised and such Share certificate or certificates shall be deemed to have been issued, and the Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of Shares, all as of the date that such Notice of Exercise and payment shall have been received by the Company.

(c) Surrender of Warrant. The Warrant Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the Share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.

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(d) Legend. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Warrant Shares are registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate (who may be an employee of such holder), which counsel and opinion shall be reasonably acceptable to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

(e) Fractional Shares. The Company shall not be required to issue fractions of Shares upon an exercise of the Warrant. If any fraction of a Share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional Share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day).

(f) Expenses and Taxes. The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrants, except that if the certificates for the Warrant Shares or the new Warrants are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

(g) Automatic Cashless Exercise. To the extent that there has not been an exercise by the Warrant Holder pursuant to Section 2(a) hereof, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part), upon the Expiration Date. Payment by the Warrant Holder upon such automatic exercise shall be in the form of the Warrant Holder receiving from the Company, in lieu of the full number of Warrant Shares, the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being automatically exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such automatic exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount.

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Section 3. Investment Representation. By accepting the Warrant, the Warrant Holder represents that (a) it is acquiring the Warrant for its own account for investment purposes and not with the view to any sale or distribution, (b) the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws, (c) the Warrant Holder is an “accredited investor” as that term is defined in Rule 501 under the Securities Act, (d) the Warrant Holder has had such opportunity as it has deemed adequate to ask questions of the Company and its representatives and to otherwise obtain from the Company such information regarding the Company, along with copies of all information from the Company that the Warrant Holder deems necessary to permit it to evaluate the merits of accepting this Warrant, (e) the Warrant Holder has such knowledge, sophistication and experience in business and financial matters to be able to evaluate the merits, risks and other considerations relating to the acquisition of this Warrant; (f) the Warrant Holder understands and acknowledges that this Warrant involves a high degree of risk; and (g) the Warrant Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Securities Act, or the securities or similar laws of any jurisdiction and are offered in reliance on exemptions therefrom, which reliance depends upon, among other things, the bona fide nature of the investment intent and the truth and accuracy of Warrant Holder’s representations as expressed herein. Immediately upon acceptance of this Warrant, the Warrant Holder shall execute and deliver to the Company a counterpart to the IRA and acknowledges and agrees that the Warrant Holder shall be an “Investor” for all purposes thereunder and shall be bound thereby. Upon any exercise of this Warrant or other issuance of Warrant Shares (including, without limitation, pursuant to Section 2(g) or 5(e)), the Warrant Holder shall execute and deliver to the Company a counterpart to the Voting Agreement and agrees that the Warrant Holder shall be an “Investor” and a “Stockholder” for all purposes thereunder and shall be bound thereby; provided that, notwithstanding the foregoing, the Warrant Holder shall not be required to become a party to the Voting Agreement if the Voting Agreement (i) does not provide for the Warrant Holder to become a party to such agreement in accordance with its terms (and without the need to obtain the consent of any other person or entity) at the time of such exercise or conversion or (ii) has been amended since the date hereof in a manner that would have a disproportionate adverse effect on the Warrant Holder as compared to other parties thereto.

Section 4. Validity of Warrant and Issuance of Shares.

(a) The Company represents and warrants that this Warrant has been duly authorized, is validly issued, and constitutes the valid and binding obligation of the Company.

(b) The Company further represents and warrants that on the date hereof it has duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such Shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

Section 5. Antidilution Provisions; Other Significant Events.

(a) Share Reorganization. If prior to exercise of this Warrant and the Expiration Date, the Company shall subdivide its outstanding Shares into a greater number of Shares, by way of a stock split, stock dividend or otherwise, or consolidate its outstanding Shares into a smaller number of Shares (any such event being herein called a “Share Reorganization”), then (i) the Exercise Price shall be adjusted, effective immediately after the effective date of such Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding

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after giving effect to such Share Reorganization, and (ii) the number of Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Reorganization by a fraction, the numerator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately before giving effect to such Share Reorganization.

(b) Antidilution Rights Under the Charter. The Shares are subject to antidilution rights as set forth in the Charter. The Company shall promptly provide the Warrant Holder with any restatement, amendment or modification to, or waiver of, the Charter; provided that no such restatement, amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the Shares under the Charter as of the date hereof unless such restatement, amendment, modification or waiver affects the rights of the Warrant Holder with respect to the Shares in the same manner as it affects all other holders of such Shares.

(c) “Pay to Play” Rights. In the event that any terms or conditions that require a holder of the Shares to purchase securities in a future round of Equity Security financing or else lose the benefit of antidilution protections or other rights applicable to the Shares or have such Shares automatically convert into Common Stock or another class or series of capital stock in the Charter are triggered in connection with any future round of Equity Security financing (a “Trigger Event”), then, in each such event, the purchase rights under this Warrant shall automatically adjust to provide the Warrant Holder, upon the later exercise hereof, with the same securities and/or rights that the Warrant Holder would have received had the Warrant Holder (x) exercised this Warrant prior to such Trigger Event pursuant to Section 2(a)(ii), and (y) participated in the applicable Equity Security financing in an amount sufficient to be deemed to have fully participated for purposes of such “pay to play” provision.

(d) Special Distributions; Above Market Purchases of Securities.

(i) If the Company shall issue or distribute to any holder or holders of Shares evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding (x) a Share Reorganization and (y) another issuance, sale or other distribution of Shares), whether or not accompanied by a purchase, redemption or other acquisition of Shares (any such nonexcluded event being herein called a “Special Distribution”), then (A) upon any exercise of this Warrant, the Warrant Holder shall be entitled to a pro-rata share of such Special Distribution as though the Warrant Holder had exercised this Warrant to such extent immediately prior to the record date for such Special Distribution or (B) upon the closing of a Corporate Reorganization, the Warrant Holder shall be entitled to such Special Distribution as though the Warrant Holder had exercised this Warrant pursuant to Section 2(a)(ii) immediately prior to the record date for such Special Distribution. A reclassification of the Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of any other class of stock shall be deemed to be a distribution by the Company to the holders of its Shares of such class of stock and, if the outstanding Shares shall be changed into a larger or smaller number of Shares as part of such reclassification, a Share Reorganization.

(ii) If, at any time after the date hereof, the Company or any subsidiary of the Company shall repurchase (a “Repurchase”), by self-tender offer or otherwise, any securities of the Company at an aggregate repurchase price that exceeds the aggregate Market Price for the securities repurchased determined as of the Business Day immediately prior to the earliest of (x) the date of such Repurchase, (y) the commencement of an offer to repurchase or (z) the public announcement of either

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(such date being referred to as the “Determination Date”), then the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted as follows:

(A) The Exercise Price shall be reduced to an amount equal to the product of (I) the Exercise Price in effect immediately prior to such issuance or sale times (II) a fraction, (aa) the numerator of which shall be (x) the product of (1) the aggregate Market Price for the Equity Securities of the Company as of the Determination Date times (2) the number of Equity Securities of the Company outstanding immediately following the consummation of the Repurchase (on an as-converted to Common Stock basis) less (y) the Repurchase Premium (as defined below), and (bb) the denominator of which shall be (x) the product of (1) the aggregate Market Price for the Equity Securities of the Company as of the Determination Date times (2) the number of Equity Securities of the Company outstanding immediately following the consummation of the Repurchase (on an as-converted to Common Stock basis).

(B) The number of Warrant Shares issuable upon exercise of this Warrant shall be increased to the number of Shares determined by multiplying (x) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such distribution times (y) a fraction (1) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in clause (A) of this Section 5(d)(ii) and (2) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

The amount by which the aggregate repurchase price for all securities repurchased in any Repurchase (including for such purposes any fees or other direct or indirect consideration payable in connection therewith) exceeds the aggregate Market Price for such securities is referred to as the “Repurchase Premium.” Notwithstanding the foregoing, the provisions of this Section 5(d)(ii) shall not apply to any purchase of any securities of the Company that (x) are expressly authorized pursuant to the Charter or (y) are in connection with the termination of employment of an employee of the Company or a subsidiary thereof or the termination of service of a board member, consultant or advisor of the Company or a subsidiary thereof pursuant to the terms and conditions of the applicable award or other agreement or an equity incentive plan, agreement or arrangement approved by the Board of Directors of the Company; provided, that any such repurchase pursuant to the preceding clause (y) (i) is not for an amount in excess of the fair market value of such Equity Securities, as determined by the Company’s Board of Directors or a committee thereof, based on a third-party valuation that was given on or since the end of the most recent calendar quarter and (ii) the Warrant Holder may not contest or dispute the repurchase price associated therewith, so long as the other requirements of this clause (y) were complied with.

(e) Corporate Reorganization. In connection with a Corporate Reorganization, the Company shall cause this Warrant to be exchanged for the consideration that Warrant Holder would have received if Warrant Holder had chosen to exercise its right to have Shares issued pursuant to Section 2(a)(ii) without actually exercising such right, acquiring such Shares and exchanging such Shares for such consideration.

(f) Adjustment Rules.

(i) Any adjustments pursuant to this Section 5 shall be made successively whenever any event referred to herein shall occur.

(ii) No adjustments shall be made pursuant to this Section 5 in respect of the issuance of Warrant Shares upon exercise of the Warrant.

(iii) If the Company shall take a record of the holders of its Shares for any purpose referred to in this Section 5, then (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 5 in respect of such action.

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(iv) In computing adjustments under this Section 5, (A) fractional interests in Shares shall be taken into account to the nearest one-thousandth of a Share, and (B) calculations of the Exercise Price shall be carried to the nearest one-thousandth of one cent.

(g) Redemption or Conversion of Shares.

(i) If all of the Shares are redeemed by the Company at any time prior to the exercise of this Warrant or the Expiration Date, the Company shall, at the closing of such redemption, exchange this Warrant for the consideration that Warrant Holder would have received if Warrant Holder had chosen to exercise its right to have Shares issued pursuant to Section 2(a)(ii) immediately prior to such redemption without actually exercising such right, acquiring such Shares and having such Shares redeemed and the Warrant Holder shall accept such amount as payment in full for its rights under this Warrant.

(ii) If the Series C Stock is converted into Common Stock, this Warrant shall automatically convert into the right to receive the number of shares of Common Stock that the Warrant Holder would have received if it had exercised this Warrant in full immediately prior to the conversion of Series C Stock into Common Stock (such number of shares of Common Stock issuable upon on such exercise, the “Common Stock Number”) and the Exercise Price per share of Common Stock shall be an amount equal to the Exercise Amount divided by the Common Stock Number, in each case, subject to further adjustment pursuant to this Section 5 (other than Section 5(b)). The provisions of Section 5 (other than this Section 5(g)) shall not apply to the conversion of Series C Stock into Common Stock and the provisions of Section 5(b) shall not apply to any transaction or event thereafter.

(h) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment or readjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions (in each case, other than any such approvals or exemptions necessitated by the Warrant Holder’s regulatory status), in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Warrant Holder is entitled to receive upon exercise of the Warrant.

(i) Notice of Adjustment. Not less than 10 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment pursuant to this Section 5, the Company shall give notice to the Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as of the time of such notice, the Company shall give notice to the Warrant Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable.

(j) Subsequent Warrants. Irrespective of any adjustments in the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant, any successor or replacement warrants issued theretofore or thereafter may continue to express the same Exercise Price per Share and number and kind of Warrant Shares as are stated in this Warrant.

(k) Disputes. If the Requisite Holders dispute the calculation of the adjusted Exercise Price or adjusted Warrant Shares issuable upon exercise, the Requisite Holders shall deliver prompt written notice thereof to the Company (in any event, within 20 calendar days of notice from the Company of the calculation of adjusted Exercise Price or adjusted Warrant Shares), together with the Requisite Holders’ calculation of the adjusted Exercise Price or adjusted Warrant Shares, as applicable. Such disputed item shall be determined by the independent auditors of the Company, and such determination shall be binding

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upon the Company and the holders of the Warrants and the Warrant Shares if made in good faith and without manifest error. The fees of the independent auditors of the Company in connection with any such dispute shall be paid by the Company, unless the Company’s calculation of the disputed item(s) was accurate, in which case the fees of the independent auditors of the Company shall be paid by the Requisite Holders.

(l) Other Actions Affecting Shares.

(i) Equitable Equivalent. In case any event shall occur as to which the provisions of this Section 5 set forth above hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the Warrant Holder, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Section 5, then, in each such case, at the request of the Warrant Holder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be reasonably satisfactory to the Warrant Holder or the Requisite Holders), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 5, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein. The fees of the independent investment bankers in connection with any such dispute shall be paid by the Company, unless the independent investment banker determines that no adjustment is necessary, in which case the fees of such independent investment banker shall be paid by such Warrant Holder.

(ii) No Avoidance. The Company shall not, by amendment of its Charter or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment as if the holder was a shareholder of the Company entitled to the benefit of fiduciary duties afforded to shareholders under Delaware law.

(m) Adjustment of Par Value. If for any reason (including the operation of the adjustment provisions set forth in this Warrant), the Exercise Price on any date of exercise of this Warrant shall not be lawful and adequate consideration for the issuance of the relevant Warrant Shares, then the Company shall take such steps as are necessary (including the amendment of its Charter so as to reduce the par value of the Shares) to cause such Exercise Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Warrant Holder shall have been damaged by the Company in an amount equal to an amount, which, when added to the total Exercise Price for the relevant Warrant Shares, would equal lawful and adequate consideration for the issuance of such Warrant Shares, and the Company irrevocably agrees that if the Warrant Holder shall then forgive the right to recover such damages from the Company, such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Warrant Shares.

(n) Appraisal.

(i) If the Requisite Holders shall, for any reason whatsoever, disagree with the Company’s determination of the Appraised Value of a Share, then such holders shall by notice to the Company (an “Appraisal Notice”) given within sixty (60) days after the Company notifies the holders of such determination, elect to dispute such determination, and such dispute shall be resolved as set forth in clause (ii) of this Section.

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(ii) The Company shall within ten (10) days after an Appraisal Notice shall have been given, select and engage an independent investment bank of national repute (the “Appraiser”) (which shall be completely independent of the Company and shall be reasonably satisfactory to the holder or the Requisite Holders), pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance reasonably acceptable to Requisite Holders, to make an independent determination of the Appraised Value of a Share; such value shall be determined without deduction for (a) liquidity considerations, (b) minority shareholder status, or (c) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company. The costs of engagement of such investment bank for any such determination of Appraised Value shall be paid by the Company unless the Appraiser concurs with the Company’s determination of Appraised Value, in which case, the Requisite Holders shall pay the costs of engagement of such investment bank related to the determination of Appraised Value.

Section 6. Transfer of Warrant. The Warrant Holder may only transfer this Warrant or any Shares issued with respect hereto (a) to an Affiliate of such Warrant Holder (and if such transferee fails at any time to remain an Affiliate of the original Warrant Holder, such transferee shall be obligated to transfer the Warrant or the Shares issued with respect thereto, as applicable, to the original Warrant Holder or an Affiliate thereof absent consent of the Company’s Board of Directors) or (b) in compliance with the provisions of the IRA. The Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Exhibit B and upon surrender of this Warrant to the Company, the Company shall execute and deliver a new Warrant with appropriate changes to reflect such assignment, in the name or names of the assignee or assignees specified in the Warrant Assignment or other instrument of assignment and, if the Warrant Holder’s entire interest is not being transferred or assigned, in the name of the Warrant Holder, and upon the Company’s execution and delivery of such new Warrant, this Warrant shall promptly be cancelled; and provided that any assignee shall have all of the rights of an Initial Holder hereunder. The Warrant Holder shall pay any transfer tax imposed in connection with such assignment (if any). Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant issued shall be dated the date hereof.

Section 7. Assistance in Disposition of Warrant or Warrant Shares. Notwithstanding any other provision herein, in the event that it becomes unlawful for the Warrant Holder to continue to hold the Warrant, in whole or in part, or some or all of the Shares held by it, or restrictions are imposed on any the Warrant Holder by any statute, regulation or governmental authority which, in the judgment of the Warrant Holder, make it unduly burdensome to continue to hold the Warrant or such Shares, the Warrant Holder may sell or otherwise dispose of the Warrant (subject to the restrictions on transfer provided in the IRA) or its Shares, and the Company agrees to provide reasonable assistance to the Warrant Holder in disposing of the Warrant and such Shares in a prompt and orderly manner and, at the request of the Warrant Holder, to provide (and authorize the Warrant Holder to provide) financial and other information concerning the Company to any prospective purchaser of the Warrant or Shares owned by the Warrant Holder, subject to a customary confidentiality agreement.

Section 8 Covenants. The Company agrees that:

(a) Amendments of Organizational Documents. Upon request of the Warrant Holder in connection with any proposed registration hereunder of Warrant Shares held by the Warrant Holder and for purposes of complying with any law or regulation applicable to the Warrant Holder which shall be confirmed by an opinion of counsel for the Warrant Holder, the Company will amend its Charter or other organizational documents (such amendment to be satisfactory in form and substance to the Warrant Holder), and take such other action as is necessary, to provide for the issuance of a class of non-voting Shares, the holders of which will have identical rights to those of the holders of the Shares, except for

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voting rights, and to the effect that the Warrant Holder or any of its Affiliates, as holders of such non-voting Shares shall not have the right to exchange and convert such units for Shares but that any transferee of the Warrant Holder or any of its Affiliates shall have the right to exchange and convert such units for Shares. If the Charter or other organizational documents of the Company so amended upon the request of the Warrant Holder, any Warrants still held by the Warrant Holder after the registration of any of its Warrant Shares shall be deemed to be Warrants for the purchase of such Shares but otherwise shall have the same rights and benefits as the original Warrant.

(b) Structural Dilution. So long as this Warrant remains outstanding, the Company shall not permit any of its subsidiaries to issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of any equity securities of such subsidiary or any securities convertible into or exchangeable for such equity securities (or any rights to subscribe for or to purchase, or any warrants or options for the purchase of any such convertible or exchangeable securities), whether or not immediately exercisable or exercisable prior to the Expiration Date or thereafter.

(c) Notices Of Corporate Action or Notice to or from Holders of Series C Stock. In the event of:

(i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any Shares or any other securities or property, or to receive any other right, or

(ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or any Corporate Reorganization, or

(iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

(iv) any issuance of any Equity Securities, Shares, Convertible Security or Option by the Company, or

(v) any notice given by the Company to the holders of Series C Stock or given by the holders of Series C Stock to the Company the Company will mail to the Warrant Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Shares (or other securities under Section 5(d)) shall be entitled to exchange their Shares (or other securities under Section 5(d)) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction, (iv) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor and (v) the date on which the notice was given or received by the Company. Other than with respect to notices given to the holders of Series C Stock or given by the holders of Series C Stock, which shall be provided concurrently with such distributions, such notice shall be mailed at least ten (10) days prior to the date therein specified.

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Section 9. Lost, Mutilated or Missing Warrants. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company (in the case of an Initial Holder its unsecured, unbonded agreement of indemnity shall be sufficient) or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares (subject to adjustment pursuant to Section 5).

Section 10. Waivers; Amendments. Any provision of this Warrant may be amended or waived with (but only with) the written consent of the Company and the Requisite Holders; provided that no such amendment or waiver shall, without the written consent of the Company and the Warrant Holder, (a) change the number of Warrant Shares issuable upon exercise of the Warrant or the Exercise Price, (b) shorten the Expiration Date, or (c) amend, modify or waive the provisions of this Section or the definition of “Requisite Holders.” Any amendment or waiver effected in compliance with this Section shall be binding upon the Company and the Warrant Holder. The Company shall give prompt notice to the Warrant Holder of any amendment or waiver effected in compliance with this Section. No failure or delay of the Company or the Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

Section 11. Miscellaneous.

(a) Shareholder Rights. The Warrant shall not entitle any Warrant Holder, prior to the exercise of the Warrant, to any voting rights as a shareholder of the Company.

(b) Expenses. The Company shall pay all reasonable expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, or any waiver, consent, amendment or modification hereof if such waiver, consent, amendment or modification is proposed by the Company (regardless of whether the same becomes effective), or the successful enforcement of the provisions hereof; provided that the Company shall not be required to pay any expenses of the Warrant Holder arising solely in connection with a transfer of the Warrant.

(c) Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

(d) Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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(e) Notices. Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Warrant Holder and (b) if to the Warrant Holder, addressed to such address as the Warrant Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.

(f) Equitable Remedies. Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(g) Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

(h) Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THE WARRANT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COMPANY OR ANY WARRANT HOLDER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE DELAWARE COURT OF CHANCERY OR IN THE UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF DELAWARE AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11(E). EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE WARRANT.

(i) WAIVER OF JURY TRIAL. THE COMPANY AND THE WARRANT HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THE WARRANT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COMPANY OR ANY WARRANT HOLDER IN CONNECTION THEREWITH. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THE WARRANT) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES HERETO ENTERING INTO THE WARRANT.

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(j) Section Headings. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

(k) Execution in Counterparts. This Warrant may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Warrant by email (e.g., “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

Harmony Biosciences II, Inc., a Delaware corporation

By
Name:
Title:

Address for Notices:

Telephone: Facsimile:

[WARRANT HOLDER]
By
Name:
Title:

Address for Notices:

Telephone: Facsimile:

1

Exhibit A to Warrant

Form of Notice of Exercise

            , 20

To: [                    ]

Reference is made to the Warrant dated             , 20    . Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase                  Shares, and makes payment herewith in full therefor at the Exercise Price of $         in the following form:

[If the number of Shares as to which the Warrant is being exercised is less than all of the Shares purchasable thereunder, the undersigned hereby requests that a new Warrant representing the remaining balance of the Shares be registered in the name of             , whose address is:

                                         .]

The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

[NAME OF WARRANT HOLDER]

By
Name:
Title:

[ADDRESS OF WARRANT HOLDER]

Exhibit B to Warrant

Form of Warrant Assignment

Reference is made to the Warrant dated            , 20    , issued by Harmony Biosciences II, Inc. Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED in accordance with Section 6 of the Warrant,                      (the “Assignor”) hereby sells, assigns and transfers all of the rights of the Assignor as set forth in such Warrant, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Number of Warrant Shares

Name(s) of Assignee(s)	Address(es)	Number of Warrant Shares

All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, then also to the Assignor.

In accordance with Section 6 of the Warrant, the Assignor requests that the Company execute and deliver a new Warrant or Warrants in the name or names of the assignee or assignees, as is appropriate, or, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, new Warrants in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated:            , 20

[NAME OF ASSIGNOR]

By
Name:
Title:

[ADDRESS OF ASSIGNOR]